Exhibit 10.7

Date 27 January 2011

CLAREMONT SHIPPING CORP.

and

YORKSHIRE SHIPPING CORP.

as joint and several Borrowers

- and -

TBS INTERNATIONAL LIMITED

as Guarantor

- and -

TBS INTERNATIONAL PUBLIC LIMITED COMPANY

as New Guarantor

- and -

CREDIT SUISSE AG

as Lender

SUPPLEMENTAL AGREEMENT

relating to a facility of US$40,000,000
for m.v. “ARAPAHO BELLE” and m.v. “ONEIDA PRINCESS”

Watson, Farley & Williams

London

INDEX

Clause		Page

1	INTERPRETATION	2

2	AGREEMENT OF THE LENDER	4

3	CONDITIONS PRECEDENT	4

4	CAPITAL INFUSION	6

5	PERMITTED DISCRETIONARY ACTIVITIES	7

6	EXCESS CASH FOR DEBIT AMORTIZATION	7

7	REPRESENTATIONS AND WARRANTIES	8

8	AMENDMENT OF LOAN AGREEMENT, MASTER AGREEMENT AND FINANCE DOCUMENTS	9

9	FURTHER ASSURANCES	10

10	FEES AND EXPENSES	11

11	COMMUNICATIONS	11

12	SUPPLEMENTAL	11

13	LAW AND JURISDICTION	11

SCHEDULE 1 TBS CREDIT FACILITIES		12

SCHEDULE 2 AMENDMENTS TO THE LOAN AGREEMENT		13

EXECUTION PAGE		20

APPENDIX A FORM OF MORTGAGE ADDENDA		21

APPENDIX B FORM OF COLLATERAL GUARANTEE		22

APPENDIX C FORM OF COLLATERAL MORTGAGE		23

APPENDIX D FORM OF COLLATERAL MULTIPARTY DEED		24

APPENDIX E FORM OF INTERCREDITOR DEED		25

APPENDIX F SCHEDULE OF CAPITAL EXPENDITURE		26

APPENDIX G SCHEDULE OF INVESTMENT IN LOGSTAR JV AND JAMAICAN JV

THIS AGREEMENT is made on 27 January 2011

BETWEEN

(1)                                  CLAREMONT SHIPPING CORP. and YORKSHIRE SHIPPING CORP., each a corporation organised and existing under the laws of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (together the “Borrowers”);

(2)                                  TBS INTERNATIONAL LIMITED, a company incorporated in Bermuda whose registered office is at Suite 306, Commerce Building, One Chancery Lane, Hamilton HM12, Bermuda (the “Guarantor”);

(3)                                  TBS INTERNATIONAL PUBLIC LIMITED COMPANY, a company incorporated in Ireland whose registered office is at Arthur Cox Building, Earlsfort Terrace, Dublin 2, Ireland (the “New Guarantor” and, together with the Guarantor, the “Guarantors”); and

(4)                                  CREDIT SUISSE AG, of Paradeplatz 8, CH-8070, Zurich, Switzerland, acting through its branch at St. Alban Graben 1-3, PO Box CH-4002, Basel, Switzerland (the “Lender”).

BACKGROUND

(A)                              By a loan agreement dated 7 December 2007 (as previously amended and supplemented including by agreements dated 19 March 2008, 29 December 2008, 23 March 2009, 24 March 2009, 22 December 2009, 8 January 2010, 31 March 2010 and 21 April 2010 and as further supplemented and/or amended by letter agreements dated 30 September 2010, 12 November 2010 and 23 December 2010) and made between (i) the Borrowers and (ii) the Lender, the Lender has made available to the Borrowers a facility of US$40,000,000.

(B)                                By a master agreement (on the 2002 ISDA Master Agreement (Multicurrency-Crossborder) form) dated 7 December 2007 and made between the Lender and the Borrowers, the Borrowers have entered into or may enter into certain Transactions (as such term is defined in the said Master Agreement) pursuant to separate Confirmations (as such term is defined in the said Master Agreement) upon the terms and conditions therein contained.

(C)                                The Security Parties have requested that the Lender shall consent to:

(i)                                                                                     the deferral of payment of the two repayment instalments each in an amount of $437,000 due on 12 December 2010 and 12 March 2011 in respect of Ship A and of the two repayment instalments each in an amount of $437,000 due on 19 November 2010 and 19 February 2011 in respect of Ship B by increasing each of the final repayment instalments for each Advance by $874,000 but, for the avoidance of doubt, without extending the final Repayment Date for such Advances, which shall remain 12 December 2017 and 19 February 2018 respectively;

(ii)                                                                                  compliance with the ratio in clause 14.1 of the Loan Agreement being waived up to and including 30 June 2011; and

(iii)                                                                               certain other waivers set forth in Clause 2.1 hereof.

(D)                               This Agreement sets out the terms and conditions on which the Lender agrees, with effect on and from the Effective Date, to the request of the Security Parties set out in Recital (C) above and to the consequential amendment of the Loan Agreement, the Master Agreement and the other Finance Documents in connection with those matters.

(E)                                 This Agreement further sets out the terms and conditions on which there shall be an infusion of equity into the New Guarantor of not less than ten million Dollars ($10,000,000).

IT IS AGREED as follows:

1                                         INTERPRETATION

1.1                               Defined expressions.  Words and expressions defined in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2                               Definitions.  In this Agreement, unless the contrary intention appears:

“Additional Capital Infusion” shall have the meaning given in Clause 4.4;

“Capital Infusion” shall have the meaning given in Clause 4.1;

“Collateral Guarantee” means a guarantee made by the Collateral Owner in favour of the Lender in the form attached as Appendix B;

“Collateral Mortgage” means, in relation to the Collateral Ship, a second preferred Panamanian ship mortgage on the Collateral Ship in the form attached as Appendix C;

“Collateral Multiparty Deed” means, in relation to the Collateral Ship, an assignment of, amongst other things, the Earnings, the Insurances and any Requisition Compensation in the form attached as Appendix D;

“Collateral Owner” means Dyker Maritime Corp., a corporation organised and existing under the laws of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960;

“Collateral Security Documents” means together with the Collateral Guarantee, the Collateral Mortgage, the Collateral Multiparty Deed and the Intercreditor Deed;

“Collateral Ship” means the 1987 built multipurpose tweendecker with retractable tweendecks of 17,101 gross registered tons and 8,600 net registered tons and named “CARIBE MAIDEN” registered in the name of the Collateral Owner under Panamanian flag;

“Deferred Instalments” means the four repayment instalments in a total amount of $1,748,000 which the Security Parties have requested are deferred and referred to in Recital (C);

“Deferring Lenders” means the lenders under the TBS Credit Facilities other than the Lender and Commerzbank AG;

“Effective Date” means the date on which the conditions precedent in Clause 3 are satisfied or waived;

“Equity Outside Date” shall have the meaning given in Clause 4.3;

“Escrow Agreement” means the Escrow Agreement dated as of 25 January 2011 by and among the New Guarantor, the Management Shareholders, The Royal Bank of Scotland plc, Bank of America N.A., DVB Group Merchant Bank (Asia) Ltd. and JP Morgan Chase Bank, National Association, as the escrow agent;

“Excess Cash” shall have the meaning given in Clause 6;

“Fee Letter” means a letter agreement to be entered into between the Lender and the Borrowers dated on or about the date hereof;

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“Final Capital Infusion” shall have the meaning given in Clause 4.1;

“Global Restructuring Term Sheet” means the term sheet dated 14 January 2011 in respect of the restructuring of the Loan and the other TBS Credit Facilities;

“Initial Capital Infusion” shall have the meaning given in Clause 4;

“Intercreditor Deed” means in relation to the Collateral Ship, the intercreditor deed to be made between (i) the Collateral Owner, (ii) Commerzbank AG as the senior mortgagee and (iii) the Lender as the junior mortgagee in substantially the form set out in Appendix E;

“Investment Agreement” means the investment agreement dated as of 25 January 2011 by and among the New Guarantor and the Management Shareholders;

“Jamaican JV” means the investment project in relation to limestone mines in Jamaica;

“Loan Agreement” means the loan agreement dated 7 December 2007 (as amended from time to time)  referred to in Recital (A);

“Logstar JV” means LOG.STAR Navegação S.A., a corporation organised under the laws of the Federal Republic of Brazil, a joint venture which will/does provide break-bulk, bulk, liner and parcel services in the Brazilian costal cabotage trade;

“Management Shareholders” means Joseph E. Royce, Lawrence A. Blatte and Gregg L. McNelis;

“Master Agreement” means the master agreement referred to in Recital (B);

“Measurement Period” means the semi-annual period ending 31 December 2011 and each semi-annual period ending on the 30 June and 31 December of each subsequent year thereafter;

“Minimum Liquidity Covenant” means the covenant set out in Schedule 3(a) of the Loan Agreement as amended by this Agreement;

“Mortgage Addenda” means the addenda to the Mortgages in the form set out in Appendix A;

“Permitted Discretionary Activities” means investments permitted under Clause 5.1;

“Permitted Additional Junior Capital” shall have the meaning given in Clause 4.10;

“Preferred Equity” shall have the meaning given in Clause 4.1;

“Rights Offering” means the offering by the New Guarantor to shareholders of the New Guarantor of rights to purchase Preferred Equity in the New Guarantor pursuant to the provisions of the Investment Agreement;

“Rollover Capex” shall have the meaning given in Clause 6.1(b);

“Ships” means Ship A, Ship B and the Collateral Ship;

“Special Account” shall have the meaning given in Clause 4.1;

“TBS Credit Facilities” means the credit facilities to various members of the TBS Group listed in Schedule 1; and

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“TBS Group” means the New Guarantor and its subsidiaries.

1.3                               Application of construction and interpretation provisions of Loan Agreement.  Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Agreement.

2                                         AGREEMENT OF THE LENDER

2.1                               Agreement of the Lender.  The Lender agrees, subject to and upon the terms and conditions of this Agreement, to:

(a)                                  restructure the repayments of the Loan pursuant to Clause 8 and Schedule 2;

(b)                                 the amendments to the Loan Agreement, the Master Agreement and the Finance Documents pursuant to Clause 8 and Schedule 2;

(c)                                  to waive compliance with the security maintenance covenant in clause 14 of the Loan Agreement up to and including 30 June 2011; and

(d)                                 to waive the Specified Events of Default (as defined in a letter dated 30 September 2010 and as amended on 12 November 2010 and 23 December 2010 and made between the Borrowers and the Lender) and all rights and remedies of the Lender arising from such Specified Events of Default

2.2                               Agreement of the Borrowers and the Guarantors.  The Borrowers and the Guarantors hereby agree to the amendments to the Loan Agreement, the Master Agreement and the Finance Documents as set out in Clause 8.

2.3                               Effective Date.  The agreement of the Lender contained in Clause 2.1 shall have effect on and from the Effective Date.

3                                         CONDITIONS PRECEDENT

3.1                               General.  The agreement of the Lender contained in Clause 2.1 is subject to the fulfilment of the conditions precedent in Clause 3.2.

3.2                               Conditions precedent.  The conditions referred to in Clause 3.1 are that the Lender shall have received the following documents and evidence in all respects in form and substance satisfactory to the Lender and its lawyers on or before 31 January 2011 or such later date as the Lender may agree with the Borrowers and the other Security Parties:

(a)                                  documents of the kind specified in Schedule 2, Part A, paragraphs 2, 3, 4 and 5 of the Loan Agreement as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, the Mortgage Addenda, the Collateral Guarantee, the Collateral Mortgage and the Collateral Multiparty Deed;

(b)                                 a duly executed original of this Agreement and the Fee Letter duly executed by the parties to them;

(c)                                 evidence that an amount of $1,000,000 has been deposited with the Lender by the Borrowers;

(d)                                 evidence that the agent for service of process appointed by the Security Parties under this Agreement has accepted such appointment;

(e)                                  favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of the Marshall Islands and Panama;

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(f)                                    evidence that the provisions of clause 8.1(d) of the Loan Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, are complied with both as at the date of this Agreement and the Effective Date;

(g)                                 evidence that each of the TBS Credit Facilities (other than the Loan) have been restructured upon the Effective Date as per the Global Restructuring Term Sheet with the approval of all of the creditors under such TBS Credit Facilities;

(h)                                 evidence, reasonably satisfactory to the Lender, that funding or a commitment to fund new capital in the New Guarantor is in place in accordance with Clause 4 including evidence that the Initial Capital Infusion (as defined below) has been made;

(i)                                     a schedule of capital expenditure necessary to complete the construction programmes in respect of any current newbuildings and to maintain the existing fleet of the New Guarantor and its subsidiaries’ approved by the Lender and to be attached hereto as Appendix F; and

(j)                                     any further opinions, consents, agreements and documents in connection with this Agreement and the Finance Documents which the lender may request by notice to the Security Parties prior to the Effective Date.

3.3                               Registration of Mortgage Addenda.  The Borrowers hereby covenant and undertake within 7 days of the Effective Date to provide a duly executed original of each Mortgage Addenda and documentary evidence that each of the Mortgage Addenda has been provisionally registered with Panamanian Ships Registry against the relevant Ship as a valid addendum to the relevant Mortgage according to the laws of Panama and agree that failure to do so shall be an Event of Default for the purposes of the Loan Agreement and the Finance Documents.

3.4                               Provision of Collateral Security Documents.  The Borrowers hereby covenant and undertake to provide, or procure the provision of, the following documents and evidence in all respects in form and substance satisfactory to the Lender and its lawyers on or before 18 February 2011 and agree that failure by the Borrowers to do so shall be an Event of Default for the purposes of the Loan Agreement and the Finance Documents:

(a)                                  documents of the kind specified in Schedule 2, Part B, paragraphs 2 and 4(b) of the Loan Agreement as amended and supplemented with appropriate modifications to refer to the Collateral Ship;

(b)                                 a duly executed original of the Collateral Guarantee, the Collateral Mortgage, the Collateral Multiparty Deed and the Intercreditor Deed;

(c)                                  documentary evidence that the Collateral Mortgage has been provisionally registered with Panamanian Ships Registry against the Collateral Ship as a valid second preferred mortgage according to the law of Panama;

(d)                                 evidence that the agent for service of process appointed by the Security Parties under the Collateral Security Documents has accepted such appointment; and

(e)                                  favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of the Marshall Islands and Panama.

3.5                               Collateral Mortgage to have first preferred status from 1 July 2011.  The Borrowers hereby covenant and undertake to provide, or procure, that the Collateral Mortgage shall have legal status as a valid first preferred mortgage against the Collateral Ship according to the law of Panama no later than 1 July 2011 and agree that failure by the Borrowers to

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do so shall be an Event of Default for the purposes of the Loan Agreement and the Finance Documents

4                                         CAPITAL INFUSION

4.1                               Capital Infusion.  On or prior to the Effective Date, the Management Shareholders, shall (a) invest $3,000,000 (the “Initial Capital Infusion”) in the New Guarantor in exchange for the issuance of Preferred Equity issued separately and apart from the Rights Offering, (b) unconditionally backstop the funding of an additional investment of $7,000,000 (the “Final Capital Infusion”, and together with the Initial Capital Infusion, the “Capital Infusion”) in the New Guarantor by depositing the Final Capital Infusion in an escrow account with JPMorgan Chase Bank, National Association in accordance with the Escrow Agreement; and (c) execute and deliver the Investment Agreement and the Escrow Agreement, each in form and substance reasonably satisfactory to the Lender.  Pursuant to the Investment Agreement, the New Guarantor shall issue to the Management Shareholders and other shareholders rights, in exchange for the Capital Infusion, rights to acquire preferred stock, convertible preferred stock or similar equity securities in the New Guarantor (the “Preferred Equity”).  The proceeds of any Capital Infusion up to Twenty million Dollars ($20,000,000) shall be deposited in one or more segregated accounts held by the New Guarantor for the purposes permitted by the Loan Agreement (the “Special Account”).

4.2                               Available for Permitted Discretionary Activities.  The Initial Capital Infusion shall be immediately available for Permitted Discretionary Activities.

4.3                               Failure to raise or fund Final Capital Infusion.  Failure to raise or otherwise fund the full amount of the Final Capital Infusion to the New Guarantor by the date that is six months after the Effective Date (the “Equity Outside Date”) shall be an Event of Default for the purposes of the Loan Agreement and the Finance Documents.

4.4                               Additional Capital Infusions.  In accordance with the Investment Agreement and the Escrow Agreement, the Final Capital Infusion shall be available to be drawn, at the discretion of the New Guarantor, on or prior to the Equity Outside Date to fund Permitted Discretionary Activities or to maintain compliance with the Minimum Liquidity Covenant.  Any amounts so withdrawn (an “Additional Capital Infusion”) shall be in exchange for the issuance to the Management Shareholders of Preferred Equity of the New Guarantor issued separately and apart from the Rights Offering.

4.5                               Calculation of Management Shareholders’ portion of the Final Capital Infusion.  The Management Shareholders’ portion of the Final Capital Infusion shall be calculated as Seven million Dollars ($7,000,000) less the sum of (i) the amount, if any, received from other shareholders subscribing to the Rights Offering and (ii) the amount of the Additional Capital Infusion.

4.6                               Use of Funds in the Special Account.  The funds held in the Special Accounts shall be available, at the discretion of the New Guarantor, to fund Permitted Discretionary Activities or provide liquidity relief (including curing any breach of the Minimum Liquidity Covenant).  Any funds from the Special Account used to cure a breach of the Minimum Liquidity Covenant may thereafter be returned to the Special Account to the extent no longer needed to maintain compliance with such covenant; provided, however that no such refund can be effectuated unless, after such refund, aggregate cash balances (other than cash in any Special Account, any amounts required to be held against equity commitments on the new vessel program and any cash pledged to support letters of credit) equal or exceed $22,500,000, subject to a limit, applied separately for each cure of a breach of the Minimum Liquidity Covenant, of the sum of (i) $5,000,000 plus, (ii) the amount by which aggregate amounts spent for Permitted Discretionary Activities are less than $5,000,000.

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4.7                               Dividends on Preferred Equity.  Except as permitted by the Investment Agreement and the Escrow Agreement and Provided that at all times the restrictions on dividends set out under clause 11.15 of the New Guarantee (as inserted pursuant to Clause 8.2(a) of this Agreement) are complied with, the New Guarantor shall not declare or pay any dividends or return any capital to any holder of Preferred Equity or authorize or make any other distribution, payment or delivery of property or cash to any holder of Preferred Equity, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for value, any share of Preferred Equity.  The holders of the Preferred Equity shall not be entitled to require the New Guarantor to redeem the Preferred Equity or pay cash dividends on such Preferred Equity before September 9, 2016 and, for the avoidance of doubt, even if such a request is made of the New Guarantor by the holders of the Preferred Equity the New Guarantor must still at all times act in accordance with the restrictions on dividends set out under clause 11.15 of the New Guarantee (as inserted pursuant to Clause 8.2(a) of this Agreement).

4.8                               The Special Account.  The proceeds of any Capital Infusion held in the Special Account shall not be pledged, but shall be available, at the discretion of the New Guarantor, to fund Permitted Discretionary Activities or provide liquidity relief (including curing any breach of the Minimum Liquidity Covenant).  The Special Account shall be the property of the New Guarantor and providers of the Capital Infusion shall not have any residual rights with respect to funds in the Special Account.  The Special Account may only be replenished as provided above in Clause 4.6, below in Clause 4.9 or in Clause 10.18(iii)(4) of the Loan Agreement as amended pursuant to this Agreement.

4.9                               Permitted Additional Junior Capital.  Any additional junior capital may be made in the same form as permitted for the Capital Infusion (“Permitted Additional Junior Capital”) and shall be used initially to replenish the Special Account up to Fifteen million Dollars ($15,000,000) if the aggregate amount of the Capital Infusion before the Equity Outside Date is Fifteen million Dollars ($15,000,000) or less, and up to Twenty million Dollars ($20,000,000), if the aggregate amount of the Capital Infusion before the Equity Outside Date is in excess of Fifteen million Dollars ($15,000,000).  Permitted Additional Junior Capital in excess of amounts required to replenish the Special Account shall be treated as available cash for the purposes of calculating Excess Cash.

5                                         PERMITTED DISCRETIONARY ACTIVITIES

5.1                               Permitted Discretionary Activities.  The New Guarantor shall be permitted to make investments in the Logstar JV and the Jamaican JV out of the funds in the Special Account without the prior approval of the Lender provided that:

(a)                                  the amount of such investments does not exceed the lower of Six million five hundred thousand Dollars ($6,500,000) or fifty per cent (50%) of the sum of the amount of the Capital Infusion and any Permitted Additional Junior Capital that is funded to the Special Account;

(b)                                 the Borrowers and the other Security Parties are in compliance with all covenants and undertakings under this Agreement, the Loan Agreement as amended by the Agreement and the other Finance Documents; and

(c)                                 such investments are substantially in accordance with the schedules approved by the Lender before the Effective Date and attached hereto as Appendix G.

6                                         EXCESS CASH FOR DEBIT AMORTIZATION

6.1                               Calculation of Excess Cash.  The amount of any Excess Cash shall be calculated semi-annually as of the last day of each Measurement Period. “Excess Cash” for these purposes means:

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(a)                                  aggregate cash balances of the New Guarantor and its subsidiaries at the last day of each Measurement Period (other than cash in the Special Account and any cash pledged to support letters of credit);

(b)                                 minus Rollover Capex (and “Rollover Capex” means for these purposes capital expenditure permitted under the terms of the Loan Agreement as amended by this Agreement to be incurred in the last quarter of the relevant Measurement Period but actually to be incurred in the subsequent Measurement Period);

(c)                                  minus any insurance proceeds held for repair of any vessel within the fleet of vessels owned and/or operated by the New Guarantor and its subsidiaries;

(d)                                 minus an amount equal to the funds transferred from the Special Account to cure any breach of the Minimum Liquidity Covenant and eligible to be refunded to the Special Account under the terms of this Agreement, but not yet so refunded on the last day of the relevant Measurement Period;

(e)                                  plus any increase in net working capital during the Measurement Period that exceeds Four million Dollars ($4,000,000) and minus any decrease in net working capital during the Measurement Period that exceeds Four million Dollars ($4,000,000);

(f)                                    minus net proceeds from the sale of any encumbered assets of the New Guarantor and its subsidiaries outside the ordinary course of business to the extent used or anticipated to be used within 30 days of the Measurement Period to repay debt encumbering such assets;

(g)                                 minus Thirty million Dollars ($30,000,000).

6.2                               Cash Management Practices.  The New Guarantor shall maintain normal cash management practices provided however that nothing in such cash management practices are to impair the New Guarantor’s ability to pay the calculated amount of Excess Cash for debt amortisation as provided in this Clause 6.

6.3                               Debt amortisation.  Any Excess Cash calculated at the end of each Measurement Period as aforesaid shall be payable within 60 days after the end of such period where that period is the end of a calendar year and within 45 days after the end of such period where that period is not the end of a calendar year towards prepayment of the principal amount (in inverse order of maturity of instalments) of the Financial Indebtedness owing to the Deferring Lenders in proportion to the percentage allocations specified against each of the TBS Credit Facilities in Schedule 1.

7                                         REPRESENTATIONS AND WARRANTIES

7.1                               Repetition of Loan Agreement representations and warranties.  Each Borrower represents and warrants to the Lender that the representations and warranties in clause 9 of the Loan Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, the Mortgage Addenda, remain true and not misleading if repeated on the date of this Agreement and the Effective Date with reference to the circumstances now and then existing.

7.2                               Repetition of Finance Document representations and warranties.  Each Borrower and each of the Security Parties represents and warrants to the Lender that the representations and warranties in the Finance Documents (other than the Loan Agreement) to which it is a party, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, the Mortgage Addenda, remain true and not misleading if repeated on the date of this Agreement and the Effective Date with reference to the circumstances now and then existing.

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8                                         AMENDMENT OF LOAN AGREEMENT, MASTER AGREEMENT AND FINANCE DOCUMENTS

8.1                               Amendments to Loan Agreement

(a)                                  With effect on and from the Effective Date the Loan Agreement shall be, and shall be deemed by this Agreement to be, amended as per the amendments set out in Schedule 2.  In addition the Loan Agreement shall be amended so that this Agreement becomes an integral part of the Loan Agreement, so that (i) all references therein to this “Agreement” shall include this Agreement, (ii) the definitions set out in Clause 1.2 of this Agreement are included in Clause 1.1 of the Loan Agreement, (iii) references therein to the Finance Documents shall be construed as if the same included the Mortgage Addenda and (iv) references therein to the Guarantee and the New Guarantee shall be construed as if the same referred to the Guarantee and the New Guarantee as amended and supplemented by this Agreement.

(b)                                 With effect on and from the registration of the Collateral Mortgage, the Loan Agreement shall be, and shall be deemed by this Agreement to be, amended so that (i) references therein to the Finance Documents shall be construed as if the same included the Collateral Security Documents, (ii) all references therein to the Ships shall be construed as to include the Collateral Ship and (iii) all references therein to the Security Parties shall be construed to include the Collateral Owner.

(c)                                  As so amended pursuant to (a) and (b) above, the Loan Agreement shall continue to be binding on each of the parties to it in accordance with its terms.

8.2                               Specific Amendments to the New Guarantee.  With effect on and from the Effective Date, the New Guarantee shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)                                  by the insertion of a new clause 11.15 as follows:

“11.15    No Dividends.  The Guarantor shall not pay any dividend or make any other form of distribution until the date on the Deferred Instalments (as specified in the Loan Agreement) have been repaid or prepaid in full to the Lender.  Prior to payment in full of all amounts owed to the Deferring Lenders, no share of Excess Cash shall be allocated to the Lender for debt amortisation; thereafter the Lender shall be entitled to 100% of Excess Cash up to a maximum amount of $1,748,000.”;

(b)                                 the definition of, and references throughout to, each Finance Document shall be construed as if the same referred to that Finance Document as amended and supplemented by this Agreement; and

(c)                                  by construing references throughout to “this Guarantee”, “hereunder” and other like expressions as if the same referred to the New Guarantee as amended and supplemented by this Agreement.

8.3                               Amendments to Master Agreement.  With effect on and from the Effective Date the Master Agreement shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)                                  the definition of, and references throughout the Master Agreement to, the Loan Agreement and any of the Credit Support Documents (as defined therein) shall be construed as if the same referred to the Loan Agreement and the Finance Documents as amended and supplemented by this Agreement; and

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(b)                                 by construing references throughout the Master Agreement to “this Agreement”, “hereunder” and other like expressions as if the same referred to the Master Agreement as amended and supplemented by this Agreement.

8.4                               Amendments to the other Finance Documents.  With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement, the Guarantee and the New Guarantee shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)                                  the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Agreement; and

(b)                                 by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed”, “hereunder” and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

8.5                               Master Agreement and the Finance Documents to remain in full force and effect.  The Master Agreement and the Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)                                  the amendments to the Master Agreement and Finance Documents contained in or referred to in Clauses 8.1, 8.2, 8.3 and 8.4; and

(b)                                 such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement,

9                                         FURTHER ASSURANCES

9.1                               Borrowers’ and each Security Party’s obligation to execute further documents etc.  Each Borrower and each Security Party shall:

(a)                                  execute and deliver to the Lender (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Lender may, in any particular case, reasonably specify;

(b)                                 effect any registration or notarisation, give any notice or take any other step;

which the Lender may, by notice to the Borrower or that Security Party, reasonably specify for any of the purposes described in Clause 9.2 or for any similar or related purpose.

9.2                               Purposes of further assurances.  Those purposes are:

(a)                                  validly and effectively to create any Security Interest or right of any kind which the Lender intended should be created by or pursuant to the Loan Agreement, the Master Agreement or any other Finance Document, each as amended and supplemented by this Agreement; and

(b)                                implementing the terms and provisions of this Agreement.

9.3                               Terms of further assurances.  The Lender may specify the terms of any document to be executed by the Borrowers or any Security Party under Clause 9.1, and those terms may include any covenants, powers and provisions which the Lender reasonably considers appropriate to protect its interests.

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9.4                               Obligation to comply with notice.  The Borrowers or any Security Party shall use best endeavours to comply with a notice under Clause 9.1 by the date specified in the notice.

9.5                               Additional corporate action.  At the same time as the Borrowers or any Security Party delivers to the Lender any document executed under Clause 9.1(a), the relevant Borrower or any Security Party shall also delivery to the Lender a certificate signed by two of the Borrowers’ or that Security Party’s directors which shall:

(a)                                  set out the text of a resolution of the Borrowers’ or that Security Party’s directors specifically authorising the execution of the document specified by the Lender; and

(b)                                 state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under the Borrowers’ or that Security Party’s articles of association or other constitutional documents.

10                                  FEES AND EXPENSES

10.1                        Expenses.  The provisions of clause 19 (Fees and expenses) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

11                                  COMMUNICATIONS

11.1                        General.  The provisions of clause 27 (notices) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

12                                  SUPPLEMENTAL

12.1                        Counterparts.  This Agreement may be executed in any number of counterparts.

12.2                        Finance Document.  This Agreement is a Finance Document.

12.3                        Third party rights.  A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

13                                  LAW AND JURISDICTION

13.1                        Governing law.  This Agreement and any non-contractual obligations arising from or in connection with it shall be governed by and construed in accordance with English law.

13.2                        Incorporation of the Loan Agreement provisions.  The provisions of clause 30 (law and jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with reference to the Borrowers to include the Guarantors and with any other necessary modifications.

THIS AGREEMENT has been duly executed as a Deed on the date stated at the beginning of this Agreement.

11

SCHEDULE 1

TBS CREDIT FACILITIES

Lender Group		% Allocation
1.	Bank of America Credit Facilities	58.96%
2.	DVB Group Merchant Bank (Asia) Ltd Credit Facility	12.92%
3.	Credit Suisse Credit Facility	0.00%
4.	AIG Commercial Equipment Finance, Inc. Credit Facility	6.15%
5.	Commerzbank AG Credit Facility	0.00%
6.	Berenberg Bank Credit Facility	2.52%
7.	The Royal Bank of Scotland Credit Facility	19.45%
		100%

12

SCHEDULE 2

AMENDMENTS TO THE LOAN AGREEMENT

1                                         Restructuring of repayments.  The following changes shall be made to the repayment schedule in respect of the Loan:

(a)                                  in respect of the Advance made in relation to Ship A:

(i)                                     the two quarterly instalments each in amount of Four hundred and thirty seven thousand Dollars ($437,000) due on 12 December 2010 and 12 March 2011 respectively shall be added to the final instalment due to be repaid on the final Repayment Date in respect of such Advance on 12 December 2017; and

(ii)                                  for the avoidance of doubt, thereafter the repayment instalments in respect of such Advance shall continue in the manner described in the Loan Agreement and the next quarterly instalment in respect of such Advance in an amount of Four hundred and thirty seven thousand Dollars ($437,000) shall be due on the Repayment Date falling on 12 June 2011;

(b)                                 in respect of the Advance made in relation to Ship B:

(i)                                     the two quarterly instalments each in an amount of Four hundred and thirty seven thousand Dollars ($437,000) due on 19 November 2010 and 19 February 2011 respectively shall be added to the final instalment due to be repaid on the final Repayment Date in respect of such Advance on 19 February 2018; and

(ii)                                  for the avoidance of doubt, thereafter the repayment instalments in respect of such Advance shall continue in the manner described in the Loan Agreement and the next quarterly instalment in respect of such Advance in an amount of Four hundred and thirty seven thousand Dollars ($437,000) shall be payable on the Repayment Date falling on 19 May 2011.

2                                         Margin.  The definition of “Margin” in the Loan Agreement shall be amended to mean 4.00 per cent. per annum.

3                                         Repayments.  The Loan Agreement shall be amended as necessary to reflect the amendments to the repayment schedule described at paragraph 1 above.  For the avoidance of doubt the final Repayment Date under the Loan Agreement (being no later than 31 March 2018) shall not change and on such date the Borrowers shall pay to the Lender the outstanding balance of the Loan and all other sums then accrued or owing under any Finance Document.

4                                         Security Maintenance Cover.

(a)                                  For the period up to and including 30 June 2011 the Lender agrees to waive the security maintenance covenant in clause 14 of the Loan Agreement.

(b)                                With effect from 1 July 2011 and thereafter the security maintenance covenant in clause 14 of the Loan Agreement will be restored but with the final part of clause 14.1 amended to read “is below one hundred and twenty five per cent. (125%) of the Loan.”.

(c)                                  Clause 14 of the Loan Agreement shall be amended by the inclusion of the following clause:

13

“14.9      Frequency of valuations.  The Lender shall obtain valuations to test the security cover specified in Clause 14.2 on a quarterly basis or at such other times as the Lender may reasonably require.”.

5                                         Provision of financial statements.  Clause 10.6 of the Loan Agreement shall be amended by adding the following sub-clauses:

“(c)                           by the New Guarantor within 45 days from the end of each calendar month or 60 days where the end of that month coincides with the end of a calendar year monthly financials including income statements, balance sheets, cash flows and key performance indicators for the business; and

(d)                                 by the New Guarantor a 13 week cash flow report to be delivered on the Wednesday of each week reporting prior week results and variances and rolling 13 week forecast.”

6                                         Financial Covenants.

(a)                                  The following definition shall be added to clause 1.1 of the Loan Agreement:

“ “Laguna Belle and Seminole Princess Leases” means the operating leases from DVB Bank of m.v.s “Laguna Belle” and “Seminole Princess”;”.

(b)                                 Clause 10.18 of the Loan Agreement shall be amended by adding the following sub-clauses:

“(iii)

(1)                                  Compliance with the Minimum Liquidity Covenant shall be reported on the 13-week cash flow report to be provided pursuant to Clause 10.6(d) above.  From and after 6 January 2011, for any day in which fees and expenses are actually paid in connection with the restructuring contemplated by the Global Restructuring Term Sheet, the calculation in respect of the Minimum Liquidity Covenant shall include, for the week in which such payment is made and the three weeks after each such payment, an add-back for such fees and expenses.  For these purposes restructuring fees and expenses include, without limitation, financing fees, commitment fees and professional and legal fees (but will expressly exclude any interest).

(2)                                  If on the last day of any Measurement Period occurring after 31 January 2011 the Qualified Cash (as defined in Schedule 3) is $17,500,000 or less, the New Guarantor shall promptly conduct a bank update call with the Lender to discuss liquidity issues.  This threshold will not have add-back for restructuring fees and expenses.

(3)                                  Qualified Cash shall exclude the monies on the Special Account and any cash pledged to support letters of credit.

(4)                                  At the discretion of the New Guarantor, funds from the Special Account can be used to cure a breach of the Minimum Liquidity Covenant within the cure period specified below.  If funds are not required for compliance with the Minimum Liquidity Covenant in subsequent period the funds can be refunded to the Special Account at the discretion of the New Guarantor provided however that no such refund can be effectuated unless, after such refund, aggregate Qualified Cash (other than cash in the Special Account and any cash pledged to support letters of credit) equal or exceed $22,500,000 subject to a cap, applied separately for each cure of a breach of the Minimum Liquidity Covenant of the sum of (i) $5,000,000

14

plus (ii) the amount by which aggregate amounts spent for Permitted Discretionary Activities are less than $5,000,000.

(5)                                  The cure period for any breach of the Minimum Liquidity Covenant before such breach becomes an Event of Default shall two (2) Business Days after the delivery of a 13 week cash flow report reflecting liquidity below $15,000,000 for any period provided however that such applicable cure period shall be extended by two (2) Business Days if an Additional Capital Infusion is required to cure a breach of the Minimum Liquidity Covenant.”.

(c)                                  The following amendments shall be made to Schedule 3 (Financial Covenants):

(i)                                     paragraph (a) (Minimum Consolidated Tangible Net Worth) shall be deleted;

(ii)                                  paragraph (b) (Minimum Cash Liquidity) shall be amended to read:

“Minimum Liquidity.

For each calendar week ending on or after the Effective Date, permit the aggregate daily closing balance of Qualified Cash of the Security Parties to be less than $15,000,000 on average in any week; and

(iii)                               paragraph (c) (Maximum Consolidated Leveral Ratio) shall be amended to read:

“Maximum Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter set forth below and for the period of four fiscal quarters then ending of Holdings and its Subsidiaries to be greater than the ratio set forth below opposite such time period

Four Fiscal Quarter Ending:	Maximum Consolidated Leverage Ratio
31 March 2011	4.00:1.00
30 June 2011	4.00:1.00
30 September 2011	4.00:1.00
31 December 2011	4.00:1.00
31 March 2012	3.65:1.00
30 June 2012	3.65:1.00
30 September 2012	3.65:1.00
31 December 2012	3.65:1.00
31 March 2013	3.20:1.00
30 June 2013	3.20:1.00
30 September 2013	2.75:1.00
31 December 2013	2.75:1.00
31 March 2014 and thereafter	2.50:1.00

15

(iv)                              paragraph (d) (Minimum Consolidated Fixed Charge Coverage Ratio) shall be deleted in its entirety and so shall the definition of “Minimum Consolidated Fixed Charge Coverage Ratio”;

(v)                                 paragraph (e) (Minimum Consolidated Interest Charges Coverage Ratio) shall be amended to read:

“Minimum Consolidated Interest Charges Coverage Ratio.  permit the consolidated interest charges coverage ratio as of the end of any fiscal quarter set forth below and for the period of four fiscal quarters then ending of Holdings and its subsidiaries to be less than the ratio set forth below opposite such time period:

Four Fiscal Quarter Ending:	Minimum Consolidated Interest Charges Coverage Ratio
31 March 2011	3.35:1.00
30 June 2011	3.35:1.00
30 September 2011	3.35:1.00
31 December 2011	3.35:1.00
31 March 2012	3.70:1.00
30 June 2012	3.70:1.00
30 September 2012	3.70:1.00
31 December 2012	3.70:1.00
31 March 2013	4.30:1.00
30 June 2013	4.30:1.00
30 September 2013	4.75:1.00
31 December 2013	4.75:1.00
31 March 2014 and thereafter	5.20:1.00

In the event that the Laguna Belle and Seminole Princess Leases are converted to debt, they will be treated for all purposes of calculations of financial covenants as if they remained operating leases.  The same rule will apply in the event that GAAP requires treatment of other operating leases as debt.”

(vi)                              the definition of “Consolidated EBITDA” shall be amended to read:

““Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period, plus

(a)                                the following to the extent deducted in calculating such Consolidated Net Income (and without duplication ): (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income taxes payable, (iii) depreciation and amortization expense, (iv) net losses from the sales of vessels as permitted under this Agreement, (v) any noncash impairment

16

charges incurred during each fiscal year of Holdings and its Subsidiaries ending December 31, 2008, December 31, 2009, December 31, 2010 and December 31, 2011 in respect of any of Holdings’ or its Subsidiaries ‘ goodwill and Vessels (in each case of or by Holdings and its Subsidiaries for such Measurement Period), (vi) any non-cash compensation in the form of Equity Interests or other equity awards made to employees of Holdings and its Subsidiaries in the fiscal years of Holdings and its Subsidiaries ending December 31, 2010 and December 31, 2011 in an aggregate amount not to exceed $ 10,000,000 in each such fiscal year and (vii) any losses attributable to the GAT JV, the Jamaican JV, the Logstar JV, the Panamerican JV or the ST Logistics JV (in each case of or by Holdings and its Subsidiaries for such Measurement Period), and minus

(b)                               the following to the extent included in calculating such Consolidated Net Income: (i) all net gains from the sales of vessels as permitted under this Agreement and (ii) any income or gains attributable to the GAT JV, the Jamaican JV, the Logstar JV, the Panamerican JV or the ST Logistics JV (in each case of or by Holdings and its Subsidiaries for such Measurement Period); provided that, to the extent characterized as interest on the income statements of Holdings and its Subsidiaries for such Measurement Period pursuant to FASB Interpretation No. 133 - Accounting for Derivative Instruments and Hedging Activities (June 1998), non-cash adjustments in connection with any interest rate Swap Contract entered into by Holdings or any of its Subsidiaries, shall be excluded”;

(vii)                           the definition of “Consolidated Interest Charges” shall be amended to read:

““Consolidated Interest Charges” means, for any Measurement Period, the sum of:

(a)                                all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalised interest but excluding capitalised interest on Permitted New Vessel Construction Indebtedness) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP;

(b)                               all interest paid or payable with respect to discontinued operations; and

(c)                                the portion of rent expense under Capitalised Leases that is treated as interest in accordance with GAAP, in each case, of or by Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period;

provided that, to the extent characterized as interest on the income statements of Holdings and its Subsidiaries for such Measurement Period pursuant to FASB Interpretation No. 133 — Accounting for Derivative Instruments and Hedging Activities (June 1998), noncash adjustments in connection with any interest rate Swap Contract entered into by Holdings or any of its Subsidiaries, shall be excluded, and provided further that, for the purposes of calculating Consolidated Interest Charges pursuant to part (b) of the definition of the Consolidated Interest Charges Coverage Ratio, noncash charges associated with the write-off of deferred financing fees and expenses, incurred in connection with the transactions contemplated by the Global Restructuring Term Sheet, in an aggregate amount not to exceed $6,500,000 shall be excluded from the calculation of Consolidated Interest Charges;”;

17

(viii)                        the definition of “Consolidated Interest Charges Coverage Ratio” shall be amended to read:

““Consolidated Interest Charges Coverage Ratio” means, at any date of determination, the ratio of (a) the result of the sum of (i) Consolidated EBITDA, less (ii) the sum of  federal, state, local and foreign income taxes paid in cash for the most recently completed Measurement Period, to (b) Consolidated Interest Charges for the most recently completed Measurement Period;”; and

(ix)                                the following additional definitions shall be added to Schedule 3 of the Loan Agreement:

““GAT JV” means GAT TBS Consorcio S.A., a corporation organised under the laws of the Dominican Republic, a joint venture which operates a concession for the mining of limestone in the Dominion Republic, 49% of the equity interests in which are directly owned by TBS Mining Limited and 1% of the equity interests in which are directly owned by TBS Warehouse & Equipment Holdings Ltd., each in connection with its respective joint venture investment therein”;

““Panamerican JV” means Panamerican Port Services S.A.C., a corporation organised under the laws of Peru, a joint venture which owns and operates a warehouse in Callao, Peru, 50% of the equity interests in which are directly owned by TBS Warehouse & Distribution Group Ltd. in connection with its joint venture investment therein”; and

““ST Logistics JV” means ST Logistics (Proprietary), a corporation organised under the laws of South Africa, a joint venture which is in the business of providing logistic service for cargos to and from South Africa, 50% of the equity interests in which are directly owned by TBS Holdings Limited in connection with its joint venture investment therein”.

(e)                                  The form of compliance certificate set in Schedule 4 of the Loan Agreement shall be amended to reflect the above changes by amending the reference to “Minimum Cash Liquidity” to read “Minimum Liquidity” and by deleting paragraph 3(a) (Minimum Consolidated Tangible Net Worth) and paragraph 3(d) (Minimum Consolidated Fixed Charge Coverage Ratio).

7                                         Cash Deposit.  A new clause 10.21 shall be added to the Loan Agreement as follows:

“10.21   Cash Deposit.  The Borrowers shall deposit a minimum amount of $1,000,000 with the Lender and shall maintain such amount at all times whilst the Collateral Mortgage has not been registered and/or the Collateral Mortgage has second preferred status.”

8                                         Operating leases and charter in agreement.  A new clause 10.22 shall be added to the Loan Agreement as follows:

“10.22   Operating leases and charter in agreements.

(a)                                Subject to Clause 10.22(b), the Borrowers shall ensure that neither the New Guarantor nor any of its subsidiaries shall permit any new or increase their existing off balance sheet operating leases, operating lease payments and payments associated with vessels chartered in for more than 12 months without the prior written consent of the Lender.

18

(b)          The New Guarantor and any of its subsidiaries (other than the Borrowers) may enter into ordinary course charter in agreements subject to a cap of $10,000,000 outstanding at any one time.  Such limit shall only apply to vessels chartered in so long as they have a fixed remaining term of greater than 12 months, but shall not apply to the Laguna Belle and Seminole Princess Leases.”

9              Other Restrictions.

(a)           The following definitions shall be added to clause 1.1 of the Loan Agreement:

“ “Permitted Logstar Debt” means the debt of the Logstar JV up to $3,500,000 related to merchant marine credits and provided that such debt shall be non recourse to the New Guarantor, the Guarantor and the Borrowers;”; and

“ “Replacement Debt” means debt incurred to repay other existing debt provided that, except with respect to debt that refinances all existing debt scheduled to become due on or before 9 September 2014, the Replacement Debt shall only include debt (a) which does not provide for payment, on or before 9 September 2014, of current cash interest at a rate in excess of the existing debt refinanced or principal payments in excess of those required for existing debt refinanced and (b) which has no tighter covenant restrictions or events of default than the existing debt refinanced;”.

(b)           A new clause 10.23 shall be added to the Loan Agreement as follows:

“10.23   Other Restrictions.

(a)           None of the New Guarantor and its subsidiaries shall incur any capital expenditure other than to complete the construction programme in respect of any current newbuildings and to maintain their existing fleet and including Rollover Capex.

(b)           None of the New Guarantor and its subsidiaries shall incur any further Financial Indebtedness other than Capital Infusions, Permitted Additional Junior Capital, Replacement Debt and Permitted Logstar Debt and existing Financial Indebtedness under TBS Creditor Facilities.

(c)           The New Guarantor and its subsidiaries shall not enter into any leases (other than existing leases and renewals related thereto and future de minimis and ordinary course leases nor make any investments (other than Permitted Discretionary Activities) nor make any distributions.

(d)           The New Guarantor shall be permitted to consolidate the Westchester offices of TBS Group in a new location within the same geographic area; provided that any such consolidation shall have no adverse cash flow impact compared to the aggregate premises expense of the existing Westchester offices.

(e)           The New Guarantor and its subsidiaries shall be permitted to cash collateralise letters of credit up to $3,000,000.

(f)            The New Guarantor shall be permitted to convert the Laguna Belle and Seminole Princess Leases to debt up to $25,000,000 with no incremental profit & loss or adverse cash flow impact on the New Guarantor and its subsidiaries on an on-going basis.”

19

EXECUTION PAGE

BORROWERS

EXECUTED and DELIVERED as a DEED		)
by CLAREMONT SHIPPING CORP.		)
acting by	/s/ Keith Krut	)
its duly authorised		)
attorney-in-fact in the presence of:	/s/ Stephanie Garner	)

EXECUTED and DELIVERED as a DEED		)
by YORKSHIRE SHIPPING CORP.		)
acting by	/s/ Keith Krut	)
its duly authorised		)
attorney-in-fact in the presence of:	/s/ Stephanie Garner	)

GUARANTOR

EXECUTED and DELIVERED as a DEED		)
by TBS INTERNATIONAL LIMITED		)
acting by	/s/ Keith Krut	)
its duly authorised		)
attorney-in-fact in the presence of:	/s/ Stephanie Garner	)

NEW GUARANTOR

EXECUTED and DELIVERED as a DEED		)
by TBS INTERNATIONAL PUBLIC LIMITED		)
COMPANY		)
acting by	/s/ Keith Krut	)
its duly authorised		)
attorney-in-fact in the presence of:	/s/ Stephanie Garner	)

LENDER

EXECUTED and DELIVERED as a DEED		)
by CREDIT SUISSE AG		)
acting by	/s/ Patrick Smith	)
its duly authorised		)
attorney-in-fact in the presence of:	/s/ Stephanie Garner	)

20

APPENDIX A

FORM OF MORTGAGE ADDENDA

FORM OF PANAMANIAN MORTGAGE ADDENDUM

THIS FIRST ADDENDUM is made the [•] day of [•] 2011 between CREDIT SUISSE AG, a company incorporated in Switzerland acting through its office at St. Alban Graben 1-3, PO Box, CH-4002, Basel, Switzerland (hereinafter called the “Mortgagee”) and [CLAREMONT] [YORKSHIRE] SHIPPING CORP. (the “Owner”) being a corporation incorporated in the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960.

IS SUPPLEMENTAL to a First Preferred Ship Mortgage dated [12 December 2007]/[19 February 2008] and permanently registered on [•] with Microjacket number [•] and Document number [•] (the “Mortgage”) by which the Owner mortgaged to and in favour of the Mortgagee on the terms therein contained the m.v. [“ARAPAHO BELLE”] [“ONEIDA PRINCESS”] of the following tonnages and dimensions:

Length:	[•] metres
Breadth:	[•] metres
Depth:	[•] metres
Gross tonnage:	[•]
Net tonnage:	[•]

registered in the name of the Owner under the laws and flag of the Republic of Panama having International Call Sign [•] and more particularly described in the Patente of Navigation [•] (the “Ship”).

WHEREAS

(A)                               The Owner is the registered and (save for the Mortgage) unencumbered owner of the Ship.

(B)                               By, and subject to the terms and conditions of, a loan agreement dated 7 December 2007 (as the same has or may be supplemented and amended from time to time, the “Loan Agreement”) and made between (i) the Owner and [Yorkshire] [Claremont] Shipping Corp. (the “Borrowers”) and (ii) the Mortgagee as Lender (the “Lender”), the Lender agreed, amongst other things, to make available to the Borrowers a loan facility of up to USD40,000,000.

(C)                               By a Master Agreement (on the 2002 ISDA Master Agreement (Multicurrency - Crossborder) form) dated 7 December 2007 made between the Borrowers and the Mortgagee the Owner has entered into or may enter into certain Transactions (as such term is defined in the said Master Agreement) pursuant to separate Confirmations (as the said term is defined in the said Master Agreement) providing for, amongst other things, the payment of certain amounts by the Owner to the Mortgagee.  The Master Agreement, all Transactions from time to time entered into or Confirmations exchanged under the Master Agreement and any amending, supplemental or replacement agreement, are hereinafter called the “Master Agreement”.

(D)                               As security for its obligations under the Loan Agreement and the Master Agreement, the Owner has granted and did execute and register the Mortgage in favour of the Mortgagees and the Mortgage appears registered at the Public Registry Office, Microfilm (Mercantile) Section, at Microjacket N-[•], Document Number [•] as of [•].

(E)                                The Owner has requested and the Lender has agreed, subject to and upon the terms and conditions contained in an agreement supplemental to, inter alia, the Loan Agreement dated [•] 2011 (the “Supplemental Agreement”, the form of which is attached hereto marked “A” and made a part thereof) to amend the terms and conditions of the Loan Agreement upon the terms and conditions set out therein.

(F)                                 This Addendum is entered into pursuant to the Supplemental Agreement referred to at (E) above and in consideration of and as a condition, inter alia, of the agreement of the Lender at the request of, inter alia, the Owner contained in the Supplemental Agreement.

NOW IT IS HEREBY AGREED as follows:-

1                                         With effect as and from the date hereof the Mortgage shall be and is hereby amended as follows:

(a)                                 by construing all references therein to the “Loan Agreement” as references to the Loan Agreement as supplemented, amended by the Supplemental Agreement; and

(b)                                 by construing all references therein to “this Mortgage” as references to the Mortgage as supplemented and amended by this Addendum.

2                                         Save for the amendments contained in Clause 1 above and save for such further amendments and modifications as may be required in order to make the Mortgage consistent therewith, the Mortgage shall remain in full force and effect and shall continue to stand as security for the obligations thereby secured as further supplemented and amended by this Addendum.

3                                         The Owner hereby undertakes at its own expense to execute, sign, perfect and do and (if relevant) register every such further assurance, document, act or thing desirable for the purposes of perfecting the security constituted or intended to be constituted by the Mortgage as amended and supplemented by this Addendum.

IN WITNESS WHEREOF the Owner has caused this Addendum to be duly executed the day and year first above written.

EXECUTED as a DEED	)
on behalf of	)
[CLAREMONT]/[YORKSHIRE]	)
SHIPPING CORP.	)
by	)
its duly authorised attorney-in-fact	)
in the presence of:	)

ACCEPTANCE OF MORTGAGE

CREDIT SUISSE AG of St. Alban Graben 1-3, PO Box, CH-4002, Basel, Switzerland does hereby accept the annexed First Addendum to a First Preferred Mortgage executed in its favour by [CLAREMONT]/[YORKSHIRE] SHIPPING CORP. a Marshall Islands corporation, dated the [•] of [•] 2011 covering the Panamanian Ship [“ARAPAHO BELLE”] [“ONEIDA PRINCESS”] and does hereby accept the said Mortgage Addendum in all respects and agree to all terms and conditions of the said Mortgage Addendum.

IN WITNESS whereof the said CREDIT SUISSE AG has caused this acceptance of Mortgage to be executed this [•] day of [•] 2011.

SIGNED by	)
and by	)
duly authorised for and on	)
behalf of CREDIT SUISSE AG	)
in the presence of:	)

APPENDIX B

FORM OF COLLATERAL GUARANTEE

Date         January 2011

DYKER MARITIME CORP.

as Guarantor

— and —

CREDIT SUISSE AG

as Lender

COLLATERAL OWNER’S GUARANTEE

relating to

a Loan Agreement dated 7 December 2007

as supplemented by a Supplemental Agreement dated

[•] January 2011

Watson, Farley & Williams

London

INDEX

Clause		Page

1	INTERPRETATION	1

2	GUARANTEE	2

3	LIABILITY AS PRINCIPAL AND INDEPENDENT DEBTOR	2

4	EXPENSES	3

5	ADJUSTMENT OF TRANSACTIONS	3

6	PAYMENTS	3

7	INTEREST	3

8	SUBORDINATION	4

9	ENFORCEMENT	4

10	REPRESENTATIONS AND WARRANTIES	4

11	UNDERTAKINGS	6

12	JUDGMENTS AND CURRENCY INDEMNITY	7

13	SET-OFF	8

14	SUPPLEMENTAL	8

15	ASSIGNMENT	9

16	NOTICES	9

17	INVALIDITY OF LOAN AGREEMENT AND/OR THE MASTER AGREEMENT	10

18	GOVERNING LAW AND JURISDICTION	10

EXECUTION PAGE		12

THIS GUARANTEE is made on        January 2011

BETWEEN

(1)                                 DYKER MARITIME CORP., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Guarantor”); and

(2)                                 CREDIT SUISSE AG, a company incorporated in Switzerland, acting through its branch at St. Alban Graben 1-3, PO Box CH-4002, Basel, Switzerland (the “Lender”, which expression includes its successors and assigns).

BACKGROUND

(A)                               By a loan agreement dated 7 December 2007 (as amended and supplemented from time to time) and made between (i) Claremont Shipping Corp. and Yorkshire Shipping Corp. as joint and several borrowers (the “Borrowers”) and (ii) the Lender it was agreed that the Lender would make available to the Borrowers a facility of up to US$40,000,000.

(B)                               By a Master Agreement (on the 2002 ISDA Master Agreement (Multicurrency - Crossborder) form) dated 7 December 2007 made between the Borrowers and the Lender the Borrowers have entered into or may enter into certain Transactions (as such term is defined in the said Master Agreement) pursuant to separate Confirmations (as the said term is defined in the said Master Agreement) providing for, amongst other things, the payment of certain amounts by the Borrowers to the Lender.  The Master Agreement, all Transactions from time to time entered into or Confirmations exchanged under the Master Agreement and any amending, supplemental or replacement agreement, are hereinafter called the “Master Agreement”.

(C)                               By a supplemental agreement dated        January 2011 (the “Supplemental Agreement”) and made between (i) the Borrowers, (ii) TBS International Limited as guarantor, (iii)  TBS International Public Limited Company as new guarantor and (iv) the Lender, it was agreed that the minimum security covenant would be temporarily waived and certain amendments made to the Loan Agreement, the Master Agreement and the Finance Documents.

(D)                               The execution and delivery to the Lender of this Guarantee and of the Collateral Mortgage and Collateral Multiparty Deed are conditions precedent to the continued availability of the facility under the said Loan Agreement and the effectiveness of the waiver of the minimum security covenant would be temporary and amendments to the Loan Agreement contemplated by the Supplemental Agreement.

IT IS AGREED as follows:

1                                         INTERPRETATION

1.1                               Defined expressions.  Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Guarantee unless the context otherwise requires.

1.2                               Construction of certain terms.  In this Guarantee:

“bankruptcy”  includes a liquidation, receivership or administration and any form of suspension of payments, arrangement with creditors or reorganisation under any corporate or insolvency law of any country;

“Loan Agreement”  means the loan agreement dated 7 December 2007 referred to in Recital (A) as amended pursuant to the Supplemental Agreement referred to in Recital (C) and includes any existing or future amendments or supplements, whether made with the Guarantor’s consent or otherwise.

1.3                               Application of construction and interpretation provisions of Loan Agreement. Clause 1.2, 1.5 and 1.6 of the Loan Agreement apply, with any necessary modifications, to this Guarantee.

2                                         GUARANTEE

2.1                               Guarantee and indemnity.  The Guarantor unconditionally and irrevocably:

(a)                                 guarantees the due payment of all amounts payable by each Borrower under or in connection with the Loan Agreement, the Master Agreement and every other Finance Document;

(b)                                 undertakes to pay to the Lender, on the Lender’s demand, any such amount which is not paid by either Borrower when payable; and

(c)                                  fully indemnifies the Lender on its demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by the Lender as a result of or in connection with any obligation or liability guaranteed by the Guarantor being or becoming unenforceable, invalid, void or illegal; and the amount recoverable under this indemnity shall be equal to the amount which the Lender would otherwise have been entitled to recover.

2.2                               No limit on number of demands.  The Lender may serve more than one demand under Clause 2.1.

3                                         LIABILITY AS PRINCIPAL AND INDEPENDENT DEBTOR

3.1                               Principal and independent debtor.  The Guarantor shall be liable under this Guarantee as a principal and independent debtor and accordingly it shall not have, as regards this Guarantee, any of the rights or defences of a surety.

3.2                               Waiver of rights and defences.  Without limiting the generality of Clause 3.1, the Guarantor shall neither be discharged by, nor have any claim against the Lender in respect of:

(a)                                 any amendment or supplement being made to the Master Agreement and/or the Finance Documents;

(b)                                 any arrangement or concession (including a rescheduling or acceptance of partial payments) relating to, or affecting, the Master Agreement and/or the Finance Documents;

(c)                                  any release or loss (even though negligent) of any right or Security Interest created by the Master Agreement and/or the Finance Documents;

(d)                                 any failure (even though negligent) promptly or properly to exercise or enforce any such right or Security Interest, including a failure to realise for its full market value an asset covered by such a Security Interest; or

(e)                                  the Master Agreement and/or any Finance Document or any Security Interest now being or later becoming void, unenforceable, illegal or invalid or otherwise defective for any reason, including a neglect to register it.

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4                                         EXPENSES

4.1                               Costs of preservation of rights, enforcement etc.  The Guarantor shall pay to the Lender on its demand the amount of all expenses incurred by the Lender in connection with any matter arising out of this Guarantee or any Security Interest connected with it, including any advice, claim or proceedings relating to this Guarantee or such a Security Interest.

4.2                               Fees and expenses payable under Loan Agreement.  Clause 4.1 is without prejudice to the Guarantor’s liabilities in respect of the Borrowers’ obligations under clause 19 of the Loan Agreement (fees and expenses) and under similar provisions of other Finance Documents.

5                                         ADJUSTMENT OF TRANSACTIONS

5.1                               Reinstatement of obligation to pay.  The Guarantor shall pay to the Lender on its demand any amount which the Lender is required, or agrees, to pay pursuant to any claim by, or settlement with, a trustee in bankruptcy of either Borrower or of another Security Party (or similar person) on the ground that the Loan Agreement or the Master Agreement, or a payment by either Borrower or of another Security Party, was invalid or on any similar ground.

6                                         PAYMENTS

6.1                               Method of payments.  Any amount due under this Guarantee shall be paid:

(a)                                 in immediately available funds;

(b)                                 to such account as the Lender may from time to time notify to the Guarantor;

(c)                                  without any form of set-off, cross-claim or condition; and

(d)                                 free and clear of any tax deduction except a tax deduction which the Guarantor is required by law to make.

6.2                               Grossing-up for taxes.  If the Guarantor is required by law to make a tax deduction, the amount due to the Lender shall be increased by the amount necessary to ensure that the Lender receives and retains a net amount which, after the tax deduction, is equal to the full amount that it would otherwise have received.

6.3                               Tax Credit.  The provisions of Clause 21.4 of the Loan Agreement shall apply to this Guarantee and in relation to any increased payment made by the Guarantor under Clause 6.2 as if the same were set out in full herein with the necessary changes.

7                                         INTEREST

7.1                               Accrual of interest.  Any amount due under this Guarantee shall carry interest after the date on which the Lender demands payment of it until it is actually paid, unless interest on that same amount also accrues under the Loan Agreement (or as the case may be) the Master Agreement.

7.2                              Calculation of interest.  Interest under this Guarantee shall be calculated and accrue in the same way as interest under clause 6 of the Loan Agreement.

7.3                               Guarantee extends to interest payable under Loan Agreement and the Master Agreement.  For the avoidance of doubt, it is confirmed that this Guarantee covers all interest payable under the Loan Agreement and the Master Agreement, including that payable under clause 6 of the Loan Agreement and Section 2(e) of he Master Agreement.

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8                                         SUBORDINATION

8.1                               Subordination of rights of Guarantor.  All rights which the Guarantor at any time has (whether in respect of this Guarantee or any other transaction) against each Borrower, any other Security Party or their respective assets shall be fully subordinated to the rights of the Lender under the Finance Documents or the Master Agreement; and in particular, the Guarantor shall not:

(a)                                 claim, or in a bankruptcy of either of the Borrowers or any other Security Party prove for, any amount payable to the Guarantor by either Borrower or any other Security Party, whether in respect of this Guarantee or any other transaction;

(b)                                 take or enforce any Security Interest for any such amount;

(c)                                  claim to set-off any such amount against any amount payable by the Guarantor to either Borrower or any other Security Party; or

(d)                                 claim any subrogation or other right in respect of any Finance Document or any sum received or recovered by the Lender under a Finance Document or the Master Agreement.

9                                         ENFORCEMENT

9.1                               No requirement to commence proceedings against either Borrower.  The Lender will not need to commence any proceedings under, or enforce any Security Interest created by, the Loan Agreement, the Master Agreement or any other Finance Document before claiming or commencing proceedings under this Guarantee.

9.2                               Conclusive evidence of certain matters.  However, as against the Guarantor:

(a)                                 any judgment or order of a court in England or the Marshall Islands in connection with the Loan Agreement and/or the Master Agreement; and

(b)                                 any statement or admission of either Borrower in connection with the Loan Agreement and/or the Master Agreement,

shall be binding and conclusive as to all matters of fact and law to which it relates.

9.3                               Suspense account.  The Lender may, for the purpose of claiming or proving in a bankruptcy of either Borrower or any other Security Party, place any sum received or recovered under or by virtue of this Guarantee on a separate suspense or other interest bearing nominal account without applying it in satisfaction of the Borrowers’ obligations under the Loan Agreement or, as the case may be, the Master Agreement.

10                                  REPRESENTATIONS AND WARRANTIES

10.1                        General.  The Guarantor represents and warrants to the Lender as follows.

10.2                        Status.  The Guarantor is duly incorporated and validly existing and in good standing under the laws of the Marshall Islands.

10.3                        Corporate power.  The Guarantor has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a)                                 to execute the Finance Documents to which the Guarantor is a party; and

(b)                                 to make all the payments contemplated by, and to comply with, the Finance Documents to which the Guarantor is a party.

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10.4                        Consents in force.  All the consents referred to in Clause 10.3 remain in force and nothing has occurred which makes any of them liable to revocation.

10.5                        Legal validity and effective Security Interests.  The Finance Documents to which the Guarantor is a party do now or, as the case may be, will upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents):

(a)                                 constitute the Guarantor’s legal, valid and binding obligations enforceable against the Guarantor in accordance with their respective terms and subject to any relevant insolvency laws affecting creditors’ rights generally; and

(b)                                 create legal, valid and binding Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate.

10.6                        No third party Security Interests.  Without limiting the generality of Clause 10.5, at the time of the execution and delivery of each Finance Document to which the Guarantor is a party:

(a)                                 the Guarantor will have the right to create all the Security Interests which that Finance Document purports to create; and

(b)                                 no third party will have any Security Interest (except for Permitted Security Interests) or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates.

10.7                        No conflicts.  The execution by the Guarantor of the Finance Documents to which it is a party and its compliance with this Guarantee the Finance Documents to which it is a party will not involve or lead to a contravention of:

(a)                                 any law or regulation; or

(b)                                 the constitutional documents of the Guarantor; or

(c)                                  any contractual or other obligation or restriction which is binding on the Guarantor or any of its assets.

10.8                        No withholding taxes.  No tax is imposed in any jurisdiction in which the Guarantor is ordinarily resident for tax by way of withholding or deduction or otherwise on any payment to be under this Guarantee or under the Finance Documents to which the Guarantor is a party.

10.9                        No default.  To the knowledge of the Guarantor, no Event of Default or Potential Event of Default has occurred and is continuing.

10.10                 Information.  All information which has been provided in writing by or on behalf of the Guarantor to the Lender in connection with any Finance Document satisfied the requirements of Clause 11.2; all audited and unaudited accounts which have been so provided satisfied the requirements of Clause 11.4; and there has been no material adverse change in the financial position or state of affairs of the Guarantor from that disclosed in the latest of those accounts.

10.11                 No litigation.  No legal or administrative action involving the Guarantor has been commenced or taken or, to the Guarantor’s knowledge, is likely to be commenced or taken which, in either case, would be likely to have a material adverse effect on the Guarantor’s financial position or profitability.

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11                                  UNDERTAKINGS

11.1                        General.  The Guarantor undertakes with the Lender to comply with the following provisions of this Clause 11 at all times during the Security Period, except as the Lender may otherwise permit.

11.2                        Information provided to be accurate.  All financial and other information which is provided in writing by or on behalf of the Guarantor under or in connection with this Guarantee will be true and not misleading and will not omit any material fact or consideration.

11.3                        Provision of financial statements.  The Guarantor will send to the Lender:

(a)                                  as soon as possible, but in no event later than 30 June following the end of each financial year of the Guarantor, the annual audited accounts of the Guarantor; and

(b)                                 as soon as possible, but in no event later than 30 days after the end of each quarter in each financial year of the Guarantor the unaudited accounts of the Guarantor certified as to their correctness by its chief financial officer.

11.4                        Form of financial statements.  All accounts (audited and unaudited) delivered under Clause 11.3 will:

(a)                                  be prepared in accordance with GAAP consistently applied;

(b)                                 give a true and fair view of the state of affairs of the Guarantor at the date of those accounts and of its profit for the period to which those accounts relate; and

(c)                                  fully disclose or provide for all significant liabilities of the Guarantor and its subsidiaries.

11.5                        Shareholder and creditor notices.  The Guarantor will send the Lender, at the same time as they are despatched, copies of all communications which are despatched to the Guarantor’s shareholders or creditors or any class of them.

11.6                        Consents.  The Guarantor will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Lender of, all consents required:

(a)                                  for the Guarantor to perform its obligations under any Finance Document to which it is a party;

(b)                                 for the validity or enforceability of any Finance Document to which it is a party,

and the Guarantor will comply with the terms of all such consents.

11.7                        Maintenance of Security Interests.  The Guarantor will:

(a)                                  at its own cost, do all that it reasonably can to ensure that any Finance Document to which it is a party validly creates the obligations and the Security Interests which it purports to create; and

(b)                                 without limiting the generality of paragraph (a) above, at its own cost, promptly register, file, record or enrol any Finance Document to which it is a party with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in respect of any Finance Document to which it is a party, give any notice or take any other step which may be or become necessary or desirable for any Finance Document to which it is a party to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

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11.8                        Notification of litigation.  The Guarantor will provide the Lender with details of any legal or administrative action involving the Guarantor as soon as such action is instituted or it becomes apparent to the Guarantor that it is likely to be instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of this Guarantee.

11.9                        Chief Executive Office.  The Guarantor will maintain its chief executive office, and keep its corporate documents and records, at Suite 306, Commerce Building, Once Chancery Lane, Hamilton, HM12 Bermuda.

11.10                 Notification of default.  The Guarantor will notify the Lender as soon as the Guarantor becomes aware of:

(a)                                  the occurrence of an Event of Default or a Potential Event of Default; or

(b)                                 any matter which indicates that an Event of Default or a Potential Event of Default may have occurred,

and will thereafter keep the Lender fully up-to-date with all developments.

11.11                 Maintenance of status.  The Guarantor will maintain its separate corporate existence and remain in good standing under the laws of the Republic of the Marshall Islands.

11.12                 Negative pledge.  The Guarantor shall not create or permit to arise any Security Interest over any asset present or future except Security Interests created or permitted by the Finance Documents and except for Permitted Security Interests.

11.13                 No disposal of assets, change of business.  The Guarantor will not:

(a)                                  transfer, lease or otherwise dispose of all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not except in the usual course of its trading operations; or

(b)                                 make any substantial change to the nature of its business from that existing at the date of this Guarantee; or

(c)                                  provide any credit or financial assistance to:

(i)                                     a person who is directly or indirectly interested in its share or loan capital; or

(ii)                                  any company in or with which such a person is directly or indirectly interested or connected.

11.14                 No merger etc.  The Guarantor shall not enter into any form of merger, sub-division, amalgamation or other reorganisation.

12                                  JUDGMENTS AND CURRENCY INDEMNITY

12.1                        Judgments relating to Loan Agreement and/or the Master Agreement.  This Guarantee shall cover any amount payable by the Borrowers under or in connection with any judgment relating to the Loan Agreement and/or the Master Agreement.

12.2                        Currency indemnity.  In addition, clause 20.4 (currency indemnity) of the Loan Agreement shall apply, with any necessary adaptations, in relation to this Guarantee.

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13                                  SET-OFF

13.1                        Application of credit balances.  The Lender may without prior notice following the occurrence of an Event of Default which is continuing:

(a)                                  apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of the Guarantor at any office in any country of the Lender in or towards satisfaction of any sum then due from the Guarantor to the Lender under this or any of the Finance Documents; and

(b)                                 for that purpose:

(i)                                     break, or alter the maturity of, all or any part of a deposit of the Guarantor;

(ii)                                  convert or translate all or any part of a deposit or other credit balance into Dollars; and

(iii)                               enter into any other transaction or make any entry with regard to the credit balance which the Lender considers appropriate.

13.2                        Existing rights unaffected.  The Lender shall not be obliged to exercise any of its rights under Clause 13.1; and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which the Lender is entitled (whether under the general law or any document).

14                                  SUPPLEMENTAL

14.1                        Continuing guarantee.  This Guarantee shall remain in force as a continuing security at all times during the Security Period.

14.2                        Rights cumulative, non-exclusive.  The Lender’s rights under and in connection with this Guarantee are cumulative, may be exercised as often as appears expedient and shall not be taken to exclude or limit any right or remedy conferred by law.

14.3                        No impairment of rights under Guarantee.  If the Lender omits to exercise, delays in exercising or invalidly exercises any of its rights under this Guarantee, that shall not impair that or any other right of the Lender under this Guarantee.

14.4                        Severability of provisions.  If any provision of this Guarantee is or subsequently becomes void, illegal, unenforceable or otherwise invalid, that shall not affect the validity, legality or enforceability of its other provisions.

14.5                        Guarantee not affected by other security.  This Guarantee shall not impair, nor be impaired by, any other guarantee, any Security Interest or any right of set-off or netting or to combine accounts which the Lender may now or later hold in connection with the Loan Agreement or the Master Agreement.

14.6                        Guarantor bound by Loan Agreement.  The Guarantor agrees with the Lender to be bound by all provisions of the Loan Agreement which are applicable to the Security Parties in the same way as if those provisions had been set out (with any necessary modifications) in this Guarantee.

14.7                       Applicability of provisions of Guarantee to other Security Interests.  Any Security Interest which the Guarantor creates (whether at the time at which it signs this Guarantee or at any later time) to secure any liability under this Guarantee shall be a principal and independent security, and Clauses 3 and 17 shall, with any necessary modifications, apply to it, notwithstanding that the document creating the Security Interest neither describes it as a principal or independent security nor includes provisions similar to Clauses 3 and 17.

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14.8                        Applicability of provisions of Guarantee to other rights.  Clauses 3 and 17 shall also apply to any right of set-off or netting or to combine accounts which the Guarantor creates by an agreement entered into at the time of this Guarantee or at any later time (notwithstanding that the agreement does not include provisions similar to Clauses 3 and 17), being an agreement referring to this Guarantee.

14.9                        Third party rights.  A person who is not a party to this Guarantee has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Guarantee.

15                                  ASSIGNMENT

15.1                        Assignment by Lender.  The Lender may assign its rights under and in connection with this Guarantee to the same extent as it may assign its rights under the Loan Agreement.

16                                  NOTICES

16.1                        Notices to Guarantor.  Any notice or demand to the Guarantor under or in connection with this Guarantee shall be given by letter or fax at:

Suite 306, Commerce Building

One Chancery Lane

Hamilton HM12

Bermuda

Mailing Address:

P.O. Box HM 2522

Hamilton HMGX

Bermuda

Attn: William J. Carr

Fax No: +1 441 295 4957

With a copy to:

TBS Shipping Services Inc.

612 East Grassy Sprain Road

Yonkers, NY 10710

USA

Attn: Ferdinand V. Lepere

Fax No: +1 914 961 5131

and:

TBS International Public Limited Company

Arthur Cox Building

Earlsfort Terrace

Dublin 2

Ireland

or to such other address(es) which the Guarantor may notify to the Lender.

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16.2                        Application of certain provisions of Loan Agreement.  Clauses 27.3, 27.4 and 27.5 of the Loan Agreement apply to any notice or demand under or in connection with this Guarantee.

16.3                        Validity of demands.  A demand under this Guarantee shall be valid notwithstanding that it is served:

(a)                                  on the date on which the amount to which it relates is payable by the Borrowers under the Loan Agreement or the Master Agreement;

(b)                                 at the same time as the service of a notice under clause 18.2 (events of default) of the Loan Agreement;

and a demand under this Guarantee may refer to all amounts payable under or in connection with the Loan Agreement without specifying a particular sum or aggregate sum.

16.4                        Notices to Lender.  Any notice to the Lender under or in connection with this Guarantee shall be sent to the same address and in the same manner as notices to the Lender under the Loan Agreement.

17                                  INVALIDITY OF LOAN AGREEMENT AND/OR THE MASTER AGREEMENT

17.1                        Invalidity of Loan Agreement and/or the Master Agreement.  In the event of:

(a)                                  the Loan Agreement now being or later becoming, with immediate or retrospective effect, void, illegal, unenforceable or otherwise invalid for any other reason whatsoever, whether of a similar kind or not; or

(b)                                 without limiting the scope of paragraph (a), a bankruptcy of either Borrower, the introduction of any law or any other matter resulting in either Borrower being discharged from liability under the Loan Agreement and/or the Master Agreement, or the Loan Agreement and/or the Master Agreement ceasing to operate (for example, by interest ceasing to accrue);

this Guarantee shall cover any amount which would have been or become payable under or in connection with the Loan Agreement and/or the Master Agreement if the Loan Agreement and/or the Master Agreement (as the case may be) had been and remained entirely valid, legal and enforceable, or such Borrower had not suffered bankruptcy, or any combination of such events or circumstances, as the case may be, and that Borrower had remained fully liable under it for liabilities whether invalidly incurred or validly incurred but subsequently retrospectively invalidated;  and references in this Guarantee to amounts payable by such Borrower under or in connection with the Loan Agreement and/or the Master Agreement shall include references to any amount which would have so been or become payable as aforesaid.

17.2                        Invalidity of Finance Documents.  Clause 17.1 also applies to each of the other Finance Documents to which either Borrower is a party.

18                                  GOVERNING LAW AND JURISDICTION

18.1                        English law.  This Guarantee and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

18.2                        Exclusive English jurisdiction.  Subject to Clause 18.3, the courts of England shall have exclusive jurisdiction to settle any Dispute.

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18.3                        Choice of forum for the exclusive benefit of the Lender.  Clause 18.2 is for the exclusive benefit of the Lender, which reserves the rights:

(a)                                  to commence proceedings in relation to any Dispute in the courts of any country other than England and which have or claim jurisdiction to that Dispute; and

(b)                                 to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

The Guarantor shall not commence any proceedings in any country other than England in relation to a Dispute.

18.4                        Process agent.  The Guarantor irrevocably appoints Globe Maritime Limited at its registered office for the time being, presently at 8 The Shrubberies, George Lane, South Woodford, London E18 1BD, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with a Dispute.

18.5                        Lender’ rights unaffected.  Nothing in this Clause 18 shall exclude or limit any right which the Lender may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

18.6                        Meaning of “proceedings”.  In this Clause 18, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure and a “Dispute” means any dispute arising out of or in connection with this Guarantee (including a dispute relating to the existence, validity or termination of this Guarantee) or any non-contractual obligation arising out of or in connection with this Guarantee.

THIS GUARANTEE has been entered into on the date stated at the beginning of this Guarantee.

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EXECUTION PAGE

GUARANTOR

SIGNED by	)
for and on behalf of	)
DYKER MARITIME	)
CORP.	)
in the presence of:	)

LENDER

SIGNED by	)
for and on behalf of	)
CREDIT SUISSE AG	)
in the presence of:	)

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APPENDIX C

FORM OF COLLATERAL MORTGAGE

Date [•] 2011

DYKER MARITIME CORP.

as Owner

– and –

CREDIT SUISSE AG

as Junior Mortgagee

SECOND PREFERRED PANAMANIAN MORTGAGE

relating to
m.v. “CARIBE MAIDEN”

Watson, Farley & Williams

London

INDEX

Clause		Page

1	DEFINITIONS AND INTERPRETATION	2

2	MORTGAGE	3

3	PAYMENT COVENANTS	5

4	REPRESENTATIONS AND WARRANTIES	5

5	COVENANTS	5

6	PROTECTION OF SECURITY	6

7	ENFORCEABILITY AND MORTGAGEE’S POWERS	6

8	APPLICATION OF MONEYS	8

9	FURTHER ASSURANCES	8

10	POWER OF ATTORNEY	9

11	INCORPORATION OF GUARANTEE PROVISIONS	9

12	ASSIGNMENT	10

13	NOTICES	10

14	REPRESENTATIVES IN PANAMA	10

15	SUPPLEMENTAL	10

16	LAW AND JURISDICTION	11

ACCEPTANCE OF MORTGAGE		13

THIS SECOND PREFERRED MORTGAGE is made on [•] 2011

BY

(1)                                 DYKER MARITIME CORP., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960 (the “Owner”);

IN FAVOUR OF

(2)                                 CREDIT SUISSE AG, a company incorporated in Switzerland acting through its office at St. Alban Graben 1-3, PO Box CH-4002, Basel, Switzerland (the “Mortgagee”, which expression includes its successors and assigns).

BACKGROUND

(A)                               The Owner is the sole owner of the whole of the m.v. “CARIBE MAIDEN” registered under the laws and flag of the Republic of Panama.

(B)                               By a loan agreement (the “Loan Agreement”) dated 7 December 2007 (as amended and supplemented from time to time including by a supplemental agreement dated [•] 2011 (the “Supplemental Agreement”)) and made between (i) the Borrowers and (ii) the Mortgagee it was agreed that the Mortgagee would make available to the Borrowers a facility of up to US$40,000,000.  Copies of the Loan Agreement without attachments and the Supplemental Agreement are annexed to this Mortgage marked “A” and “B” respectively.

(C)                               By a Master Agreement (on the 2002 ISDA Master Agreement (Multicurrency — Crossborder) form) dated 7 December 2007 made between the Borrowers and the Mortgagee the Borrowers have entered into or may enter into certain Transactions (as such term is defined in the said Master Agreement pursuant to separate Confirmations (as the said term is defined in the said Master Agreement) providing for, amongst other things, the payment of certain amounts by the Borrowers to the Mortgagee.  The Master Agreement, all Transactions from time to time entered into or Confirmations exchanged under the Master Agreement and any amending, supplemental or replacement agreement, are hereinafter called the “Master Agreement”.  A copy of the Master Agreement is annexed to this Mortgage marked “C”.

(D)                               By a guarantee (the “Guarantee”) dated [•] 2011 and made between (i) the Owner and (ii) the Mortgagee, the Owner has guaranteed the Borrowers’ liabilities under the Loan Agreement and the Master Agreement.  A copy of the Guarantee is annexed to this Mortgage marked “D”.

(E)                                It is one of the conditions precedent to the continuing availability of the facility under the Loan Agreement that the Owner executes and delivers this Mortgage, which is the Collateral Mortgage referred to in the Supplemental Agreement, in favour of the Mortgagee as security for the Secured Liabilities and the performance and observance of and compliance with the covenants, terms and conditions contained in the Finance Documents.

(F)                                 Pursuant to the Loan Agreement, the Mortgagee has on the date of this Mortgage advanced to the Borrowers, and the Borrowers are indebted to the Mortgagee in, the principal amount of US$25,815,000.

(G)                              The Owner has authorised the execution and delivery of this Mortgage.

IT IS AGREED as follows:

1                                         DEFINITIONS AND INTERPRETATION

1.1                              Defined expressions.  Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Mortgage unless the context otherwise requires.

1.2                               Definitions.  In this Mortgage, unless the contrary intention appears:

“First Mortgage” means the first preferred Panamanian ship mortgage over the ship dated 2 June 2008 and executed by the Owner in favour of Commerzbank AG;

“Guarantee” means the guarantee dated [•] 2011 referred to in Recital (D);

“Loan Agreement” means the loan agreement dated 7 December 2007 (as amended and/or supplemented from time to time) referred to in Recital (B);

“Master Agreement” means the Agreement dated 7 December 2007 (as amended and/or supplemented from time to time) and made between the Borrowers and the Mortgagee first referred to in Recital (C);

“Secured Liabilities” means all liabilities which the Owner has, at the date of this Mortgage or at any later time or times, to the Mortgagee under or in connection with any Finance Document to which it is a party or any judgment relating to any Finance Document to which it is a party; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country; and

“Security Interest” means:

(a)                                 a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

(b)                                 the rights of the plaintiff under an action in rem in which the vessel concerned has been arrested or a writ has been issued or similar step taken; and

(c)                                 any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but (C) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution; and

“Ship”  means the vessel “CARIBE MAIDEN” described in Recital (A) of the following approximate dimensions and tonnages:

Length overall:	178.84 metres

Breadth:	23.00 metres

Depth:	13.50 metres

Gross Tons:	17,101

Net Tons:	8,600

having International Call Sign 3ENPR and more particularly described in the Patente of Navigation Number 36840-PEXT the title of which vessel has been registered in the name of the Owner in the Directorate General of the Panama Maritime Authority’s Public

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Registry of Titles and Encumbrances of Vessels through the office of the Panamanian Consulate General in New York and includes any share or interest in that vessel and its engines, machinery, boats, tackle, outfit, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or later acquired.

1.3                              Application of construction and interpretation provisions of Loan Agreement.  Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Mortgage.

1.4                              Inconsistency between Guarantee provisions and this Mortgage.  This Mortgage shall be read together with the Guarantee, but in case of any conflict between the Guarantee and this Mortgage, the provisions of the Guarantee shall prevail Provided that this Mortgage shall always be governed by Panamanian law.

1.5                              Inconsistency between English and Spanish versions of Mortgage.  In the case of any conflict between the English and Spanish language versions of this Mortgage, the provisions of the English language version shall prevail.

2                                         MORTGAGE

2.1                              Mortgage.  In consideration of the Mortgagee agreeing to continue to advance the Loan to the Borrowers and other good and valuable consideration the Owner mortgages and charges the Ship to and in favour of the Mortgagee as security for:

(a)                                 the due and punctual payment of the Loan in the maximum principal sum of $40,000,000, $8,000,000 in respect of sums which become due in respect of all liabilities, actual or contingent, present or future of the Borrowers under the Master Agreement and of the other Secured Liabilities; and

(b)                                 the performance and observance of and compliance with the covenants, terms and conditions contained in the Finance Documents to which the Owner is or is to be a party.

2.2                              Constitution of Mortgage.  This Mortgage shall, subject to the First Mortgage, constitute a second and absolute Mortgage on the Ship in accordance with the provisions of Law No. 55 of 6 August 2008 of the Republic of Panama and of any pertinent provisions of the Civil Code and other laws of the Republic of Panama.

2.3                              Void provisions.  Any provision of this Mortgage construed as waiving the preferred status of this Mortgage shall, to such extent, be void and of no effect.

2.4                              Continuing security.  This Mortgage shall remain in force until the end of the Security Period as a continuing security and, in particular:

(a)                                 the Security Interests created by Clause 2.1 shall not be satisfied by any intermediate payment or satisfaction of the Secured Liabilities;

(b)                                 the Security Interests created by Clause 2.1, and the rights of the Mortgagee under this Mortgage, are only capable of being extinguished, limited or otherwise adversely affected by an express and specific term in a document signed by or on behalf of the Mortgagee;

(c)                                  no failure or delay by or on behalf of the Mortgagee to enforce or exercise a Security Interest created by Clause 2.1 or a right of the Mortgagee under this Mortgage, and no act, course of conduct, acquiescence or failure to act (or to prevent the Owner from taking certain action) which is inconsistent with such a Security Interest or such a right shall preclude or estop the Mortgagee (either permanently or temporarily) from enforcing or exercising it or result in a Security Interest expressed to be a fixed security taking effect as a floating security; and

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(d)                                 this Mortgage shall be additional to, and shall not in any way impair or be impaired by:

(i)                                     any other Security Interest whether in relation to property of the Owner or that of a third party; or

(ii)                                  any other right of recourse as against the Owner or any third party,

which the Mortgagee now or subsequently has in respect of any of the Secured Liabilities.

2.5                              Principal and independent debtor.  The Owner shall be liable under this Mortgage as a principal and independent debtor and accordingly it shall not have, as regards this Mortgage, any of the rights or defences of a surety.

2.6                              Waiver of rights and defences.  Without limiting the generality of Clause 2.5, the Owner shall neither be discharged by, nor have any claim against the Mortgagee in respect of:

(a)                                 any amendment or supplement being made to the Finance Documents;

(b)                                 any arrangement or concession (including a rescheduling or acceptance of partial payments) relating to, or affecting, the Finance Documents;

(c)                                  any release or loss (even though negligent) of any right or Security Interest created by the Finance Documents;

(d)                                 any failure (even though negligent) promptly or properly to exercise or enforce any such right or Security Interest, including a failure to realise for its full market value an asset covered by such a Security Interest; or

(e)                                  any other Finance Document or any Security Interest now being or later becoming void, unenforceable, illegal or invalid or otherwise defective for any reason, including a neglect to register it.

2.7                              Subordination of rights of Owner.  All rights which the Owner at any time has (whether in respect of this Mortgage or any other transaction) against either Borrower, any other Security Party or their respective assets shall be fully subordinated to the rights of the Mortgagee under the Finance Documents; and in particular, the Owner shall not:

(a)                                 claim, or in a bankruptcy of either Borrower or any other Security Party prove for, any amount payable to the Owner by either of the Borrowers or any other Security Party, whether in respect of this Mortgage or any other transaction;

(b)                                 take or enforce any Security Interest for any such amount;

(c)                                 claim to set-off any such amount against any amount payable by the Owner to either of the Borrowers or any other Security Party; or

(d)                                claim any subrogation or other right in respect of any Finance Document or any sum received or recovered by the Mortgagee under a Finance Document.

2.8                              No obligations imposed on Mortgagee.  The Owner shall remain liable to perform all obligations connected with the Ship and the Mortgagee shall not, in any circumstances, have or incur any obligation of any kind in connection with the Ship.

2.9                              Negative pledge; disposal of assets.  The Owner shall not sell, create any Security Interest not exclusively securing the Secured Liabilities over or otherwise dispose of the Ship or any right relating to the Ship.

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2.10                       Release of security.  At the end of the Security Period, the Mortgagee will, at the request and cost of the Owner, discharge this Mortgage.

3                                         PAYMENT COVENANTS

3.1                              General.  The Owner shall comply with the following provisions of this Clause 3 at all times during the Security Period.

3.2                              Covenant to pay Secured Liabilities.  The Owner shall duly and punctually pay the Secured Liabilities.

3.3                              Covenant to pay expenses etc.  The Owner shall pay all such expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys as are stated in this Mortgage to be payable by the Owner to or recoverable from the Owner by the Mortgagee (or in respect of which the Owner agrees in this Mortgage to indemnify the Mortgagee) at the times and in the manner specified in this Mortgage.

3.4                              Covenant to pay default interest.  The Owner shall pay interest on any expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys referred to in Clause 3.3 from the date on which the relevant expense, claim, liability, loss, cost, duty, fee, charge or other money is paid or incurred by the Mortgagee (as well after as before judgment):

(a)                                 at the rate described in clause 6.2 of the Loan Agreement;

(b)                                 compounded in accordance with clause 6.6 of the Loan Agreement; and

(c)                                  on demand.

3.5                              Covenant to pay other sums.  The Owner shall pay each and every other sum of money which may be or become owing to the Mortgagee under the Guarantee, this Mortgage and the other Finance Documents to which the Owner is or is to be a party at the times and in the manner specified in this Mortgage or in the other Finance Documents to which it is or is to be a party.

4                                         REPRESENTATIONS AND WARRANTIES

4.1                               General.  The Owner represents and warrants to the Mortgagee as follows.

4.2                              Repetition of Loan Agreement representations and warranties.  The representations and warranties in clause 10 of the Guarantee remain true and not misleading as if repeated on the date of this Mortgage with reference to the circumstances now existing.

5                                         COVENANTS

5.1                              General.  The Owner shall comply with the following provisions of this Clause 4 at all times during the Security Period except as the Mortgagee may otherwise permit in writing.

5.2                             Insurance and Ship covenants.  The Owner shall comply with the provisions of clauses 12 (insurance) and 13 (ship covenants) of the Loan Agreement and those clauses shall apply to this Mortgage as if set out in full in this Mortgage with references therein to the Borrowers changed to references to the Owner and with any other necessary modifications and the Owner shall comply with the provisions of those clauses as so modified.

5.3                               Perfection of Mortgage.  The Owner shall:

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(a)                                 keep this Mortgage registered as a Second Preferred Mortgage on the Ship under and in accordance with the laws of the Republic of Panama and for this purpose the Owner shall execute and record within one month of the date of this Mortgage any and all such documents or things as may be necessary or desirable to register permanently and/or to preserve this Mortgage as a valid Second Preferred Mortgage on the Ship; and

(b)                                 promptly provide the Mortgagee from time to time with evidence in such form as the Mortgagee requires that the Owner is complying with Clause (a).

5.4                               Notice of Mortgage.  The Owner shall:

(a)                                 carry on board the Ship with its papers a properly certified copy of this Mortgage and cause that certified copy of this Mortgage to be exhibited to any person having business with the Ship which might give rise to a lien over the Ship other than a lien for crew’s wages and salvage and to any representative of the Mortgagee on demand; and

(b)                                 place and maintain in a conspicuous place in the navigation room and the Master’s cabin of the Ship a framed printed notice in plain type in English reading as follows:

“NOTICE OF MORTGAGE

This Ship is mortgaged by the Owner hereof to Credit Suisse AG pursuant to the provisions of Law No. 55 of 6 August 2008 of the Republic of Panama and other pertinent legislation and pursuant also to the terms of the said Mortgage, a certified copy of which is preserved with the Ship’s papers.  Therefore, neither the Owner nor any Charterer nor the Master of this Ship nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Ship any lien whatsoever other than for crew’s wages and salvage.”

6                                         PROTECTION OF SECURITY

6.1                              Mortgagee’s right to protect or maintain security.  The Mortgagee may take any action which it may think fit for the purpose of protecting or maintaining the security created by this Mortgage or for any similar or related purpose.

6.2                              Mortgagee’s right to insure, repair etc.  Without limiting the generality of Clause 6.1, if the Owner does not comply with Clause 5, the Mortgagee may:

(a)                                 effect, replace and renew any Insurances;

(b)                                 arrange for the carrying out of such surveys and/or repairs of the Ship as it deems expedient or necessary; and

(c)                                  discharge any liabilities charged on the Ship, or otherwise relating to or affecting it, and/or take any measures which the Mortgagee may think expedient or necessary for the purpose of securing its release.

7                                        ENFORCEABILITY AND MORTGAGEE’S POWERS

7.1                              Right to enforce security.  On the occurrence of an Event of Default but without the necessity for any court order in any jurisdiction to the effect that an Event of Default has occurred or that the security constituted by this Mortgage has become enforceable, and irrespective of whether a notice has been served under clause 18.2 of the Loan Agreement or a demand made under clause 2.1 of the Guarantee:

(a)                                the security constituted by this Mortgage shall immediately become enforceable;

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(b)                                 the Mortgagee shall be entitled at any time or times to exercise the powers set out in Clause 7.2 and in any other Finance Document; and

(c)                                  the Mortgagee shall be entitled at any time or times to exercise the powers possessed by it as mortgagee of the Ship conferred by the law of any country or territory the courts of which have or claim any jurisdiction in respect of the Owner or the Ship.

7.2                              Right to take possession, sell etc.  On the occurrence of an Event of Default, the Mortgagee shall be entitled then or at any later time or times:

(a)                                  to take possession of the Ship whether actually or constructively and/or otherwise to take control of the Ship wherever the Ship may be and cause the Owner or any other person in possession of the Ship forthwith upon demand to surrender the Ship to the Mortgagee without legal process and without the Mortgagee being liable for any losses thereby caused or to account to the Owner in connection therewith;

(b)                                 to sell the Ship or any share in the Ship after 20 day’s prior notice to the Owner and any other mortgagees of record (if any) or such lesser period of notice (or no notice at all) as may be permitted under Panamanian law from time to time, and with or without the benefit of any charterparty or other contract for its employment, by public auction or private contract at any time, at any place and upon any terms (including, without limitation, on terms that all or any part or parts of the purchase price be satisfied by shares, loan stock or other securities and/or be left outstanding as a debt, whether secured or unsecured and whether carrying interest or not) which the Mortgagee thinks fit, with power for the Mortgagee to purchase the Ship at any such public auction and to set off the purchase price against all or any part of the Secured Liabilities;

(c)                                  to manage, insure, maintain and repair the Ship and to charter, employ, lay up or in any other manner whatsoever deal with the Ship in any manner, upon any terms and for any period which the Mortgagee may think fit, in all respects as if the Mortgagee were the owner of the Ship and without the Mortgagee being responsible for any loss thereby incurred;

(d)                                 to collect, recover and give good discharge for any moneys or claims arising in relation to the Ship and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

(e)                                  to take over or commence or defend (if necessary using the name of the Owner) any claims or proceedings relating to, or affecting, the Ship which the Mortgagee may think fit and to abandon, release or settle in any way any such claims or proceedings; and

(f)                                   generally, to enter into any transaction or arrangement of any kind and to do anything in relation to the Ship which the Mortgagee may think fit.

7.3                              No liability of Mortgagee.  The Mortgagee shall not be obliged to check the nature or sufficiency of any payment received by it under this Mortgage or to preserve, exercise or enforce any right relating to the Ship.

7.4                             No requirement to commence proceedings against the Borrowers.  The Mortgagee will not need to commence any proceedings under, or enforce any Security Interest created by, the Loan Agreement, the Master Agreement or any other Finance Document before commencing proceedings under, or enforcing any Security Interest created by, this Mortgage.

7.5                               Conclusive evidence of certain matters.  However, as against the Owner:

(a)                                  any judgment or order of a court in England or the Marshall Islands in connection with the Loan Agreement; and

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(b)                                 any statement or admission of either of the Borrowers in connection with the Loan Agreement.

shall be binding and conclusive as to all matters of fact and law to which it relates.

7.6                              Suspense account. The Mortgagee may, for the purpose of claiming or proving in a bankruptcy of the Borrowers or any other Security Party, place any sum received or recovered under or by virtue of this Mortgage or any Security Interest connected with it on a separate suspense or other nominal account without applying it in satisfaction of the Borrower’s obligations under the Loan Agreement.

8                                         APPLICATION OF MONEYS

8.1                              General.  Subject to the provisions of the First Mortgage, all sums received by the Mortgagee:

(a)                                  in respect of sale of the Ship or any share in the Ship;

(b)                                 in respect of net profits arising out of the employment of the Ship pursuant to Clause 7.2(c); or

(c)                                  in respect of any other transaction or arrangement under Clauses 7.1 or 7.2,

shall be held by the Mortgagee upon trust in the first place to pay or discharge any expenses or liabilities (including any interest) which have been paid or incurred by the Mortgagee in or in connection with the exercise of its powers and to apply the balance in accordance with the Co-ordination Agreement.

9                                         FURTHER ASSURANCES

9.1                               Owner’s obligation to execute further documents etc.  The Owner shall:

(a)                                  execute and deliver to the Mortgagee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Mortgagee may, in any particular case, specify; and

(b)                                 effect any registration or notarisation, give any notice or take any other step,

which the Mortgagee may, by notice to the Owner, specify for any of the purposes described in Clause 9.2 or for any similar or related purpose.

9.2                               Purposes of further assurances.  The purposes referred to in Clause 9.1 are:

(a)                                  validly and effectively to create any Security Interest or right of any kind which the Mortgagee intended should be created by or pursuant to this Mortgage or any other Finance Document;

(b)                                 to protect the priority, or increase the effectiveness, in any jurisdiction of any Security Interest which is created, or which the Mortgagee intended should be created, by or pursuant to this Mortgage or any other Finance Document;

(c)                                 to enable or assist the Mortgagee to sell or otherwise deal with the Ship, to transfer title to, or grant any interest or right relating to, the Ship or to exercise any power which is referred to in Clauses 7.1 or 7.2 or which is conferred by any Finance Document; or

(d)                                 to enable or assist the Mortgagee to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to the Ship in any country or under the law of any country.

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9.3                              Terms of further assurances.  The Mortgagee may specify the terms of any document to be executed by the Owner under Clause 8.1, and those terms may include any covenants, undertakings, powers and provisions which the Mortgagee considers appropriate to protect its interests.

9.4                              Obligation to comply with notice.  The Owner shall comply with a notice under Clause 9.1 by the date specified in the notice.

9.5                              Additional corporate action.  At the same time as the Owner delivers to the Mortgagee any document executed under Clause 9.1(a), the Owner shall also deliver to the Mortgagee a certificate signed by 2 of the Owner’s directors/officers which shall:

(a)                                  set out the text of a resolution of the Owner’s directors specifically authorising the execution of the document specified by the Mortgagee; and

(b)                                 state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under the Owner’s articles of incorporation or other constitutional documents.

10                                  POWER OF ATTORNEY

10.1                       Appointment.  For the purpose of securing the Mortgagee’s interest in the Ship and the due and punctual performance of the Owner’s obligations to the Mortgagee under this Mortgage and every other Finance Document to which the Owner in or is to be a party, the Owner irrevocably and by way of security appoints the Mortgagee its attorney, on behalf of the Owner and in its name or otherwise, to execute or sign any document and do any act or thing which the Owner is obliged to do under any Finance Document.

10.2                       Ratification of actions of attorney.  For the avoidance of doubt and without limiting the generality of Clause 10.1, the Owner confirms that Clause 10.1 authorises the Mortgagee to execute on its behalf a document ratifying any transaction or action which the Mortgagee has purported to enter into or to take and which the Mortgagee considers was or might have been outside his powers or otherwise invalid.

10.3                       Delegation.  The Mortgagee may sub-delegate to any person or persons all or any of the powers (including the discretions) conferred on the Mortgagee by Clauses 10.1 and/or 10.2, and may do so on terms authorising successive sub-delegations.

11                                  INCORPORATION OF GUARANTEE PROVISIONS

11.1                       Incorporation of specific provisions.  The following provisions of the Guarantee apply to this Mortgage as if they were expressly incorporated in this Mortgage with any necessary modifications:

clause 6, payments;

clause 12.2, currency indemnity;

clause 13, set-off; and

clause 14, supplemental.

11.2                       Incorporation of general provisions.  Clause 11.1 is without prejudice to the application to this Mortgage of any provision of the Guarantee which, by its terms, applies or relates to the Finance Documents generally or this Mortgage specifically.

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12                                  ASSIGNMENT

12.1                       Assignment by Mortgagee.  The Mortgagee may assign its rights under and in connection with this Mortgage to the same extent as it may assign its rights under the Guarantee.

13                                  NOTICES

13.1                       Application of provisions of Guarantee.  Clause 16 of the Guarantee applies to any notice or demand under or in connection with this Mortgage.

14                                  REPRESENTATIVES IN PANAMA

14.1                       Representatives in Panama.  The Owner’s representatives in Panama are Patton Moreno & Asvat of Capital Plaza Building, 8th Floor, Costa del Este Ave. and Roberto Motta Ave., Costa del Este, Panama City, Republic of Panama.

14.2                       Special power of attorney.  The Owner and the Mortgagee each hereby confer a special power of attorney on Patton Moreno & Asvat lawyers of Panama City, Republic of Panama and/or any partner in that firm authorising that firm or any partner in that firm to take all necessary steps to record this Mortgage in the appropriate Registry of the Republic of Panama and from time to time details of the indebtedness secured by this Mortgage.

15                                  SUPPLEMENTAL

15.1                       No restriction on other rights.  Nothing in this Mortgage shall be taken to exclude or restrict any power, right or remedy which the Mortgagee may at any time have under:

(a)                                  any other Finance Document; or

(b)                                 the law of any country or territory the courts of which have or claim any jurisdiction in respect of the Owner or the Ship.

15.2                       Exercise of other rights.  The Mortgagee may exercise any right under this Mortgage before it has exercised any right referred to in Clause 15.1(a) or 15.1(b).

15.3                        Invalidity of Loan Agreement and/or the Master Agreement.  In the event of:

(a)                                  the Loan Agreement and/or the Master Agreement now being or later becoming void, illegal, unenforceable or otherwise invalid for any reason whatsoever; or

(b)                                 a bankruptcy of either the Borrowers, the introduction of any law or any other matter resulting in the Borrowers being discharged from liability under the Loan Agreement and/or the Master Agreement, or the Loan Agreement and/or the Master Agreement ceasing to operate (for example, by interest ceasing to accrue);

this Mortgage shall cover any amount which would have been or become payable under or in connection with the Loan Agreement and/or the Master Agreement if the Loan Agreement and/or the Master Agreement had been and remained entirely valid and enforceable and the Borrowers had remained fully liable under it; and references in this Mortgage to amounts payable by the Borrowers under or in connection with the Loan Agreement and/or the Master Agreement shall include references to any amount which would have so been or become payable as aforesaid.

15.4                      Invalidity of Finance Documents.  Clause 15.3 also applies to each of the other Finance Documents to which either of the Borrowers is a party.

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15.5                        Settlement or discharge conditional.  Any settlement or discharge under this Mortgage between the Mortgagee and the Owner shall be conditional upon no security or payment to the Mortgagee by the Owner or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

16                                  LAW AND JURISDICTION

16.1                       Panamanian law.  This Mortgage shall be governed by, and construed in accordance with, Panamanian law.

16.2                       Choice of forum.  The Mortgagee reserves the rights:

(a)                                 to commence proceedings in relation to any matter which arises out of or in connection with this Mortgage in the courts of any country which have or claim jurisdiction to that matter; and

(b)                                to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in Panama or without commencing proceedings in Panama.

16.3                       Action against Ship.  The rights referred to in Clause 16.2 include the right of the Mortgagee to arrest and take action against the Ship at whatever place the Ship shall be found lying and for the purpose of any action which the Mortgagee may bring before the courts of that jurisdiction or other judicial authority and for the purpose of any action which the Mortgagee may bring against the Ship, any writ, notice, judgment or other legal process or documents may (without prejudice to any other method of service under applicable law) be served upon the Master of the Ship (or upon anyone acting as the Master) and such service shall be deemed good service on the Owner for all purposes.

16.4                       Mortgagee’s rights unaffected.  Nothing in this Clause 16 shall exclude or limit any right which the Mortgagee may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

16.5                       Meaning of “proceedings”.  In this Clause 16, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure.

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THIS MORTGAGE has been executed by the duly authorised Attorney-in-Fact of the Owner on the date stated at the beginning of this Mortgage.

SIGNED SEALED and DELIVERED	)
by [•]	)
the duly authorised	)
Attorney- in-Fact	)
of DYKER MARITIME CORP.	)
in the presence of:	)

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ACCEPTANCE OF MORTGAGE

CREDIT SUISSE AG acting through its office at St. Alban Graben 1-3, PO Box CH-4002, Basel, Switzerland hereby accepts the annexed Second Preferred Mortgage dated [•] (the “Mortgage”) executed in its favour by DYKER MARITIME CORP., a Marshall Islands corporation covering the Panamanian Vessel “CARIBE MAIDEN” and hereby accepts the Mortgage in all respects and agrees to all terms and conditions of the Mortgage.

IN WITNESS WHEREOF CREDIT SUISSE AG has caused this Acceptance of Mortgage to be executed on this [•] day of [•] 2011

SIGNED by [•]	)
)
the duly authorised attorney-in-fact	)
of CREDIT SUISSE AG	)
in the presence of:	)

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APPENDIX D

FORM OF COLLATERAL MULTIPARTY DEED

Date	2011

DYKER MARITIME CORP.

– and –

GENERAL CHARTERER, INC.

– and –

PACIFIC RIM SHIPPING CORP.

– and –

TBS WORLDWIDE SERVICES INC.

– and –

CREDIT SUISSE AG

COLLATERAL MULTI-PARTY DEED

relating to m.v. “CARIBE MAIDEN”

Watson, Farley & Williams

London

INDEX

Clause		Page

1	DEFINITIONS AND INTERPRETATION	1
2	COVENANT TO PAY AND PERFORM	6
3	ASSIGNMENT	6
4	EARNINGS, INSURANCES AND REQUISITION COMPENSATION	8
5	OWNER’S REPRESENTATIONS AND WARRANTIES	10
6	BAREBOAT CHARTERER’S REPRESENTATIONS AND WARRANTIES	10
7	PACIFIC RIM’S REPRESENTATIONS AND WARRANTIES	12
8	TBS WORLDWIDE’S REPRESENTATIONS AND WARRANTIES	13
9	COVENANTS	14
10	PROTECTION OF SECURITY	17
11	ENFORCEABILITY AND LENDER’S POWERS	18
12	APPLICATION OF MONEYS	23
13	FURTHER ASSURANCES	23
14	DELETION FROM FILIPINO BAREBOAT REGISTRY	24
15	POWER OF ATTORNEY	24
16	NOTICES	25
17	INCORPORATION OF GUARANTEE PROVISIONS	27
18	SUPPLEMENTAL	27
19	LAW AND JURISDICTION	28
EXECUTION PAGE		30
APPENDIX 1 PART 1 NOTICE OF ASSIGNMENT TO TBS SUBSIDIARIES		32
APPENDIX 1 PART II TBS SUBSIDIARIES’ ACKNOWLEDGEMENT		33
APPENDIX 2 POWER OF ATTORNEY		35

THIS DEED is made on                                                2011

BETWEEN

(1)                                 DYKER MARITIME CORP., a corporation organised and existing under the laws of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (the “Owner”);

(2)                                 GENERAL CHARTERER, INC., a company incorporated in the Philippines whose principal office is at Harbor Centre II Bldg., 2nd Floor, Chicago and Railroad Streets, South Harbor, Port Area, Manila 1018, Philippines (the “Bareboat Charterer”);

(3)                                 PACIFIC RIM SHIPPING CORP., a corporation organised and existing under the laws of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (“Pacific Rim”);

(4)                                 TBS WORLDWIDE SERVICES INC., a corporation organised and existing under the laws of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (“TBS Worldwide”); and

(5)                                 CREDIT SUISSE AG, acting through its branch of St. Alban Graben 1-3, PO Box CH-4002, Basel, Switzerland (the “Lender” which expression includes its successors and assigns).

BACKGROUND

(A)                               By a loan agreement dated 7 December 2007 (as supplemented and amended from time to time) and made between (i) Claremont Shipping Corp. and Yorkshire Shipping Corp. as joint and several borrowers (the “Borrowers”) and (ii) the Lender as lender, it was agreed that the Lender would make available to the Borrowers a term loan facility of up to US$40,000,000.

(B)                               By a guarantee dated [•] 2011 and made between (i) the Owner and (ii) the Lender the Owner has guaranteed the Borrowers’ liabilities under the Loan Agreement.

(C)                               It is one of the conditions precedent to the continued availability of the loan facility under the Loan Agreement that the Owner executes, delivers and registers the Collateral Mortgage and that the Owner, the Bareboat Charterer, Pacific Rim and TBS Worldwide enter into this Deed as security for the Secured Liabilities.

(D)                               The Owner has executed the Collateral Mortgage in favour of the Lender.

(E)                                This Deed supplements the Guarantee and the Collateral Mortgage and is the Collateral Multiparty Deed referred to in the Loan Agreement.

IT IS AGREED as follows:

1                                         DEFINITIONS AND INTERPRETATION

1.1                               Defined expressions.  Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Deed unless the context otherwise requires.

1.2                               Definitions.  In this Deed, unless the contrary intention appears:

“Assigned Contracts”  means together:

(a)                                 the Bareboat Charter;

(b)                                 the Pacific Rim Time Charter;

(c)                                  the Owner’s Time Charter;

(d)                                 the TBS Worldwide Time Charter;

(e)                                  the TBS Trip Time Charters;

and, in the singular, means any of them;

“Assigned Property”  means the Owner’s Assigned Property, Pacific Rim’s Assigned Property, TBS Worldwide’s Assigned Property and the Bareboat Charterer’s Assigned Property;

“Bareboat Charter”  means a bareboat charter dated 24 January 2008 and made between the Owner and the Bareboat Charterer in respect of the Ship and where the context requires as supplemented by the Memorandum of Three Party Agreement;

“Bareboat Charterer’s Assigned Contract Rights”  means all rights and interests of every kind which the Bareboat Charterer now or at any later time has, in or in connection with the Pacific Rim Time Charter or the Bareboat Charter or in relation to any matter arising out of or in connection with the Pacific Rim Time Charter, including, but without in any way limiting the generality of the preceding words:

(a)                       all rights and interests relating to hire or any other amount of any kind payable under the terms of the Pacific Rim Time Charter or the Bareboat Charter;

(b)                       all rights to have Pacific Rim take the Ship on charter pursuant to the Pacific Rim Time Charter or to withdraw the Ship from Pacific Rim;

(c)                        all rights to commence, conduct, defend, compromise or abandon any legal or arbitration proceedings relating to the Pacific Rim Time Charter or the Bareboat Charter or to any matter arising out of or in connection with the Pacific Rim Time Charter or the Bareboat Charter; and

(d)                       all rights to damages, interest, costs or other sums payable under any judgment or order of any court, or any arbitration award, relating to the Pacific Rim Time Charter or the Bareboat Charter or to any matter arising out of or in connection with the Pacific Rim Time Charter or the Bareboat Charter;

“Bareboat Charterer’s Assigned Property”  means all rights and interests of every kind which the Bareboat Charterer now or at any later time has to, in or in connection with:

(a)                       the Bareboat Charterer’s Assigned Contract Rights; and

(b)                       the Bareboat Charterer’s Insurances;

“Bareboat Charterer’s Insurances”  means all of the Insurances which are from time to time taken out by or for the benefit of the Bareboat Charterer;

“Charter Period”  means that part of the Security Period which falls within the period ending on the date on which the Bareboat Charter expires by effluxion of time or (if earlier) on the date on which the Bareboat Charter is otherwise terminated or frustrated or the Ship is withdrawn from hire under the Bareboat Charter (but in the case of such a termination or withdrawal, only such as may be effected within the terms of this Deed) and references in this Deed to the “Charter Period” shall, in relation to the payment of moneys, be construed so as to include moneys which have become due and payable irrespective of whether or not such moneys shall have been paid;

“Commerzbank Loan Agreement” means the loan agreement dated 28 May 2008 made between Commerzbank AG as lender and the Owner as Borrower in respect of a term loan facility of up to US$12,500,000;

“Co-ordination Agreement” means the intercreditor deed dated [•] 2011 and made between Commerzbank AG as senior mortgagee and the lender as junior mortgagee;

“Earnings”  means all moneys whatsoever due or to become due to or for the account of the Owner at any time during the Security Period arising out of the use or operation of the Ship including (but not limited to) all freight, hire and passage moneys, compensation payable to the Owner in the event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship and all sums recoverable under insurances in respect of loss of Earnings (and including, if and whenever the Ship is employed on terms whereby any or all such moneys as aforesaid are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Ship);

“Insurances” means all policies and contracts of insurance (which expression includes all entries of the Ship in a protection and indemnity or war risks association) which are from time to time taken out or entered into in respect of the Ship or her Earnings or otherwise howsoever in connection with the Ship or her Earnings;

“Loan Agreement”  means the loan agreement referred to in Recital (A);

“Memorandum of Three Party Agreement”  means an agreement dated 23 January 2008 and made between the Owner, the Bareboat Charterer and Pacific Rim relating to the charter arrangements and bareboat registration arrangements of the Ship;

“Owner’s Assigned Contracts Rights”  means all rights and interests of every kind which the Owner now or at any later time has, in or in connection with the Bareboat Charter or the TBS Worldwide Time Charter or in relation to any matter arising out of or in connection with the Bareboat Charter or the TBS Worldwide Time Charter, including, but without in any way limiting the generality of the preceding words:

(a)                                 all rights and interests relating to hire or any other amount of any kind payable under the terms of the Bareboat Charter or the TBS Worldwide Time Charter;

(b)                                 all rights to have the Bareboat Charterer or TBS Worldwide take the Ship on charter pursuant to the Bareboat Charter or the TBS Worldwide Time Charter or to withdraw the Ship from the Bareboat Charterer or TBS Worldwide;

(c)                                  all rights to commence, conduct, defend, compromise or abandon any legal or arbitration proceedings relating to the Bareboat Charter or the TBS Worldwide Time Charter or to any matter arising out of or in connection with the Bareboat Charter or the TBS Worldwide Time Charter; and

(d)                                 all rights to damages, interest, costs or other sums payable under any judgment or order of any court, or any arbitration award, relating to the Bareboat Charter or the TBS Worldwide Time Charter or to any matter arising out of or in connection with the Bareboat Charter or the TBS Worldwide Time Charter;

“Owner’s Assigned Property”  means all rights and interests of every kind which the Owner now or at any later time has to, in or in connection with:

(a)                                 the Owner’s Assigned Contract Rights;

(b)                                 the Earnings;

(c)                                  the Insurances; and

(d)                                 any Requisition Compensation;

“Owner’s Time Charter”  means the time charter dated 24 January 2008 and made between Pacific Rim and the Owner pursuant to which Pacific Rim has agreed to let, and the Owner has agreed to take, the Ship on time charter;

“Pacific Rim’s Assigned Contract Rights”  means all rights and interests of every kind which Pacific Rim now or at any later time has, in or in connection with the Pacific Rim Time Charter or the Owner’s Time Charter or in relation to any matter arising out of or in connection with the Pacific Rim Time Charter or the Owner’s Time Charter, including, but without in any way limiting the generality of the preceding words:

(a)                                 all rights and interests relating to hire or any other amount of any kind payable under the terms of the Pacific Rim Time Charter or the Owner’s Time Charter;

(b)                                 all rights to have the Owner take the Ship on charter pursuant to the Owner’s Time Charter or to withdraw the Ship from the Owner;

(c)                                  all rights to commence, conduct, defend, compromise or abandon any legal or arbitration proceedings relating to the Pacific Rim Time Charter or the Owner’s Time Charter or to any matter arising out of or in connection with the Pacific Rim Time Charter or the Owner’s Time Charter; and

(d)                                 all rights to damages, interest, costs or other sums payable under any judgment or order of any court, or any arbitration award, relating to the Pacific Rim Time Charter or the Owner’s Time Charter or to any matter arising out of or in connection with the Pacific Rim Time Charter or the Owner’s Time Charter;

“Pacific Rim’s Assigned Property”  means all rights and interests of every kind which Pacific Rim now or at any later time has to, in or in connection with Pacific Rim’s Assigned Contract Rights;

“Pacific Rim Time Charter”  means a time charter dated 23 January 2008 and made between the Bareboat Charterer and Pacific Rim pursuant to which the Bareboat Charterer has agreed to let, and Pacific Rim has agreed to take, the Ship on time charter;

“Prior Multiparty Deed” means the first priority multiparty deed dated 2 June 2008 and executed by the Owner, the Bareboat Charterer, Pacific Rim and TBS Worldwide in favour of Commerzbank AG pursuant to the Commerzbank Loan Agreement;

“Receiver”  means any receiver and/or manager (or joint receivers and/or managers) appointed under Clause 11.3;

“Secured Liabilities”  means all liabilities which the Owner or any other Security Party have, at the date of this Deed or at any later time or times, to the Lender under or in connection with any Finance Document or any judgment relating to any Finance Document and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;

“Ship”  means the vessel “CARIBE MAIDEN” registered in the name of the Owner with the Panamanian ship registry and bareboat registered in the name of the Bareboat Charterer under the Philippines flag and includes any share or interest in that vessel and its engines, machinery, boats, tackle, outfit, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired;

“TBS Trip Time Charters”  means the time charters entered or to be entered into between TBS Worldwide and any of TBS Latin America Liner, Ltd., TBS Eurolines, Ltd., TBS Ocean Carriers, Ltd., TBS North America Liner, Ltd., TBS Middle East Carriers, Ltd. and TBS Pacific Liner, Ltd. pursuant to which TBS Worldwide has agreed or shall agree to let, and such charterers have agreed or shall agree to hire, the Ship on time charter and, in the singular, means any of them;

“TBS Worldwide’s Assigned Contract Rights”  means all rights and interests of every kind which TBS Worldwide now or at any later time has, in or in connection with the TBS Worldwide Time Charter or the TBS Trip Time Charters or in relation to any matter arising out of or in connection with the TBS Worldwide Time Charter or any TBS Trip Time Charter, including, but without in any way limiting the generality of the preceding words:

(a)                       all rights and interests relating to hire or any other amount of any kind payable under the terms of the TBS Worldwide Time Charter or any TBS Trip Time Charter;

(b)                       all rights to have the relevant charterer under any TBS Trip Time Charter take the Ship on charter pursuant to such TBS Trip Time Charter or to withdraw the Ship from the relevant charterer under any TBS Trip Time Charter or such undated Party Time Charter;

(c)                        all rights to commence, conduct, defend, compromise or abandon any legal or arbitration proceedings relating to the TBS Worldwide Time Charter or any TBS Trip Time Charter or to any matter arising out of or in connection with the TBS Worldwide Time Charter or any TBS Trip Time Charter; and

(d)                       all rights to damages, interest, costs or other sums payable under any judgment or order of any court, or any arbitration award, relating to the TBS Worldwide Time Charter or any TBS Trip Time Charter or to any matter arising out of or in connection with the TBS Worldwide Time Charter or any TBS Trip Time Charter;

“TBS Worldwide’s Assigned Property”  means all rights and interests of every kind which TBS Worldwide now or at any later time has to, in or in connection with TBS Worldwide’s Assigned Contract Rights; and

“TBS Worldwide Time Charter”  means a time charter dated 24 January 2008 and made between the Owner and TBS Worldwide pursuant to which the Owner has agreed to let, and TBS Worldwide has agreed to hire, the Ship on time charter.

1.3                              Application of construction and interpretation provisions of Loan Agreement.  Clauses 1.2, 1.3 and 1.4 of the Loan Agreement apply, with any necessary modifications, to this Deed.

1.4                               Inconsistency between Guarantee provisions and this Deed.  This Deed shall be read together with the other Finance Documents, but in case of any conflict between the Guarantee and this Deed, the provisions of the Guarantee shall prevail.

1.5                               Inconsistency between any provisions of any Assigned Contracts and this Deed.  In case of any conflict between any Assigned Contract and this Deed, the provisions of this Deed shall prevail.

2                                         COVENANT TO PAY AND PERFORM

2.1                               Covenant to pay Secured Liabilities.  The Owner covenants with the Lender:

(a)                                 duly and punctually to pay the Secured Liabilities; and

(b)                                 to observe and perform all its other obligations under the Finance Documents

Provided that every payment which either Borrower makes in accordance with the Loan Agreement or the Master Agreement shall pro tanto satisfy the Owner’s liabilities under 2.1(a).

3                                         ASSIGNMENT

3.1                               The Owner’s Assignment.  The Owner, with full title guarantee, but at all times subject to the Prior Multiparty Deed, assigns to the Lender absolutely all rights and interests which now or at any later time they have to, in or in connection with, the Owner’s Assigned Property.

3.2                               The Bareboat Charterer’s Assignment.  The Bareboat Charterer, with full title guarantee, but at all times subject to the Prior Multiparty Deed, assigns to the Lender absolutely all rights and interests which now or at any later time it, has to, in or in connection with, the Bareboat Charterer’s Assigned Property.

3.3                               Pacific Rim’s Assignment.  Pacific Rim, with full title guarantee, but at all times subject to the Prior Multiparty Deed, assigns to the Lender absolutely all rights and interests which now or at any later time it has to, in or in connection with, Pacific Rim’s Assigned Property.

3.4                               TBS Worldwide’s Assignment.  TBS Worldwide, with full title guarantee, but at all times subject to the Prior Multiparty Deed, assigns to the Lender absolutely all rights and interests which now or at any later time it has to, in or in connection with, TBS Worldwide’s Assigned Property.

3.5                               Continuing security.  The Security Interests created by Clauses 3.1, 3.2, 3.3 and 3.4 are fixed; and this Deed shall remain in force until the end of the Security Period as a continuing security and, in particular:

(a)                                 the Security Interests created by Clauses 3.1, 3.2, 3.3 and 3.4 shall not be satisfied by any intermediate payment or satisfaction of the Secured Liabilities;

(b)                                 the Security Interests created by Clauses 3.1, 3.2, 3.3 and 3.4, and the rights of the Lender under this Deed, are only capable of being extinguished, limited or otherwise adversely affected by an express and specific term in a document signed by or on behalf of the Lender;

(c)                                  no failure or delay by or on behalf of the Lender to enforce or exercise a Security Interest created by Clauses 3.1, 3.2, 3.3 and 3.4 or a right of the Lender under this Deed, and no act, course of conduct, acquiescence or failure to act (or to prevent the Owner, the Bareboat Charterer, Pacific Rim or TBS Worldwide or any of them from taking certain action) which is inconsistent with such a Security Interest or such a right or with such a Security Interest being a fixed security shall preclude or estop the Lender (either permanently or temporarily) from enforcing or exercising it or result in a Security Interest expressed to be a fixed security taking effect as a floating security; and

(d)                                this Deed shall be additional to, and shall not in any way impair or be impaired by:

(i)                                     any other Security Interest whether in relation to property of the Owner, the Bareboat Charterer, Pacific Rim, TBS Worldwide or that of a third party; or

(ii)                                 any other right of recourse as against the Owner, the Bareboat Charterer, Pacific Rim, TBS Worldwide or any third party,

which the Lender now or subsequently has in respect of any of the Secured Liabilities.

3.6                               Waiver of rights and defences.  The Owner, the Bareboat Charterer, Pacific Rim and TBS Worldwide shall each be liable under this Deed as a principal and independent debtor and accordingly shall not have, as regards this Deed, any of the rights or defences of a surety and, in particular, the Owner, the Bareboat Charterer, Pacific Rim or TBS Worldwide shall not be discharged by, nor have any claim against the Lender in respect of:

(a)                                 any amendment or supplement being made to the Finance Documents;

(b)                                 any arrangement or concession (including a rescheduling or acceptance of partial payments) relating to, or affecting, the Finance Documents;

(c)                                  any release or loss (even though negligent) of any right or Security Interest created by the Finance Documents;

(d)                                 any failure (even though negligent) promptly or properly to exercise or enforce any such right or Security Interest, including a failure to realise for its full market value an asset covered by such a Security Interest; or

(e)                                  the Loan Agreement, any other Finance Document or any Security Interest now being or later becoming void, unenforceable, illegal or invalid or otherwise defective for any reason, including a neglect to register it.

3.7                               Subordination of rights.  All rights which the Bareboat Charterer, Pacific Rim or TBS Worldwide at any time have (whether in respect of this Deed or any other transaction) against the Owner or any other party to any of the Finance Documents or their respective assets shall be fully subordinated to the rights of the Lender under the Finance Documents; and in particular, each of the Bareboat Charterer, Pacific Rim and TBS Worldwide shall not:

(a)                                 claim, or in a bankruptcy of the Owner or any other party to any of the Finance Documents prove for, any amount payable to it by the Owner or any other party to any of the Finance Documents, whether in respect of this Deed or any other transaction;

(b)                                 take or enforce any Security Interest for any such amount;

(c)                                  claim to set-off any such amount against any amount payable by it to the Owner or any other party to any of the Finance Documents; or

(d)                                 claim any subrogation or other right in respect of any Finance Document or any sum received or recovered by the Lender under a Finance Document.

3.8                               No obligations imposed on the Lender.  Each of the Owner and the Bareboat Charterer shall remain liable to perform all their respective obligations connected with the Assigned Property and the Lender shall not, in any circumstances, have or incur any obligation of any kind in connection with the Assigned Property;

3.9                               Notices of assignment by the Owner, the Bareboat Charter, Pacific Rim and TBS Worldwide.  By its execution and delivery of this Deed, each of the Owner, the Bareboat Charterer, Pacific Rim and TBS Worldwide acknowledges that it has received from the others notice of the respective assignments contained in Clauses 3.1, 3.2, 3.3 and 3.4 and the Lender’s rights and powers pursuant to Clause 11.

3.10                        Notice of assignment of TBS Trip Time Charter.  Immediately upon the execution and delivery of this Deed TBS Worldwide shall give each charterer under the TBS Trip Time Charters notice of the assignment contained in Clause 3.4 in the form set out in Appendix 1 and shall obtain from it a signed acknowledgment in the form set out in that Appendix.

3.11                        Negative pledge; disposal of assets

(a)                                 the Owner shall not sell, create any Security Interest not exclusively securing the Secured Liabilities over or otherwise dispose of any of the Owner’s Assigned Property or any right relating to any of the Owner’s Assigned Property;

(b)                                 the Bareboat Charterer shall not sell, create any Security Interest not exclusively securing the Secured Liabilities over or otherwise dispose of any of the Bareboat Charterer’s Assigned Property or any right relating to any of the Bareboat Charterer’s Assigned Property;

(c)                                  Pacific Rim shall not sell, create any Security Interest not exclusively securing the Secured Liabilities over or otherwise dispose of any of Pacific Rim’s Assigned Property or any right relating to any of Pacific Rim’s Assigned Property; and

(d)                                 TBS Worldwide shall not sell, create any Security Interest not exclusively securing the Secured Liabilities over or otherwise dispose of any of TBS Worldwide’s Assigned Property or any right relating to any of TBS Worldwide’s Assigned Property.

3.12                        Release of security in respect of the Owner’s Assigned Property.  At the end of the Security Period, the Lender will, at the request and cost of the Owner, re-assign (without any warranty, representation, covenant or other recourse) to the Owner such rights as the Lender then has to, or in connection with, the Owner’s Assigned Property.

3.13                        Release of security in respect of the Bareboat Charterer’s Assigned Property.  At the end of the Security Period, the Lender will, at the request and cost of the Bareboat Charterer, re-assign (without any warranty, representation, covenant or other recourse) to the Bareboat Charterer such rights as the Lender then has to, or in connection with, the Bareboat Charterer’s Assigned Property.

3.14                        Release of security in respect of Pacific Rim’s Assigned Property.  At the end of the Security Period, the Lender will, at the request and cost of Pacific Rim, re-assign (without any warranty, representation, covenant or other recourse) to Pacific Rim such rights as the Lender then has to, or in connection with, Pacific Rim’s Assigned Property.

3.15                        Release of security in respect of TBS Worldwide’s Assigned Property.  At the end of the Security Period, the Lender will, at the request and cost of TBS Worldwide, re-assign (without any warranty, representation, covenant or other recourse) to TBS Worldwide such time such rights as the Lender then has to, or in connection with, TBS Worldwide’s Assigned Property.

4                                         EARNINGS, INSURANCES AND REQUISITION COMPENSATION

4.1                               Receipt of Earnings.  Subject to clause 4.1 of the Prior Multiparty Deed, the Earnings shall be payable to the Owner provided that following the occurrence of an Event of Default which is continuing and a direction by the Lender:

(a)                                 the Owner shall forthwith, and the Lender may at any time thereafter, instruct all persons from whom the Owner’s Earnings are due to pay them to such account as the Lender may specify; and

(b)                                 any sum in respect of Earnings then held by the Owner’s brokers, bankers or other agents or representatives shall be deemed to have been received by and to be held by them on trust for the Lender.

4.2                               Receipt of Insurances before an Event of Default.  Before the occurrence of an Event of Default which at the relevant time is continuing, sums recoverable in respect of the Insurances shall be payable as follows:

(a)                                 Until the loan provided pursuant to the Commerzbank Loan Agreement has been repaid in full, sums recoverable shall be payable in accordance with clause 4.2 of the Prior Multiparty Deed and after such time shall be payable as per the following paragraphs (b) – (e);

(b)                                 any sum recoverable in respect of a Total Loss under the Insurances against fire and usual marine risks and war risks shall be paid to the Lender; and

(c)                                  any sum recoverable in respect of a Major Casualty under the Insurances against fire and usual marine risks and war risks shall be paid to the Lender but so that:

(i)                                     at all times during the Charter Period, the sum received by the Lender shall be paid over to the Owner or the Bareboat Charterer (as the case may be) upon the Owner or the Bareboat Charterer (as the case may be) providing evidence satisfactory to the Lender that all loss and damage resulting from the casualty has been properly made good and repaired and that all repair accounts and other liabilities connected with the casualty have been paid by the Owner or the Bareboat Charterer (as the case may be); and

(ii)                                  after the Charter Period, the sum received by the Lender shall be paid over to the Owner upon the Owner providing evidence satisfactory to the Lender that all loss and damage resulting from the casualty has been properly made good and repaired and that all repair accounts and other liabilities connected with the casualty have been paid by the Owner; and

(iii)                               the insurers with whom the fire and usual marine risks and war risks insurances are effected may in the case of any Major Casualty, and with the prior written consent of the Lender, make payment on account of the repairs which are being carried out; and

(d)                                 any other sum recoverable under the Insurances against fire and usual marine risks and war risks shall be paid to the Owner or the Bareboat Charterer (as the case may be) at all times during the Charter Period and to the Owner or the Bareboat Charterer (as the case may be) thereafter and the Owner or the Bareboat Charterer (as the case may be) shall apply it in making good the loss and fully repairing all damage in respect of which that insurance money was received; and

(e)                                  any sum recoverable under the Insurances against protection and indemnity risks shall be paid direct to the person to whom was incurred the liability to which such sum relates (or to the Owner or the Bareboat Charterer (as the case may be) in reimbursement to it of moneys expended to discharge that liability).

4.3                               Receipt of Insurances after an Event of Default.  On or after the occurrence of an Event of Default which is continuing any sums recoverable under the Insurances shall be payable to the Lender.

4.4                               Receipt of the Bareboat Charterer’s Insurances.  At all times during the Security Period any sum recoverable in respect of the Bareboat Charterer’s Insurances shall be payable in accordance with Clauses 4.2 and 4.3.

4.5                               Receipt of Requisition Compensation.  Any Requisition Compensation shall at all times be payable to the Lender.

5                                         OWNER’S REPRESENTATIONS AND WARRANTIES

5.1                               General.  The Owner represents and warrants to the Lender as follows.

5.2                               Repetition of Guarantee representations and warranties.  The representations and warranties in clause 10 of the Guarantee remain true and not misleading if repeated on the date of this Deed with reference to the circumstances then existing.

5.3                               Title to Assigned Property.  The Owner is the sole legal and beneficial owner of all rights and interests which each of the Assigned Contracts to which the Owner is a party creates in favour of the Owner.

5.4                               No restrictions on right to assign.  The Owner has the right, without requiring the concurrence, consent or authority of any other person, to create, in respect of all of the Owner’s Assigned Property, the Security Interests which Clause 3 purports to create.

5.5                               No third party Security Interests.  As at the time of delivery of the Ship to the Bareboat Charterer no third party has any Security Interest or any other right, interest or claim over, in or in relation to any Assigned Contracts to which the Owner is a party except for Permitted Security Interests.

5.6                               Validity and completeness of Assigned Contracts

(a)                                 The copies of the Assigned Contracts to which the Owner is a party delivered to the Lender in connection with this Deed are true and complete copies, and there does not exist any addendum, supplemental agreement or other document of any kind which has the effect of varying the terms of any Assigned Contract to which the Owner is a party or of excluding, restricting or qualifying any right or interest which an Assigned Contract to which the Owner is a party creates in favour of the Owner; and

(b)                                 each Assigned Contract to which the Owner is a party is in full force and is binding on and enforceable against each of the parties to it in accordance with its terms but subject to general principles of equity and laws affecting creditors’ rights generally, and to the best of the Owner’s knowledge and belief no event has occurred or matter arisen as a result of which any party to an Assigned Contract to which the Owner is a party is, may be or may later become entitled to rescind or terminate any Assigned Contract to which the Owner is a party or to refuse or suspend performance of its obligations thereunder, or to raise any set-off or other defence in respect of such obligations; and

(c)                                  without limiting the generality of paragraph (b), the Bareboat Charterer is in compliance with its obligations under the Bareboat Charter.

5.7                               Delivery and acceptance of Ship.  The Ship has been delivered to, and accepted by the Bareboat Charterer and complies with all requirements of and relating to the Bareboat Charter.

6                                         BAREBOAT CHARTERER’S REPRESENTATIONS AND WARRANTIES

6.1                               General.  The Bareboat Charterer represents and warrants to the Lender as follows.

6.2                               Status.  The Bareboat Charterer is duly incorporated and validly existing and in good standing under the laws of the Philippines.

6.3                               Corporate power.  The Bareboat Charterer has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a)                                 to execute this Deed and the Assigned Contracts to which the Bareboat Charterer is a party; and

(b)                                 to make all the payments contemplated by, and to comply with, this Deed and those Assigned Contracts.

6.4                               Consents in force.  All the consents referred to in Clause 6.3 remain in force and nothing has occurred which makes any of them liable to revocation.

6.5                               Legal validity; effective Security Interests.  This Deed and the Assigned Contracts to which the Bareboat Charterer is a party:

(a)                                 subject to the terms of the Memorandum of Three Party Agreement, constitute the Bareboat Charterer’s legal, valid and binding obligations enforceable against the Bareboat Charterer in accordance with their respective terms; and

(b)                                 in the case of this Deed, create legal, valid and binding Security Interests enforceable in accordance with its terms over all the assets to which it, by its terms, relates;

subject, in either such case, to any relevant insolvency laws affecting creditors’ rights generally.

6.6                               No third party Security Interests.  Without limiting the generality of Clause 6.5:

(a)                                 the Bareboat Charterer has the right to create all the Security Interests which under this Deed it purports to create; and

(b)                                 no third party has any Security Interest or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates except for Permitted Security Interests.

6.7                               No conflicts.  The execution by the Bareboat Charterer of this Deed and of each Assigned Contract to which the Bareboat Charterer is a party and its compliance with this Deed and those Assigned Contracts will not involve or lead to a contravention of:

(a)                                 any law or regulation in force at the date of this Deed; or

(b)                                 the constitutional documents of the Bareboat Charterer; or

(c)                                  any contractual or other obligation or restriction which is binding on the Bareboat Charterer or any of its assets.

6.8                               Validity and completeness of Assigned Contracts

(a)                                 The copies of the Assigned Contracts to which the Bareboat Charterer is a party delivered to the Lender in connection with this Deed are true and complete copies, and there does not exist any addendum, supplemental agreement or other document of any kind which has the effect of varying the terms of any Assigned Contract to which the Bareboat Charterer is a party or of excluding, restricting or qualifying any right or interest which an Assigned Contract to which the Bareboat Charterer is a party creates in favour of the Bareboat Charterer; and

(b)                                 each Assigned Contract to which the Bareboat Charterer is a party is in full force and is binding on and enforceable against each of the parties to it in accordance with its terms but subject to general principles of equity and laws affecting creditors’ rights generally, and to the best of the Bareboat Charterer’s knowledge and belief no event has occurred or matter arisen as a result of which any party to an Assigned Contract to which the Bareboat Charterer is a party is, may be or may later become entitled to rescind or terminate any Assigned Contract to which the Bareboat Charterer is a party or to refuse or suspend performance of its obligations thereunder, or to raise any set-off or other defence in respect of such obligations; and

(c)                                  without limiting the generality of paragraph (b), the Bareboat Charterer is in compliance with its obligations under the Assigned Contracts to which it is a party.

6.9                               Delivery and acceptance of Ship under Assigned Contracts.  The Ship has been delivered to, and accepted by, Pacific Rim and complies with all requirements of and relating to the Pacific Rim Time Charter.

7                                         PACIFIC RIM’S REPRESENTATIONS AND WARRANTIES

7.1                               General.  Pacific Rim represents and warrants to the Lender as follows.

7.2                               Status.  Pacific Rim is duly incorporated and validly existing and in good standing under the laws of the Marshall Islands.

7.3                               Corporate power.  Pacific Rim has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a)                                 to execute this Deed and the Assigned Contracts to which Pacific Rim is a party; and

(b)                                 to make all the payments contemplated by, and to comply with, this Deed and those Assigned Contracts.

7.4                               Consents in force.  All the consents referred to in Clause 7.3 remain in force and nothing has occurred which makes any of them liable to revocation.

7.5                               Legal validity; effective Security Interests.  This Deed and the Assigned Contracts to which Pacific Rim is a party:

(a)                                 subject to the terms of the Memorandum of Three Party Agreement, constitute Pacific Rim’s legal, valid and binding obligations enforceable against Pacific Rim in accordance with their respective terms; and

(b)                                 in the case of this Deed, create legal, valid and binding Security Interests enforceable in accordance with its terms over all the assets to which it, by its terms, relates;

subject, in either such case, to any relevant insolvency laws affecting creditors’ rights generally.

7.6                               No third party Security Interests.  Without limiting the generality of Clause 7.5:

(a)                                 Pacific Rim has the right to create all the Security Interests which under this Deed it purports to create; and

(b)                                 no third party has any Security Interest or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates except for Permitted Security Interests.

7.7                              No conflicts.  The execution by Pacific Rim of this Deed and of each Assigned Contract to which Pacific Rim is a party and its compliance with this Deed and those Assigned Contracts will not involve or lead to a contravention of:

(a)                                 any law or regulation in force at the date of this Deed; or

(b)                                 the constitutional documents of Pacific Rim; or

(c)                                  any contractual or other obligation or restriction which is binding on Pacific Rim or any of its assets.

7.8                               Validity and completeness of Assigned Contracts.

(a)                                 The copies of the Assigned Contracts to which Pacific Rim is a party delivered to the Lender in connection with this Deed are true and complete copies, and there does not exist any addendum, supplemental agreement or other document of any kind which has the effect of varying the terms of any Assigned Contract to which Pacific Rim is a party or of excluding, restricting or qualifying any right or interest which an Assigned Contract to which Pacific Rim is a party creates in favour of Pacific Rim; and

(b)                                 each Assigned Contract to which Pacific Rim is a party is in full force and is binding on and enforceable against each of the parties to it in accordance with its terms but subject to general principles of equity and laws affecting creditors’ rights generally, and to the best of Pacific Rim’s knowledge and belief no event has occurred or matter arisen as a result of which any party to an Assigned Contract to which Pacific Rim is a party is, may be or may later become entitled to rescind or terminate any Assigned Contract to which Pacific Rim is a party or to refuse or suspend performance of its obligations thereunder, or to raise any set-off or other defence in respect of such obligations; and

(c)                                  without limiting the generality of paragraph (b), Pacific Rim is in compliance with its obligations under the Assigned Contracts to which it is a party.

7.9                               Delivery and acceptance of Ship under Assigned Contracts.  The Ship has been delivered to, and accepted by, the Owner and complies with all requirements of and relating to the Owner’s Time Charter.

7.10                        Chief Executive Office.  Pacific Rim does not have its chief executive office in any part of the United States of America.

8                                         TBS WORLDWIDE’S REPRESENTATIONS AND WARRANTIES

8.1                               General.  TBS Worldwide represents and warrants to the Lender as follows.

8.2                               Status.  TBS Worldwide is duly incorporated and validly existing and in good standing under the laws of the Marshall Islands.

8.3                               Corporate power.  TBS Worldwide has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a)                                 to execute this Deed and the Assigned Contracts to which TBS Worldwide is a party; and

(b)                                 to make all the payments contemplated by, and to comply with, this Deed and those Assigned Contracts.

8.4                               Consents in force.  All the consents referred to in Clause 8.3 remain in force and nothing has occurred which makes any of them liable to revocation.

8.5                               Legal validity; effective Security Interests.  This Deed and the Assigned Contracts to which TBS Worldwide is a party:

(a)                                 constitute TBS Worldwide’s legal, valid and binding obligations enforceable against TBS Worldwide in accordance with their respective terms; and

(b)                                 in the case of this Deed, create legal, valid and binding Security Interests enforceable in accordance with its terms over all the assets to which it, by its terms, relates;

subject, in either such case, to any relevant insolvency laws affecting creditors’ rights generally.

8.6                               No third party Security Interests.  Without limiting the generality of Clause 8.5:

(a)                                 TBS Worldwide has the right to create all the Security Interests which under this Deed it purports to create; and

(b)                                 no third party has any Security Interest or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates except for Permitted Security Interests.

8.7                               No conflicts.  The execution by TBS Worldwide of this Deed and of each Assigned Contract to which TBS Worldwide is a party and its compliance with this Deed and those Assigned Contracts will not involve or lead to a contravention of:

(a)                                 any law or regulation in force at the date of this Deed; or

(b)                                 the constitutional documents of TBS Worldwide; or

(c)                                  any contractual or other obligation or restriction which is binding on TBS Worldwide or any of its assets.

8.8                               Validity and completeness of Assigned Contracts.

(a)                                 The copies of the Assigned Contracts to which TBS Worldwide is a party delivered to the Lender in connection with this Deed are true and complete copies, and there does not exist any addendum, supplemental agreement or other document of any kind which has the effect of varying the terms of any Assigned Contract to which TBS Worldwide is a party or of excluding, restricting or qualifying any right or interest which an Assigned Contract to which TBS Worldwide is a party creates in favour of TBS Worldwide; and

(b)                                 each Assigned Contract to which TBS Worldwide is a party is in full force and is binding on and enforceable against each of the parties to it in accordance with its terms but subject to general principles of equity and laws affecting creditors’ rights generally, and to the best of the TBS Worldwide’s knowledge and belief no event has occurred or matter arisen as a result of which any party to an Assigned Contract to which TBS Worldwide is a party is, may be or may later become entitled to rescind or terminate any Assigned Contract to which TBS Worldwide is a party or to refuse or suspend performance of its obligations thereunder, or to raise any set-off or other defence in respect of such obligations; and

(c)                                  without limiting the generality of paragraph (b), TBS Worldwide is in compliance with its obligations under the Assigned Contracts to which it is a party.

8.9                               Delivery and acceptance of Ship under Assigned Contracts.  The Ship has been delivered to, and accepted by, TBS Worldwide and complies with all requirements of and relating to TBS Worldwide Time Charter.

8.10                       Chief Executive Office.  TBS Worldwide does not have its chief executive office in any part of the United States of America.

9                                         COVENANTS

9.1                               General.  The Owner, the Bareboat Charterer, Pacific Rim and TBS Worldwide each shall comply with the following provisions of this Clause 9 at all times during the Security Period (or, where applicable, the Charter Period) except as the Lender may otherwise permit.

9.2                               Performance of obligations under Assigned Contracts.  Each of the Owner, the Bareboat Charterer, Pacific Rim and TBS Worldwide shall:

(a)                                 observe and perform all its obligations and meet all its liabilities under or in connection with each Assigned Contract to which it is a party;

(b)                                 use its best endeavours to ensure performance and observance by the other parties of their obligations and liabilities under each Assigned Contract to which it is a party;

(c)                                  take any action, or refrain from taking any action, which the Lender may reasonably specify in connection with any material breach, or possible future material breach, of an Assigned Contract to which it is a party by it or any other party or with any other matter which arises or may later arise out of or in connection with an Assigned Contract to which it is a party.

9.3                               No variation, release etc. of Assigned Contracts.  Each of the Owner, the Bareboat Charterer, Pacific Rim and TBS Worldwide shall not, whether by a document, by conduct, by acquiescence or in any other way:

(a)                                 vary in any material respect any Assigned Contract to which it is a party;

(b)                                 release, waive, suspend or subordinate or permit to be lost or impaired any interest or right forming part of or relating to any of the Assigned Property;

(c)                                  waive any person’s material breach of any Assigned Contract to which it is a party;

(d)                                 rescind or terminate any Assigned Contract to which it is a party or treat itself as discharged or relieved from further performance of any of its obligations or liabilities under an Assigned Contract to which it is a party or, in the case of the Owner, withdraw the Ship from the Bareboat Charterer under the Bareboat Charter or from TBS Worldwide under the TBS Worldwide Time Charter or, in the case of the Bareboat Charterer, withdraw the Ship from Pacific Rim under the Pacific Rim Time Charter or, in the case of Pacific Rim, withdraw the Ship from the Owner under the Owner’s Time Charter or, in the case of TBS Worldwide, withdraw the Ship from any of the charterers under the TBS Trip Time Charters;

(e)                                  purport to vary or revoke any notice or instruction relating to this Deed which it has given or may later give to any person

Provided that:

(i)                                     the Lender shall not be able to withhold its consent to the termination of the Bareboat Charter and the Pacific Rim Time Charter in circumstances where the Philippine bareboat registration of the Ship is to be ended and the Ship is to continue to be time chartered under the Owner’s Time Charter;

(ii)                                  any termination of the Bareboat Charter by either the Bareboat Charterer or the Owner (or withdrawal by the Owner of the Ship from the Bareboat Charterer) after the permission of the Lender is given shall (as each hereby acknowledges) be without responsibility on the part of the Lender who shall be under no liability whatsoever in the event that such termination or withdrawal is subsequently adjudged to have constituted a wrongful repudiation of the Bareboat Charter by the Owner or the Bareboat Charterer as the case may be;

(iii)                              any termination of the Pacific Rim Time Charter by either Pacific Rim or the Bareboat Charterer (or withdrawal by the Bareboat Charterer of the Ship from Pacific Rim) after the permission of the Lender is given shall (as each hereby acknowledges) be without responsibility on the part of the Lender who shall be under no liability whatsoever in the event that such termination or withdrawal is subsequently adjudged to have constituted a wrongful repudiation of the Pacific Rim Time Charter by Pacific Rim or the Bareboat Charterer as the case may be;

(iv)                              any termination of the Owner’s Time Charter by either the Owner or Pacific Rim (or withdrawal by Pacific Rim of the Ship from the Owner) after the permission of the Lender is given shall (as each hereby acknowledges) be without responsibility on the part of the Lender who shall be under no liability whatsoever in the event that such termination or withdrawal is subsequently adjudged to have constituted a wrongful repudiation of the Owner’s Time Charter by the Owner or Pacific Rim as the case may be;

(v)                                 any termination of the TBS Worldwide Time Charter by either the Owner or TBS Worldwide (or withdrawal by the Owner of the Ship from TBS Worldwide) after the permission of the Lender is given shall (as each hereby acknowledges) be without responsibility on the part of the Lender who shall be under no liability whatsoever in the event that such termination or withdrawal is subsequently adjudged to have constituted a wrongful repudiation of the TBS Worldwide Time Charter by TBS Worldwide or the Owner as the case may be; or

(vi)                              any termination of a TBS Trip Time Charter by TBS Worldwide (or withdrawal by TBS Worldwide of the Ship from the relevant charterer under such TBS Trip Time Charter) after the permission of the Lender is given shall (as TBS Worldwide hereby acknowledges) be without responsibility on the part of the Lender who shall be under no liability whatsoever in the event that such termination or withdrawal is subsequently adjudged to have constituted a wrongful repudiation of the TBS Trip Time Charter by TBS Worldwide.

9.4                               Payment of monies received under Assigned Contracts.  Each of the Owner, the Bareboat Charterer, Pacific Rim and TBS Worldwide shall forthwith, upon receipt by it (or by any person acting on its behalf), pay over or transfer to the Lender (or as the Lender may direct) any moneys or other property which it (or any person acting on its behalf) may receive or recover in connection with any Assigned Contract to which it is a party and all property which may, directly or indirectly, represent, accrue on or be derived from any such moneys or property.

9.5                               Action to protect validity of Assigned Contracts.  Each of the Owner, the Bareboat Charterer, Pacific Rim and TBS Worldwide shall:

(a)                                 use its best endeavours to ensure that all interests and rights conferred by each Assigned Contract to which it is a party remain valid and enforceable in all respects in accordance with its terms but subject to general principles of equity and laws affecting creditors’ rights generally and retain the priority which they were intended to have; and

(b)                                 without prejudice to its obligations under paragraph (a) above, take any action which the Lender may reasonably specify with a view to ensuring or protecting the validity, enforceability and/or priority of any such interest or right.

9.6                              Action to enforce Assigned Contracts.  Each of the Owner, the Bareboat Charterer, Pacific Rim and TBS Worldwide shall:

(a)                                 take any action which the Lender may reasonably direct for the purpose of enforcing (through legal process, arbitration or otherwise) any right which is part of, or which relates to the Assigned Property; and

(b)                                 in the absence of any such direction, not take any such action.

9.7                               Termination of, and proceedings relating to, Assigned Contracts.  Without limiting its generality, Clause 9.6 applies to:

(a)                                  the termination of any Assigned Contract or the withdrawal of the Ship from the Bareboat Charterer under the Bareboat Charter or the withdrawal of the Ship from Pacific Rim under the Pacific Rim Time Charter or the withdrawal of the Ship from the Owner under the Owner’s Time Charter or withdrawal of the Ship from TBS Worldwide under the TBS Worldwide Time Charter or the withdrawal of the Ship from any of the charterers under the TBS Trip Time Charters;

(b)                                 the commencement of, or any other action relating to, any legal proceedings or arbitration relating to any Assigned Property or to any matter arising out of or in connection with any Assigned Property.

9.8                               Provision of information relating to Assigned Contracts.  Each of the Owner, the Bareboat Charterer, Pacific Rim and TBS Worldwide shall forthwith:

(a)                                  inform the Lender if any material breach of any Assigned Contract to which it is a party occurs or a serious risk of such a breach arises and of any other event or matter affecting an Assigned Contract to which it is a party which is material to the Lender;

(b)                                 provide the Lender, promptly after service, with copies of all notices served on or by it under or in connection with any Assigned Contract to which it is a party;

(c)                                  provide the Lender with any information which it reasonably requests about any Assigned Property; and

(d)                                 generally provide the Lender and its officers and representatives with full and prompt co-operation and assistance relating to any Assigned Property.

9.9                               Provision of copies of Assigned Contracts.  Each of the Owner, the Bareboat Charterer, Pacific Rim and TBS Worldwide shall forthwith upon the Lender’s request deliver to the Lender a certified copy of any Assigned Contract to which it is a party.

9.10                        No action to jeopardise security.  Each of the Owner, the Bareboat Charterer, Pacific Rim and TBS Worldwide shall not knowingly do or fail to do or knowingly cause or permit another person to do or omit to do anything which is liable to jeopardise the effectiveness or priority, in relation to any Assigned Property, of any Security Interest created by this Deed.

9.11                        Compliance with Insurance and Ship Covenants.  The Owner shall comply with the provisions of clause 12 (insurance) and 13 (ship covenants) of the Loan Agreement and, at all times during the Charter Period, shall procure that the Bareboat Charterer shall perform all the covenants and undertakings to be observed, performed and complied with by or on behalf of the Owner under clause 12 and clause 13 of the Loan Agreement.  To the extent that the Bareboat Charterer duly performs and discharges its obligations set out in this Clause 9.11 or to the further extent that the Bareboat Charterer, by its performance of the Bareboat Charter, performs and discharges further obligations of the Owner contained in the Finance Documents, then such performance and discharge shall, to that extent, be deemed due performance and discharge of the Owner’s obligations under the Finance Documents.

10                                  PROTECTION OF SECURITY

10.1                        The Lender’s right to protect or maintain security.  The Lender may take any action which it may think fit for the purpose of protecting or maintaining the security created by this Deed or for any similar or related purpose.

10.2                        The Lender’s right to insure, repair etc.  Without limiting the generality of Clause 10.1, if the Owner or the Bareboat Charterer does not comply with Clause 9.11, the Lender may (upon giving the Owner and/or the Bareboat Charterer written notice of the same):

(a)                                  effect, replace and renew any Insurances;

(b)                                 arrange for the carrying out of such surveys and/or repairs of the Ship as it deems expedient or necessary; and

(c)                                  discharge any liabilities charged on the Ship, or otherwise relating to or affecting her, and/or take any measures which the Lender may think expedient or necessary for the purpose of preventing her arrest and securing her release, in order to procure compliance with such provisions.

11                                  ENFORCEABILITY AND LENDER’S POWERS

11.1                        Right to enforce security.  On the occurrence of an Event of Default which is continuing but without the necessity for any court order in any jurisdiction to the effect that an Event of Default has occurred and is continuing or that the security constituted by this Deed has become enforceable, and irrespective of whether a notice has been served under clause 18.2 of the Loan Agreement:

(a)                                  the security constituted by this Deed shall immediately become enforceable for all purposes; and

(b)                                 the Lender shall be entitled at any time or times to exercise the powers set out in Clauses 11.2 and 11.3; and

(c)                                  the Lender shall be entitled at any time or times:

(i)                                     to exercise the powers possessed by it as assignee of the Assigned Property conferred by the law of any country or territory in which the Assigned Property is physically present or deemed to be sited the courts of which have or claim any jurisdiction in respect of the Owner, the Bareboat Charterer, Pacific Rim, TBS Worldwide, the Ship or any item of the Assigned Property; and

(ii)                                 without limiting the scope of the Lender’s powers under sub-paragraph (i) above, to exercise the powers possessed by it as a creditor or as a person with a Security Interest in the Assigned Property conferred by English law.

11.2                        Right to take possession, exercise rights etc.  On the occurrence of an Event of Default, which is continuing the Lender shall be entitled then or at any later times or times:

(a)                                  to exercise any right forming part of the Owner’s Assigned Property, including any right to terminate the Bareboat Charter or the TBS Worldwide Time Charter or to withdraw the Ship from the Bareboat Charterer under the Bareboat Charter or from TBS Worldwide under the TBS Worldwide Charter;

(b)                                to exercise any right forming part of the Bareboat Charterer’s Assigned Property, including any right to terminate the Pacific Rim Time Charter or to withdraw the Ship from Pacific Rim under the Pacific Rim Time Charter;

(c)                                  to exercise any right forming part of Pacific Rim’s Assigned Property, including any right to terminate the Owner’s Time Charter or to withdraw the Ship from the Owner under the Owner’s Time Charter;

(d)                                 to exercise any right forming part of TBS Worldwide’s Assigned Property, including any right to terminate any of the TBS Trip Time Charters or to withdraw the Ship from the charterers under the TBS Trip Time Charters;

(e)                                  to terminate the Bareboat Charter by notice to the Owner and the Bareboat Charterer, which notice shall operate to terminate the Bareboat Charter forthwith if the Ship is then in port and free of cargo or otherwise upon completion of the voyage (including discharge of cargo, if any) upon which the Ship was engaged at the time when the notice to terminate was given;

(f)                                    to terminate the Pacific Rim Time Charter by notice to the Bareboat Charterer and Pacific Rim, which notice shall operate to terminate the Pacific Rim Time Charter forthwith if the Ship is then in port and free of cargo or otherwise upon completion of the voyage (including discharge of cargo, if any) upon which the Ship was engaged at the time when the notice to terminate was given;

(g)                                 to terminate the Owner’s Time Charter by notice to the Owner and Pacific Rim, which notice shall operate to terminate the Owner’s Time Charter forthwith if the Ship is then in port and free of cargo or otherwise upon completion of the voyage (including discharge of cargo, if any) upon which the Ship was engaged at the time when the notice to terminate was given;

(h)                                 to terminate the TBS Worldwide Time Charter by notice to TBS Worldwide and the Owner, which notice shall operate to terminate the TBS Worldwide Time Charter forthwith if the Ship is then in port and free of cargo or otherwise upon completion of the voyage (including discharge of cargo, if any) upon which the Ship was engaged at the time when the notice to terminate was given;

(i)                                     to terminate each TBS Trip Time Charter by notice to TBS Worldwide and the relevant charterer under such TBS Trip Time Charter, which notice shall operate to terminate that TBS Trip Time Charter forthwith if the Ship is then in port and free of cargo or otherwise upon completion of the voyage (including discharge of cargo, if any) upon which the Ship was engaged at the time when the notice to terminate was given;

(j)                                     to require that all policies and other documents relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to or to the order of the Lender;

(k)                                  to collect and require payment of any amount payable under, or the right to which is assigned or charged by, any Assigned Contract or which otherwise forms part of the Assigned Property, and to take possession of any other Assigned Property;

(l)                                     to vary the terms of any Assigned Contract, to enter into any arrangement of any kind connected with an Assigned Contract, to replace, novate or terminate any Assigned Contract and to release any person liable under any Assigned Contract and/or any Security Interest relating to any person’s obligations or liabilities under an Assigned Contract;

(m)                               to sell, mortgage, exchange, invest or in any other way deal with any Assigned Property in any manner and for any consideration (including shares, notes or other securities);

(n)                                 to petition or apply for, or prove or claim in, any winding up, administration, bankruptcy or similar procedure in respect of any person having any liability under any Assigned Contract;

(o)                                 to vote for or against and participate in, any composition, voluntary arrangement, scheme of arrangement or reorganisation of any person having a liability under any Assigned Contract;

(p)                                 to enter into all kinds of transactions for the purpose of hedging risks which have arisen or which the Lender considers may arise in respect of any Assigned Property out of movements in exchange rates, interest rates or other risks of any kind;

(q)                                 to employ the services of any lawyers, ship-brokers or other experts or advisers of any time or description whether or not similar to the foregoing;

(r)                                    to appoint all kinds of agents, whether to enforce or exercise any right under or in connection with any Assigned Contract or for any other purpose; and

(s)                                  to take over or commence or defend (if necessary using the name of the Owner and/or the Bareboat Charterer and/or Pacific Rim and/or TBS Worldwide) any claims or legal or arbitration proceedings relating to, or affecting, any Assigned Property which the Lender may think fit and to abandon, release or settle in any way any such claims or proceedings; and

(t)                                    generally, to enter into any transaction or arrangement of any kind and to do anything in relation to any Assigned Property which the Lender may think fit.

11.3                        Right to appoint Receiver.  On the occurrence of an Event of Default which is continuing, the Lender may appoint a receiver and/or manager (or joint receivers and/or managers) of the Assigned Property and the following shall apply:

(a)                                  the Lender may exercise any of the powers conferred by this Deed while a Receiver is in office and is acting;

(b)                                 an appointment of a Receiver shall be by deed or, at the Lender’s option, by a document signed by any of its officers; and an appointment in respect of some only of the Assigned Property may later be extended to all or any part of the remaining Assigned Property;

(c)                                  the remuneration of a Receiver shall be fixed by the Lender;

(d)                                 to the fullest extent permitted by law, a Receiver shall be the Owner’s (in relation to the Owner’s Assigned Property), the Bareboat Charterer’s (in relation to the Bareboat Charterer’s Assigned Property), Pacific Rim’s (in relation to Pacific Rim’s Assigned Property) or TBS Worldwide’s (in relation to TBS Worldwide’s Assigned Property) agent, and the Owner, the Bareboat Charterer, Pacific Rim or TBS Worldwide (as the case may be) shall be responsible, to the exclusion of any liability on the part of the Lender for his remuneration and for his contracts, acts and defaults;

(e)                                  a Receiver shall have all the powers conferred by Clause 11.2 as if the reference to the Lender in Clause 11.2 were a reference to the Receiver, and all the powers conferred on a Receiver by the Law of Property Act 1925;

(f)                                    the Owner, the Bareboat Charterer, Pacific Rim and TBS Worldwide each irrevocably and by way of security appoints every Receiver its attorney on its behalf and in its name or otherwise to execute or sign any document and do any act or thing which that Receiver considers necessary or desirable with a view to or in connection with any exercise or proposed exercise of any of his powers;

(g)                                 a Receiver may delegate to any person or persons of any of the powers (including the discretions) conferred on him by, or pursuant to, this Deed and may do so on terms authorising successive sub-delegations;

(h)                                 in the case of joint Receivers any of the powers (including the discretions) conferred by this Deed or by the general law (including the Insolvency Act 1986) may be exercised by any one or more of them, unless their appointment specifically states the contrary;

(i)                                     the Lender may remove a Receiver, with or without appointing another Receiver; such a removal may be effected by a document signed by any of the Lender’s officers; but this paragraph does not apply to a Receiver who is an administrative receiver under the Insolvency Act 1986;

(j)                                     the Lender may appoint a Receiver to replace a Receiver who has resigned or for any other reason ceased to hold office; and

(k)                                  a Receiver shall be entitled to retain out of any money received by him such amounts in respect of his expenses (or to cover estimated future expenses) as he may from time to time agree with the Lender.

11.4                        Law of Property Act 1925 not applicable.  The Owner, the Bareboat Charterer, Pacific Rim and TBS Worldwide each hereby waives the entitlement conferred by section 93 of the Law of Property Act 1925 and agrees that section 103 of that Act shall not apply to the security created by this Deed.

11.5                        Effect of termination of Bareboat Charter.  Upon any termination of the Bareboat Charter pursuant to Clause 11.2(e):

(a)                                  all obligations whatsoever of the Owner thereunder shall be absolutely discharged and extinguished;

(b)                                 if the Bareboat Charterer shall, at any time prior to such termination, have been in repudiatory breach of the terms of the Bareboat Charter, such termination by the Lender shall, as between the Owner and the Bareboat Charterer, operate as an acceptance by the Owner of the Bareboat Charterer’s repudiation of the Bareboat Charter and the Owner’s right to recover damages in respect of such repudiation (as such right has been assigned to the Lender by this Deed) shall be fully preserved; and

(c)                                  the Bareboat Charterer shall cease to be in possession of the Ship with the consent of the Owner (or with the consent of the Lender as the Owner’s assignee) and shall forthwith vacate possession of the Ship in an orderly fashion, provided that such vacating of possession of the Ship by the Bareboat Charterer shall not of itself constitute the Lender a Lender-in-possession of the Ship.

11.6                        Effect of termination of Pacific Rim Time Charter.  Upon any termination of the Pacific Rim Time Charter pursuant to Clause 11.2(f):

(a)                                  all obligations whatsoever of the Bareboat Charterer thereunder shall be absolutely discharged and extinguished;

(b)                                 if Pacific Rim shall, at any time prior to such termination, have been in repudiatory breach of the terms of the Pacific Rim Time Charter, such termination by the Lender shall, as between the Bareboat Charterer and Pacific Rim, operate as an acceptance by the Bareboat Charterer of Pacific Rim’s repudiation of the Pacific Rim Time Charter and the Bareboat Charterer’s right to recover damages in respect of such repudiation (as such right has been assigned to the Lender by this Deed) shall be fully preserved; and

(c)                                  Pacific Rim shall cease to be in possession of the Ship with the consent of the Bareboat Charterer (or with the consent of the Lender as the Bareboat Charterer’s assignee) and shall forthwith vacate possession of the Ship in an orderly fashion, provided that such vacating of possession of the Ship by Pacific Rim shall not of itself constitute the Lender a Lender-in-possession of the Ship.

11.7                        Effect of termination of the Owner’s Time Charter.  Upon any termination of the Owner’s Time Charter pursuant to Clause 11.2(g):

(a)                                  all obligations whatsoever of Pacific Rim thereunder shall be absolutely discharged and extinguished;

(b)                                 if the Owner shall, at any time prior to such termination, have been in repudiatory breach of the terms of the Owner’s Time Charter, such termination by the Lender shall, as between the Owner and Pacific Rim, operate as an acceptance by Pacific Rim of the Owner’s repudiation of the Owner’s Time Charter and Pacific Rim’s right to recover damages in respect of such repudiation (as such right has been assigned to the Lender by this Deed) shall be fully preserved; and

(c)                                  the Owner shall cease to be in possession of the Ship with the consent of Pacific Rim (or with the consent of the Lender as Pacific Rim’s assignee) and shall forthwith vacate possession of the Ship in an orderly fashion, provided that such vacating of possession of the Ship by the Owner shall not of itself constitute the Lender a Lender-in-possession of the Ship.

11.8                        Effect of termination of TBS Worldwide Time Charter.  Upon any termination of the TBS Worldwide Time Charter pursuant to Clause 11.2(h):

(a)                                  all obligations whatsoever of the Owner thereunder shall be absolutely discharged and extinguished;

(b)                                 if TBS Worldwide shall, at any time prior to such termination, have been in repudiatory breach of the terms of the TBS Worldwide Time Charter, such termination by the Lender shall, as between TBS Worldwide and the Owner, operate as an acceptance by the Owner of TBS Worldwide’s repudiation of the TBS Worldwide Time Charter and the Owner’s right to recover damages in respect of such repudiation (as such right has been assigned to the Lender by this Deed) shall be fully preserved; and

(c)                                  TBS Worldwide shall cease to be in possession of the Ship with the consent of Pacific Rim (or with the consent of the Lender as the Owner’s assignee) and shall forthwith vacate possession of the Ship in an orderly fashion, provided that such vacating of possession of the Ship by TBS Worldwide shall not of itself constitute the Lender a Lender-in-possession of the Ship.

11.9                        Effect of termination of TBS Trip Time Charters.  Upon any termination of each TBS Trip Time Charter pursuant to Clause 11.2(i):

(a)                                  all obligations whatsoever of TBS Worldwide thereunder shall be absolutely discharged and extinguished;

(b)                                 if the charterer under that TBS Trip Time Charter shall, at any time prior to such termination, have been in repudiatory breach of the terms of that TBS Trip Time Charter, such termination by the Lender shall, as between TBS Worldwide and the charterer under that TBS Trip Time Charter, operate as an acceptance by TBS Worldwide of that charterer’s repudiation of that TBS Trip Time Charter and TBS Worldwide’s right to recover damages in respect of such repudiation (as such right has been assigned to the Lender by this Deed) shall be fully preserved; and

(c)                                  the charterer under that TBS Trip Time Charter shall cease to be in possession of the Ship with the consent of TBS Worldwide (or with the consent of the Lender as TBS Worldwide’s assignee) and shall forthwith vacate possession of the Ship in an orderly fashion, provided that such vacating of possession of the Ship by the charterer under that TBS Trip Time Charter shall not of itself constitute the Lender a Lender-in-possession of the Ship.

11.10                 No liability of the Lender or Receiver.  Neither the Lender nor any Receiver shall be obliged to check the nature or sufficiency of any payment received by it or him under this

Deed or to preserve, exercise or enforce any right forming part of, or relating to, any Assigned Property.

11.11                 Suspense account.  The Lender may, for the purpose of claiming or proving in a bankruptcy of the Owner, the Bareboat Charterer, Pacific Rim, TBS Worldwide or any other Security Party, place any sum received or recovered under or by virtue of this Deed or any Security Interest connected with it on a separate suspense or other interest bearing nominal account without applying it in satisfaction of the Owner’s obligations under the Loan Agreement.

12                                  APPLICATION OF MONEYS

12.1                        General.  Subject to the provisions of the Prior Multi-Party Deed all sums received by the Lender or by a Receiver:

(a)                                  under the Insurances (except any sum received by the Lender in respect of a Major Casualty which has been paid over to the Owner or the Bareboat Charterer (as the case may be) under Clause 4.2(c));

(b)                                 in respect of Requisition Compensation;

(c)                                  in respect of any transaction or arrangement under Clause 11.1, 11.2 or 11.3;

(d)                                 in respect of the Owner’s Assigned Contracts Rights, the Bareboat Charterer’s Assigned Contract Rights, Pacific Rim’s Assigned Contract Rights and TBS Worldwide’s Assigned Contract Rights,

shall be held by the Lender or the Receiver upon trust in the first place to pay or discharge any expenses or liabilities (including any interest) which have been paid or incurred by the Lender or any Receiver in or in connection with the exercise of their respective powers and to apply the balance in accordance with clause 16 of the Loan Agreement.

13                                  FURTHER ASSURANCES

13.1                        Obligation to execute further documents etc.  The Owner, the Bareboat Charterer, Pacific Rim and TBS Worldwide shall each:

(a)                                  execute and deliver to the Lender (or as it may reasonably direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Lender may, in any particular case, specify;

(b)                                 effect any registration or notarisation, give any notice or take any other step;

which the Lender may, by notice reasonably specify for any of the purposes described in Clause 13.2 or for any similar or related purpose.

13.2                        Purposes of further assurances.  Those purposes are:

(a)                                 validly and effectively to create any Security Interest or right of any kind which the Lender intended should be created by or pursuant to this Deed or any other Finance Document;

(b)                                 to create a specific mortgage or assignment of any particular Assigned Property or otherwise to vest in the Lender the title to any particular Assigned Property;

(c)                                  to protect the priority, or increase the effectiveness, in any jurisdiction of any Security Interest which is created, or which the Lender intended should be created, by or pursuant to this Deed or any other Finance Document;

(d)                                 to enable or assist the Lender or a Receiver to sell or otherwise deal with any of Assigned Property to transfer title to, or grant any interest or right relating to, any Assigned Property or to exercise any power which is referred to in Clause 11.1 above or which is conferred by any Finance Document;

(e)                                  to enable or assist the Lender to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any Assigned Property in any country or under the law of any country.

13.3                        Terms of further assurances.  The Lender may specify the terms of any document to be executed by the Owner, the Bareboat Charterer, Pacific Rim or TBS Worldwide under Clause 13.1, and those terms may include any covenants, powers and provisions which the Lender considers appropriate to protect its or a Receiver’s interests.

13.4                        Obligation to comply with notice.  The Owner, the Bareboat Charterer, Pacific Rim and TBS Worldwide shall each comply with a notice under Clause 11.1 by the date specified in the notice.

13.5                        Additional corporate action.  At the same time as the Owner, the Bareboat Charterer, Pacific Rim or TBS Worldwide delivers to the Lender any document executed under Clause 13.1(a), the Owner, the Bareboat Charterer, Pacific Rim or TBS Worldwide (as the case may be) shall also deliver to the Lender a certificate signed by 2 of its directors which shall:

(a)                                  set out the text of a resolution of the Owner’s, the Bareboat Charterer’s, Pacific Rim’s or TBS Worldwide’s (as the case may be) directors specifically authorising the execution of the document specified by the Lender; and

(b)                                 state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under the Owner’s, the Bareboat Charterer’s, Pacific Rim’s or TBS Worldwide’s (as the case may be) articles of association or other constitutional documents.

14                                  DELETION FROM FILIPINO BAREBOAT REGISTRY

14.1                        Upon termination of the Bareboat Charter, whether pursuant to Clause 11.2(e) or otherwise, the Owner and the Bareboat Charterer jointly and severally undertake to procure the cancellation and/or deletion of the Ship from the Filipino flag and the Lender shall be entitled to do all such acts and things in the name of the Owner and the Bareboat Charterer or either of them as may be required to effect such cancellation and/or deletion and to comply with any requirements of the Panamanian Registry for the purpose of ensuring that the registration of the Ship in the Panamanian Ship Registry is valid in every respect.

14.2                        Each of the Owner and the Bareboat Charterer shall, if requested by the Lender, execute and deliver to the Lender an irrevocable power of attorney in favour of the Lender in substantially the form set out in Appendix 2 hereto.

14.3                       Forthwith upon notice being given by the Lender, the Owner and the Bareboat Charterer shall cause to be delivered to the Lender (or to its order) the Certificate of Bareboat Registry for the Ship.

15                                  POWER OF ATTORNEY

15.1                        Appointment.  For the purpose of securing the Lender’s interest in the Assigned Property and the due and punctual performance of the obligations of each of the Owner, the Bareboat Charterer, Pacific Rim and TBS Worldwide to the Lender under this Deed and every other Finance Document, each of the Owner, the Bareboat Charterer, Pacific Rim and TBS Worldwide irrevocably and by way of security appoints the Lender its attorney, on behalf of it and in its name or otherwise, to execute or sign any document and do any act or thing which it is obliged to do under any Finance Document (but which prior to the occurrence of an Event of Default it has failed, for whatever reason, to take).

15.2                        Ratification of actions of attorney.  For the avoidance of doubt and without limiting the generality of Clause 15.1, it is confirmed that it authorises the Lender to execute on behalf of each of the Owner, the Bareboat Charterer, Pacific Rim and TBS Worldwide a document ratifying by each of the Owner, the Bareboat Charterer, Pacific Rim and TBS Worldwide any transaction or action which the Lender and/or a Receiver has purported to enter into or to take and which the Lender considers was or might have been outside his powers or otherwise invalid.

15.3                        Delegation.  The Lender may sub-delegate to any person or persons (including a Receiver and persons designated by him) all or any of the powers (including the discretions) conferred on the Lender by Clauses 15.1 and/or 15.2, and may do so on terms authorising successive sub-delegations.

15.4                        Appointment by the Owner and the Bareboat Charterer.  Without prejudice to the generality of Clause 14.1, each of the Owner and the Bareboat Charterer shall deliver with this deed a duly executed power of attorney in the form attached as Appendix 2, irrevocably appointing the Lender, acting singly and independently and with full power to act alone, to be its attorney, on behalf of it and in its name or otherwise, to execute or sign any document and do any act or thing specified in such.

16                                  NOTICES

16.1                        General.  Unless otherwise specifically provided, any notice under or in connection with this Deed shall be given by letter or fax; and references in this Deed to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

16.2                        Addresses for communications.

(a)                                  a notice shall be sent to the Owner at:

Suite 306

Commerce Building

One Chancery Lane

Hamilton HM12

Bermuda

Mailing Address:

P.O. Box HM 2522

Hamilton HMGX

Bermuda

Fax No:  + 1 44 1 295 4957

Attn:       William J. Carr

with a copy to:

TBS Shipping Services Inc.
612 East Grassy Sprain Road
Yonkers, New York 10710
USA

Fax No:  +1 914 961 5121
Attn:       Ferdinand V. Lepere

and with a copy to:

TBS International Public Limited Company
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Ireland

or to such other address as may be notified to the Lender;

(b)                                 a notice shall be sent to the Bareboat Charterer at:

Harbor Centre II Bldg.

2nd Floor

Chicago and Railroad Streets

South Harbor

Port Area

Manila 1018

Philippines

Fax No:  + 632 527 9712

or to such other address as may be notified to the Lender;

(c)                                  a notice shall be sent to Pacific Rim at:

Pacific Rim Shipping Corp.

P O Box HM 2522

Hamilton HMGX

Bermuda

Fax No:  +1 441 295 4957
Attn:       William J. Carr

with a copy to:

TBS Shipping Services Inc.

612 East Grassy Sprain Road

Yonkers, New York 10710

USA

Fax No:  +1 914 961 5121
Attn:       Ferdinand V. Lepere

and with a copy to:

TBS International Public Limited Company
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Ireland

or to such other address as may be notified to the Lender;

(d)                                 a notice shall be sent to TBS Worldwide at:

TBS Worldwide Services Inc

P O Box HM 2522

Hamilton HMGX

Bermuda

Fax No:  +1 441 295 4957
Attn:       William J. Carr

with a copy to:

TBS Shipping Services Inc.

612 East Grassy Sprain Road

Yonkers, New York 10710

USA

Fax No:  +1 914 961 5121
Attn:       Ferdinand V. Lepere

and with a copy to:

TBS International Public Limited Company
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Ireland

or to such other address as may be notified to the Lender.

17                                  INCORPORATION OF GUARANTEE PROVISIONS

17.1                        Incorporation of specific provisions.  The following provisions of the Guarantee apply to this Deed as if they were expressly incorporated therein with any necessary modifications:

clause 6, payments;

clause 12.2, currency indemnity;

clause 13, set-off;

clause 14, supplemental.

17.2                        Incorporation of general provisions.  Clause 17.1 is without prejudice to the application to this Deed of any provision of the Guarantee which, by its terms, applies or relates to the Finance Documents generally.

18                                  SUPPLEMENTAL

18.1                        No restriction on other rights.  Nothing in this Deed shall be taken to exclude or restrict any power, right or remedy which the Lender may at any time have under:

(a)                                  any other Finance Document; or

(b)                                 the law of any country or territory the courts of which have or claim any jurisdiction in respect of the Owner, the Bareboat Charterer, Pacific Rim, TBS Worldwide, the Ship or any Assigned Property.

18.2                        Exercise of other rights.  The Lender may exercise any right under this Deed before it has exercised any right referred to in Clause 18.1(a) or 18.1(b) above.

18.3                        Invalidity of Loan Agreement.  In the event of:

(a)                                 the Loan Agreement and/or the Master Agreement now being or later becoming void, illegal, unenforceable or otherwise invalid for any reason whatsoever; or

(b)                                 a bankruptcy of either Borrower, the introduction of any law or any other matter resulting in either Borrower being discharged from liability under the Loan Agreement and/or the Master Agreement, or the Loan Agreement and/or the Master Agreement ceasing to operate (for example, by interest ceasing to accrue);

this Deed shall cover any amount which would have been or become payable under or in connection with the Loan Agreement and/or the Master Agreement if the Loan Agreement and/or the Master Agreement had been and remained entirely valid and enforceable and such Borrower had remained fully liable under it; and references in this Deed to amounts payable by the Borrowers under or in connection with the Loan Agreement shall include references to any amount which would have so been or become payable as aforesaid.

18.4                        Invalidity of Finance Documents.  Clause 18.3 also applies to each of the other Finance Documents to which the Borrower is a party.

18.5                        Settlement or discharge conditional.  Any settlement or discharge under this Deed between the Lender and any of the Owner, the Bareboat Charterer, Pacific Rim or TBS Worldwide shall be conditional upon no security or payment to the Lender by the Owner, the Bareboat Charterer, Pacific Rim or TBS Worldwide or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

18.6                        Severability of provisions.  If any provision of this Deed is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of this Deed or of provisions of any other Finance Document.

18.7                        Third party rights.  A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

19                                  LAW AND JURISDICTION

19.1                        English law.  This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

19.2                        Exclusive English jurisdiction.  Subject to Clause 19.3, the courts of England shall have exclusive jurisdiction to settle any Dispute.

19.3                        Choice of forum for the exclusive benefit of the Lender.  Clause 19.2 is for the exclusive benefit of the Lender, which reserves the rights:

(a)                                to commence proceedings in relation to any Dispute in the courts of any country other than England and which have or claim jurisdiction to that matter; and

(b)                                 to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

the Owner, the Bareboat Charterer, Pacific Rim and TBS Worldwide shall not commence any proceedings in any country other than England in relation to a Dispute.

19.4                        Process agent.  Each of the Owner, Pacific Rim and TBS Worldwide irrevocably appoints Globe Maritime Limited its registered office for the time being, presently at 8 The Shrubberies, George Lane, South Woodford, London E18 1BD and the Bareboat

Charterer irrevocably appoints Globe Maritime Limited at its registered office for the time being, presently at 8 The Shrubberies, George Lane, South Woodford, London E18 1BD to act as their respective agents to receive and accept on their behalf any process or other document relating to any proceedings in the English courts which are connected with this Deed.

19.5                        Lender’s rights unaffected.  Nothing in this Clause 19 shall exclude or limit any right which the Lender may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

19.6                        Meaning of “proceedings”.  In this Clause 19, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure and a “Dispute” means any dispute arising out of or in connection with this Deed (including a dispute relating to the existence, validity or termination of this Deed) or any non-contractual obligation arising out of or in connection with this Deed.

THIS DEED has been executed by or on behalf of all parties and has, on the date stated at the beginning of this Deed been delivered as a Deed.

EXECUTION PAGE

EXECUTED AND DELIVERED	)
AS A DEED	)
by	)
for and on behalf of	)
DYKER MARITIME CORP.	)
in the presence of:	)

Signature of witness

EXECUTED AND DELIVERED	)
AS A DEED	)
by	)
for and on behalf of	)
GENERAL CHARTERER, INC.	)
in the presence of:	)

Signature of witness

EXECUTED AND DELIVERED	)
AS A DEED	)
by	)
for and on behalf of	)
PACIFIC RIM SHIPPING CORP	)
in the presence of:	)

Signature of witness

EXECUTED AND DELIVERED	)
AS A DEED	)
by	)
for and on behalf of	)
TBS WORLDWIDE SERVICES INC.	)
in the presence of:	)

Signature of witness

EXECUTED AND DELIVERED	)
AS A DEED	)
by	)
for and on behalf of	)
CREDIT SUISSE AG	)
in the presence of:	)

Signature of witness

APPENDIX 1

PART 1

NOTICE OF ASSIGNMENT TO TBS SUBSIDIARIES

To:          [•]

[•]

Dear Sirs

m.v. “CARIBE MAIDEN”

Please note that, by a Security Assignment dated [•], we have assigned to CREDIT SUISSE AG (the “Assignee”) absolutely all interests and rights which now or at any later time we have under, in or in connection with any time charter entered or to be entered into between us and yourselves in respect of m.v. “CARIBE MAIDEN”.

Provided that such assignment is always subject to the prior rights of Commerzbank AG under a first priority assignment dated 2 June 2008.

We request you to issue to the Assignee a letter in the attached form.

We irrevocably undertake not to give any instructions or send any communications which would be in any way inconsistent with the terms of your letter to the Assignee; and you are irrevocably instructed to disregard any instruction or communication which you or the Assignee consider to be inconsistent with the terms of that letter.

A copy of this letter is being sent to the Assignee.

Yours faithfully

for and on behalf of
TBS WORLDWIDE SERVICES INC.

APPENDIX 1

PART II

TBS SUBSIDIARIES’ ACKNOWLEDGEMENT

To:          Credit Suisse

St. Alban Graben 1-3
PO Box CH-4002
Basel

Switzerland

and its successors and assigns

[•]

Dear Sirs

TBS Worldwide Services Inc. (the “Company”) and m.v. “CARIBE MAIDEN”

We refer to a letter from the Company dated [•] regarding an assignment to you by the Company of all interests and rights which the Company now or at any later time may have under or in connection with any time charter entered or to be entered into between us and the Company in respect of m.v. “CARIBE MAIDEN” (the “Charters”).

1                                         We confirm that, save for a notice of assignment dated 2 June 2008 in respect of an assignment by the Company in favour of Commerzbank AG we have no notice of any assignment of, or charge over, any such Charter or any sums payable thereunder.

2                                         We shall, as soon as reasonably practicable, notify you if at any later time such an assignment or charge is expressly notified to us in writing.

3                                         We acknowledge that all rights, powers, authorities, discretions and remedies (including any right, power, authority or discretion to make a determination or give an opinion) which (apart from the Company’s assignment to you) the Company would now or at any later time have under or in connection with the Charters is vested in you absolutely and shall be exercisable and enforceable by you.

4                                         Without in any way limiting the generality of paragraph 3 above, we confirm:

(a)                                 that it is fully applicable to all rights, powers, authorities, discretions and remedies which (apart from our assignment to the Company and the Company’s assignment to you) we would now or at any later time have under or in connection with the Charters; and

(b)                                 that you shall be fully entitled in your name and/or (at your option) in the name of the Company or, so far as the proceedings or arbitration may relate to the Charters, in our name, to commence any proceedings or arbitration relating to the Charters or any matter arising out of or in connection with the Charters or to take over and conduct any such proceedings or arbitration which may have been commenced by the Company or, in relation to the Charters, by the Company and/or ourselves.

5                                         We agree that you shall not have or incur any liability to us in connection with the Charters and/or any sum which may be paid to you or otherwise recovered by you under or in connection with the Charters.

6                                         We shall pay to you or as you may from time to time direct any sums which become payable by us under or in connection with the Charters; and we acknowledge that any payment to, or receipt issued by, the Company will not be a good discharge.

7                                         We shall pay such sums free of any set-off, cross-claim or other deduction and without regard to any defence or equity which we might have as against the Company.

8                                         We acknowledge and agree that under the Security Assignment if there is an Event of Default which is continuing you have the right to terminate each Charter without liability notwithstanding that the Company would not itself have that right.

9                                         We agree that all rights which we may at any time have against the Borrower or any other party to any of the Finance Documents shall be fully subordinated to the rights of the Lender.

Words and expressions defined in the Loan Agreement referred to in the Assignment (the terms of which we are aware) shall have the same meaning when used herein.

Reference in this letter to yourselves includes references to your successors and assigns.

Yours faithfully

for and on behalf of
[•]

APPENDIX 2

POWER OF ATTORNEY

THIS POWER OF ATTORNEY is made on the [•] day of [•] by [•], a company incorporated under the laws of [•] whose [registered][principal] place of business is at [•] (the “Grantor”).

The Grantor hereby irrevocably appoints CREDIT SUISSE AG of St. Alban Graben 1-3, PO Box CH-4002, Basel, Switzerland (the “Bank”) and each and every person to whom the Bank may from time to time delegate the exercise of this Power of Attorney jointly and also severally, each with full power to act alone, to be the attorney or attorneys of the Grantor on the Grantor’s behalf and in the Grantor’s name and as the Grantor’s act and deed to sign, seal, execute, deliver and perfect all documents and do all things as may be, or as the Bank may consider to be, necessary or desirable in the absolute discretion of the Bank to ensure and procure the deregistration of the Ship (as defined below) from the Filipino flag and the Filipino bareboat registry and to take whatever steps in the absolute discretion of the Bank are necessary or desirable under the laws of the Philippines, Panama or any other jurisdiction to that end, including without limitation:

(a)                                 to execute, and procure that any third party executes, any consent, approval, application or other documents necessary or desirable to effect such deregistration;

(b)                                 to notify the relevant maritime and governmental bodies of the Philippines and the Republic of Panama that the Charter (as defined below) has been terminated and that the Ship should be deleted from bareboat charter registration under the laws of the Philippines;

(c)                                  to make any affidavit required by the Filipino and/or Panamanian authorities to confirm the termination of the Charter and to apply for an unrestricted permanent certificate of registration of the Ship in the Panamanian ship registry;

(d)                                 to appear before any officer of any department or any court in connection with all matters relating to the powers herein contained;

(e)                                  to terminate the bareboat charter registration of the Ship with the [name of Filipino ship registry] and/or any other body administering the ship registry and/or bareboat registry of the Philippines and to request the issuance by any such body to the Bank of a deletion certificate of the Ship;

(f)                                   generally to do or cause to be done all such other acts, matters and things as the Bank shall in its absolute discretion think necessary or desirable for the proper exercise of all and every of the aforementioned powers as fully and effectually as the Grantor or its board of directors could do if personally present; and

(g)                                  to cause this Power of Attorney to be registered or recognised with or by any official, authority or registry in any place.

The Grantor undertakes to ratify and confirm all things done and documents executed by the Bank in the exercise or purported exercise of the power of attorney hereby conferred.  In favour of any person other than the Grantor who is a party to a document signed or executed under this Power of Attorney or to whom any such document is delivered, it shall be conclusively presumed that the Bank had full power to sign that document and to do everything which it may have purported to sign or execute or do under this Power of Attorney.

The Bank shall have full power to delegate the power conferred on it by this Power of Attorney.  Such delegation by the Bank shall not preclude the subsequent exercise of such power by the

Bank itself or any subsequent delegation thereof by the Bank to any other person and the Bank who has delegated such power may revoke any such delegation at any time.

The Bank shall not, in respect of any matter referred to in this Power of Attorney (a “Pertinent Matter”) have, or be held to have assumed, any obligation to the Grantor except an obligation of honesty and those specific obligations (if any) which are expressly imposed on the Bank under this Power of Attorney.  The Bank shall not be liable in respect of any claim or loss made or brought against or incurred by the Grantor in respect of any Pertinent Manner and which results from any cause whatsoever (regardless of whether the cause occurred before, on or after the date of this Power of Attorney unless the claim or loss is shown to have been directly or mainly caused by the dishonesty or the wilful misconduct of the Bank); and the Grantor shall not bring in any country, any claim which is inconsistent with this paragraph.

The Power of Attorney hereby granted is, as regards the Bank and its delegates (and as the Grantor hereby acknowledges), granted irrevocably and for value provided by the Bank (the receipt of which the Grantor hereby acknowledges).

In this POWER OF ATTORNEY:

(i)                                     “Ship”  means the m.v. “CARIBE MAIDEN” registered under the laws of the Republic of Panama in the ownership of [•] [the Grantor], and registered under the laws and flag of the Philippines with the [name of Filipino ship registry] in the name of [•] [the Grantor], together with the engines, machinery, boats, tackle, outfit, spare gear, materials, parts, boilers and equipment, bunkers, fuels, consumable and other stores, belongings, fittings and appurtenances to the said ship or hereafter acquired and whether on board or ashore and all additions, improvements and replacements howsoever or whatsoever hereafter made in or to the Ship;

(ii)                                  “Charter”  means the bareboat charter dated [•] and made between [•] [the Grantor] and [•] [the Grantor] in respect of the Ship.

IN WITNESS whereof the Grantor has caused this Power of Attorney to be duly executed this [•] day of [•] in accordance with its constitutional documents and the laws of [jurisdiction of incorporation of Grantor].

EXECUTED on this [•] day of [•].

[Execution clause]

APPENDIX E

FORM OF INTERCREDITOR AGREEMENT

Date         January 2011

DYKER MARITIME CORP.

as Owner

- and -

COMMERZBANK AG

as Senior Mortgagee

- and -

CREDIT SUISSE AG

as Junior Mortgagee

INTERCREDITOR DEED

relating to m.v. “CARIBE MAIDEN”

Watson, Farley & Williams

London

INDEX

Clause		Page

1	DEFINITIONS AND INTERPRETATION	2

2	REPRESENTATIONS AND WARRANTIES	3

3	CONSENT	4

4	SUBORDINATION OF LIABILITIES	4

5	RANKING OF SECURITY	5

6	COVENANTS OF THE JUNIOR MORTGAGEE	5

7	ENFORCEMENT OF SECURITY	7

8	NOTICES	8

9	MISCELLANEOUS	10

10	LAW AND JURISDICTION	10

EXECUTION PAGE		12

APPENDIX A FORM OF GUARANTEE		13

APPENDIX B FORM OF JUNIOR MORTGAGE		14

APPENDIX C FORM OF JUNIOR MULTIPARTY DEED		15

THIS DEED is made on             January 2011

BETWEEN

(1)                                 DYKER MARITIME CORP., a corporation incorporated in The Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Owner”);

(2)                                 COMMERZBANK AG, acting through its branch at Ness 7-9, D-20457 Hamburg, Germany (the “Senior Mortgagee”, which expression includes its successors, transferees and assigns); and

(3)                                 CREDIT SUISSE AG (formerly Credit Suisse), of Paradeplatz 8, CH-8070 Zurich, Switzerland acting through its branch at St. Alban Graben 1-3, PO Box CH-4002, Basel, Switzerland (the “Junior Mortgagee”, which expression includes its successors and permitted transferees and assigns).

BACKGROUND

(A)                               By a loan agreement (the “Senior Loan Agreement”) dated 28 May 2008 and made between (i) the Owner as borrower and (ii) the Senior Mortgagee as lender, it was agreed amongst other things that the Senior Mortgagee would make available to the Owner a secured loan facility of up to US$12,500,000.

(B)                               Pursuant to the Senior Loan Agreement there have been executed by the Owner and, where applicable, registered in favour of the Senior Mortgagee as security for, among other things, the Owner’s obligations and liabilities to the Senior Mortgagee under the Senior Loan Agreement:

(i)                                     a first preferred Panamanian ship mortgage dated 2 June 2008 (the “Senior Mortgage”) on the vessel “CARIBE MAIDEN” registered in the name of the Owner under the laws and flag of Panama with Call Sign 3ENP3 (the “Ship”); and

(ii)                                  a multiparty deed (the “Senior Multiparty Deed”) dated 2 June 2008 supplemental to the Senior Mortgage whereby the Owner (amongst others) has assigned to the Senior Mortgagee, among other things, the earnings, the insurances and requisition compensation of the Ship.

(C)                               The Owner has undertaken or covenanted in the Senior Mortgage and Senior Multiparty Deed not, without the prior consent of the Senior Mortgagee, to create or suffer the creation of any Security Interest on or in respect of the whole or any part of the Senior Mortgaged Property in favour of any person other than the Senior Mortgagee (such covenant being contained in clause 2.6 of the Senior Mortgage and clause 11(a) of the Senior Multiparty Deed).

(D)                               By a loan agreement dated 7 December 2007 as supplemented (the “Junior Loan Agreement”) and made between (i) Claremont Shipping Corp. and Yorkshire Shipping Corp. as joint and several borrowers (the “Borrowers”) and (ii) the Junior Mortgagee as lender, it was agreed that the Junior Mortgagee would make available to the Borrowers a secured loan facility of US$40,000,000.

(E)                               Pursuant to the Junior Loan Agreement the Owner (subject to receiving the consent of the Senior Mortgagee thereto) has agreed to the execution and, where applicable, the registration by the Owner in favour of the Junior Mortgagee as security for the Borrower’s obligations to the Junior Mortgagee under the Junior Loan Agreement a guarantee of the liabilities of the Borrowers to the Junior Mortgagee under the Junior Loan Agreement and as security for those liabilities:

(i)                                     a second preferred Panamanian ship mortgage on the Ship; and

(ii)                                  a second priority multiparty deed containing, among other things, a second priority assignment of the earnings, the insurances and requisition compensation of the Ship.

(F)                                 The Senior Mortgagee has agreed to consent to the execution by the Owner of the guarantee referred to in Recital (E) and the execution and, where applicable, registration of the second priority statutory ship mortgage and the second priority multiparty deed referred to in Recital (E) upon the condition that the Owner and the Junior Mortgagee enter into this Deed.

IT IS AGREED as follows:

1                                         DEFINITIONS AND INTERPRETATION

1.1                               Additional definitions.  In addition to the words and expressions defined in the Recitals, in this Deed:

“consent”, “law” and “regulation” have the meanings given in the Senior Loan Agreement;

“Final Repayment Date”  means the date on which the Owner repays all amounts owing under or in connection with the Senior Finance Documents and ceases to have any future or contingent liability under or in connection with the Senior Finance Documents;

“Guarantee”  means the guarantee to be executed by the Owner in favour of the Junior Mortgagee in the form set out in Appendix A;

“Junior Finance Documents”  means the Junior Loan Agreement, the Guarantee and the Junior Mortgage Documents;

“Junior Multiparty Deed” means the second priority assignment to be executed by, amongst others, the Owner in favour of the Junior Mortgagee in the form set out in Appendix C;

“Junior Mortgage”  means the second preferred ship mortgage to be executed and registered by the Owner in favour of the Junior Mortgagee in the form set out in Appendix B;

“Junior Mortgage Documents”  means Junior Mortgage and the Junior Multiparty Deed;

“liquidation”  includes any procedure under the insolvency law of a country other than England, whether similar to an English liquidation, administration, receivership or voluntary arrangement or not;

“Senior Mortgaged Property” means all property including the Ship and her Earnings, Insurances and Requisition Compensation (each as defined in the Senior Loan Agreement) mortgaged or assigned by the Owner to the Senior Mortgagee pursuant to the Senior Mortgage Documents;

“Senior Finance Documents”  means the Senior Loan Agreement and the Senior Mortgage Documents;

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“Senior Mortgage Documents”  means the Senior Mortgage and the Senior Multiparty Deed;

“Senior Liabilities”  means all debts and liabilities whatsoever (whether present or future, actual or contingent) which the Owner now or at any later time has to the Senior Mortgagee under or in connection with the Senior Finance Documents; and

“Subordinated Liabilities”  mean all debts and liabilities whatsoever (whether present or future, actual or contingent) which the Owner now or at any later time has to the Junior Mortgagee under or in connection with the Guarantee and Junior Mortgage Documents.

1.2                               General Interpretation.  In this Deed:

(a)                                 Clause headings are inserted for convenience only and shall not affect the construction of this Deed and, unless otherwise specified, all references to clauses and appendices are to clauses of, and appendices to, this Deed;

(b)                                 unless the context otherwise requires, words denoting the singular number shall include the plural and vice versa;

(c)                                  references to persons include bodies corporate and unincorporate;

(d)                                 references to assets include property, rights and assets of every description;

(e)                                  references to any document are to be construed as references to such document as amended or supplemented from time to time; and

(f)                                   references to any enactment include re-enactments, amendments and extensions thereof.

2                                         REPRESENTATIONS AND WARRANTIES

2.1                               General.  Each of the parties to this Deed (each a “Warrantor”) hereby represents and warrants as regards itself to each of the other parties to this Deed as follows.

2.2                               Status. It is duly incorporated and validly existing and (if applicable) in good standing under the laws of The Marshall Islands in the case of the Owner, Switzerland in the case of the Junior Mortgagee and Germany in the case of the Senior Mortgagee.

2.3                               Corporate power. It has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it, to execute and to comply with this Deed.

2.4                               Consents in force.  All the consents referred to in Clause 2.3 remain in force and nothing has occurred which makes any of them liable to revocation.

2.5                               Legal validity. This Deed constitutes legal, valid and binding obligations enforceable against it in accordance with its terms.

2.6                              No conflicts.  The execution by it of this Deed and its compliance with this Deed will not involve or lead to a contravention of:

(a)                                 any law or regulation; or

(b)                                 its constitutional documents; or

(c)                                  any contractual or other obligation or restriction which is binding on it or any of its assets.

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3                                         CONSENT

3.1                               Senior Mortgagee’s consent.  Subject to the representations and warranties in Clause 2 being in all respects correct, and in consideration of the Owner and the Junior Mortgagee executing this Deed, the Senior Mortgagee consents to the execution and, where applicable registration by the Owner in favour of the Junior Mortgagee, of the Guarantee and the Junior Mortgage Documents.

4                                         SUBORDINATION OF LIABILITIES

4.1                               Subordination.  Each of the Owner and the Junior Mortgagee covenants, as separate covenants, with the Senior Mortgagee and, separately, the Owner and the Junior Mortgagee covenant with each other, that, until and including the Final Repayment Date, the payment and performance of the Subordinated Liabilities shall be fully subordinated to the Senior Liabilities as set out below.

4.2                               Restrictions on repayment of Subordinated Liabilities.  Save as provided below, the Subordinated Liabilities shall not be due, nor capable in any circumstances of becoming due, until after the Final Repayment Date.

4.3                               Further restrictions on recovery of Subordinated Liabilities.  Save as provided below, until and including the Final Repayment Date:

(a)                                 the Owner shall not make any payment, or transfer any asset, to the Junior Mortgagee, or to any other person at the Junior Mortgagee’s request, in respect of the Subordinated Liabilities;

(b)                                 the Owner shall not enter into any transaction with the Junior Mortgagee, or with any other person at the Junior Mortgagee’s request, in consideration of the Junior Mortgagee agreeing not to sue for the Subordinated Liabilities or enforce the Junior Mortgage Documents or on the understanding that the Junior Mortgagee will refrain from so suing or enforcing;

(c)                                  the Junior Mortgagee shall not demand or take any step to recover (by proceedings or otherwise) any payment in respect of the Subordinated Liabilities from the Owner or the Senior Mortgaged Property; and

(d)                                 the Junior Mortgagee shall not claim or prove in any administration or liquidation of the Owner in respect of the Subordinated Liabilities;

without the prior written consent of the Senior Mortgagee.

4.4                               Permitted demands under the Guarantee.  Notwithstanding Clauses 4.1, 4.2 and 4.3 and subject to the subordination of the Junior Mortgage Documents, the Junior Mortgagee may make a demand under the Guarantee in respect of interest, principal and fees (and all amounts due and payable by way of indemnity under clauses 12 and 20 of the Junior Loan Agreement) if there is an Event of Default under the terms of the Junior Finance Documents..

4.5                               Retentions on trust and turnover.  The Junior Mortgagee shall hold on trust, or ensure that any third party recipient holds on trust, for the Senior Mortgagee any payment or other asset received or recovered by the Junior Mortgagee or a third party in contravention of Clauses 4.3 and 4.4; and, for this purpose, where any set-off or similar right has been exercised in contravention of that Clause, the amount by which the Junior Mortgagee’s liabilities have been reduced shall be deemed to be a payment received in contravention of that Clause.

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5                                         RANKING OF SECURITY

5.1                               Ranking of security.  Each of the Owner and the Junior Mortgagee covenants, as separate covenants, with the Senior Mortgagee and, separately, the Owner and the Junior Mortgagee covenant with each other that, until and including the Final Repayment Date, all security created by or in connection with the Senior Mortgage Documents shall in all respects rank prior to all security created by or in connection with the Junior Mortgage Documents.  The Owner further covenants that it shall procure that each of the other parties to the Junior Multiparty Deed other than the Junior Mortgagee shall covenant that the Senior Mortgage Documents shall in all respects rank prior to all security created by or in connection with the Junior Mortgage Documents.

6                                         COVENANTS OF THE JUNIOR MORTGAGEE

6.1                               General.  The Junior Mortgagee covenants with the Senior Mortgagee as follows.

6.2                               No enforcement of Junior Mortgage Documents.  Until and including the Final Repayment Date, the Junior Mortgagee will not, without the prior written consent of the Senior Mortgagee, take any step to exercise or enforce any right or remedy:

(a)                                 which the Junior Mortgagee now or at any later time has under or in connection with the Junior Mortgage Documents; or

(b)                                 which the Junior Mortgagee now or at any later time has under any applicable law against the Owner and/or the Senior Mortgaged Property.

6.3                               Enforcement of Junior Mortgage Documents at request of Senior Mortgagee.  The Junior Mortgagee will, if requested by the Senior Mortgagee before the Final Repayment Date, promptly take any steps or other action such as is described in Clause 6.12.

6.4                               Validity of Senior Mortgage Documents not to be contested.  The Junior Mortgagee will not, in any proceedings or otherwise, claim:

(a)                                 that any Senior Mortgage Document is invalid, should be set aside or adjusted or lacks the priority which it was intended to have; or

(b)                                 that any payment made, or transaction entered into, under or in connection with any Senior Mortgage Document was invalid or should be set aside or adjusted.

6.5                               Restrictions on arrangements adversely affecting Senior Mortgage Documents.  The Junior Mortgagee will not, until and including that Final Repayment Date, enter into any arrangement with the Owner or do any other thing which would or could lead to the priority or effectiveness of the Senior Mortgage Documents being adversely affected or any other adverse consequence for the Senior Mortgagee.

6.6                               Restrictions on transfer of rights and obligations of Junior Mortgagee.  Until and including the Final Repayment Date, the Junior Mortgagee shall not transfer any of its rights or obligations under the Guarantee and the Junior Mortgage Documents unless:

(a)                                the Senior Mortgagee has first given its written consent to the transfer; and

(b)                                 the transferee has undertaken in terms acceptable to the Senior Mortgagee to comply with the obligations of the Junior Mortgagee under this Deed and in all other respects to be bound by this Deed.

6.7                               Restrictions on transfer of rights and obligations of Senior Mortgagee.  The Senior Mortgagee shall not transfer any of its rights or obligations under the Senior Finance Documents and/or this Deed unless:

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(a)                                 the Junior Mortgagee has first given its written consent to the transfer; and

(b)                                 the transferee has undertaken in terms acceptable to the Junior Mortgagee to comply with the obligations of the Senior Mortgagee under this Deed and in all other respects to be bound by this Deed.

6.8                               Meaning of “transfer”.  In Clauses 6.6 and 6.7, “transfer” includes novation and any other act or transaction as a result of which rights and/or obligations pass from one person to another.

6.9                               No restrictions on amendments to Senior Finance Documents.  The Senior Mortgagee may, without requiring any consent from the Junior Mortgagee, effect any form of variation and/or supplement to the Senior Finance Documents; and all such variations and supplements shall be deemed, for all purposes of this Deed, to be an integral part of the Senior Finance Documents and shall, in all respects, rank prior to the Junior Mortgage Documents Provided that the Senior Mortgagee may not, without the prior written consent of the Junior Mortgagee, effect any form of amendment, variation and/or supplement to the Senior Finance Documents which creates or extends a security interest and/or which increases the amount of and/or alters the currency of, or payment dates for, the Senior Liabilities.

6.10                        Maintenance of priorities.  The Junior Mortgagee will, at its own cost, enter into such documents with the Senior Mortgagee and the Owner (or either of them) as the Senior Mortgagee may specify as necessary or desirable:

(a)                                 to give effect to, confirm or maintain the subordination and priorities provided for by this Deed or the priority of any variation and/or supplement to the Senior Finance Documents; or

(b)                                 to enable or facilitate the exercise of any right or remedy which the Senior Mortgagee has under or in connection with the Senior Finance Documents and/or this Deed.

6.11                        Requirement to act in accordance with Senior Mortgagee’s directions.  The Junior Mortgagee will promptly vote or otherwise act in relation to:

(a)                                 any actual or proposed arrangement with creditors or other reorganisation of or involving the Owner;

(b)                                 any actual or proposed administration of the Owner;

(c)                                  any actual or proposed administrative receivership of the Owner; and

(d)                                 any actual or proposed liquidation (in England or elsewhere) of the Owner;

as the Senior Mortgagee may direct;  and without limiting its generality, this Clause 6.11 applies to any petition or application to any court or any opposition to such a petition or application.

6.12                        Effect of consents and approvals of Senior Mortgagee.  Where any act requires the consent or approval of the Senior Mortgagee under the Senior Finance Documents and the same act requires the consent or approval of the Junior Mortgagee under the Guarantee and Junior Mortgage Documents, then the consent or approval of the Senior Mortgagee given under the Senior Mortgagee Documents shall be deemed also to constitute the consent or approval of the Junior Mortgagee under the Guarantee and Junior Mortgage Documents; and, for this purpose, “act” includes transaction.

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7                                         ENFORCEMENT OF SECURITY

7.1                               General.  Each of the Owner and the Junior Mortgagee covenants, as separate covenants, with the Senior Mortgagee and, separately, the Owner and the Junior Mortgagee covenant with each other that the following provisions of this Clause shall apply if, before the Final Repayment Date, the Senior Mortgagee notifies the Junior Mortgagee:

(a)                                 that the Senior Mortgagee wishes to sell the Ship in the exercise of any of its rights under or in connection with the Senior Mortgage Documents, whether as mortgagee, as the attorney of the Owner or otherwise; or

(b)                                 that the Senior Mortgagee or the Owner (with the prior written consent of the Senior Mortgagee) wishes to sell the Ship by private treaty free of the Senior Mortgage Documents and the Junior Mortgage Documents.

7.2                               Junior Mortgagee’s option.  Upon the Senior Mortgagee’s serving a notice under Clause 7.1, the Junior Mortgagee shall have the option, exercisable by serving a written notice to the Senior Mortgagee within 10 business days after the date of the service of the Senior Mortgagee’s notice, to purchase the Senior Mortgagee’s rights under the Senior Mortgage Documents;  and any such exercise notice served by the Junior Mortgagee shall be irrevocable and place the Junior Mortgagee under an absolute obligation (regardless of any later event or change in circumstances) to make the payment referred to in Clause 7.3.

7.3                               Buy-out price.  On such date as the Senior Mortgagee may notify to the Junior Mortgagee, falling not less than 10 business days after the date on which the Junior Mortgagee served its exercise notice, the Junior Mortgagee shall pay to the Senior Mortgagee an amount equal to the aggregate of:

(a)                                 the amount of Senior Liabilities (including, without limitation, funding break costs payable by the Owner under the Senior Loan Agreement); and

(b)                                 the amount of all legal and other expenses incurred by the Senior Mortgagee in connection with the exercise of the Junior Mortgagee’s option under this Clause 7;

in each case, as certified by the Senior Mortgagee, against delivery to the Junior Mortgagee of an assignment by the Senior Mortgagee, on an entirely non-recourse basis and without any express or implied covenant, warranty or representation, of such rights as the Senior Mortgagee then has under the Senior Mortgage Documents.

7.4                               Terms of Senior Mortgagee’s assignment.  The assignment shall be in terms which the Senior Mortgagee reasonably considers appropriate;  and the Junior Mortgagee’s payment shall be made in immediately available funds and without any deduction, withholding or condition of any kind.

7.5                               Non-exercise of Junior Mortgagee’s option.  If the Junior Mortgagee notifies the Senior Mortgagee that it will not exercise its option under Clause 7.2 or that option lapses at the end of the 10 business day period mentioned in that Clause, the Junior Mortgagee shall co-operate with the Senior Mortgagee and the Owner in doing all things and executing all documents which the Senior Mortgagee may consider necessary or desirable to enable or facilitate the sale of the Ship or any related transaction;  without limiting the generality of the foregoing, the Junior Mortgagee shall, forthwith upon the Senior Mortgagee’s request, and at the cost of the Junior Mortgagee, execute any discharges, releases and/or re-assignments as the Senior Mortgagee may specify.

This Clause 7.5 applies irrespective of whether the proceeds of the sale will be sufficient to discharge the Subordinated Liabilities after discharging the Senior Liabilities and any other claims ranking prior to the Subordinated Liabilities and/or the Junior Mortgage Documents.

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7.6                               Application of proceeds.  If the Junior Mortgagee notifies the Senior Mortgagee that it will not exercise its option under Clause 7.2 or that option lapses at the end of the 10 business day period mentioned in that Clause, the proceeds of any sale of the Ship by private treaty by the Senior Mortgagee or by the Owner (with the prior written consent of the Senior Mortgagee) shall be applied as follows:

(a)                                 FIRST:  in satisfaction of all costs and expenses whatsoever incurred by the Senior Mortgagee with a view to or in connection with the sale and in satisfaction of all such costs and expenses incurred by the Owner with a view to or in connection with the sale which shall have been approved in writing by the Senior Mortgagee;

(b)                                 SECONDLY:  in or towards satisfaction of all actual claims against the Ship of which the Senior Mortgagee had notice on or prior to the completion of the sale and which the Senior Mortgagee is advised would, as a matter of English law or, if different, the law of the country where the Ship is located at the time of the sale, take effect as in rem claims against the Ship ranking in priority ahead of the Senior Mortgage;

(c)                                  THIRDLY:  in or towards satisfaction of all moneys owing under the Senior Mortgage Documents;

(d)                                 FOURTHLY:  in or towards satisfaction of all actual claims against the Ship of which the Senior Mortgagee had notice on or prior to the completion of the sale and which the Senior Mortgagee is advised would, as a matter of English law or, if different, the law of the country where the Ship is located at the time of the sale, take effect as in rem claims against the Ship ranking in priority ahead of the Junior Mortgage;

(e)                                  FIFTHLY:  in payment to the Junior Mortgagee for application by the Junior Mortgagee in or towards satisfaction of all moneys owing under the Guarantee and the Junior Mortgage Documents;

(f)                                   SIXTHLY:  the surplus (if any) shall be paid to the Owner or to any other person appearing to be entitled to it.

8                                         NOTICES

8.1                               General.  Unless otherwise specifically provided, any notice under or in connection with this Deed shall be given by letter or fax; and references in this Deed to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

8.2                               Addresses for communications.  A notice shall be sent:

(a)	to the Owner:	Suite 306, Commerce Building
One Chancery Lane
Hamilton HM12
Bermuda

Mailing Address:
P.O. Box HM 2522
Hamilton HMGX
Bermuda

Attn: William J. Carr
Fax No: +1 441 295 4957

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With a copy to:
TBS Shipping Services Inc.
612 East Grassy Sprain Road
Yonkers, NY 10710
USA

Attn: Ferdinand V. Lepere
Fax No: +1 914 961 5131

and:

TBS International Public Limited Company
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Ireland

(b)	to the Senior Mortgagee:	Commerzbank AG
Global Shipping
Ness 7-9
20457 Hamburg
Germany

Attn: Martin Hugger / Kristin Roelver
Fax No: +49 4036 83 4068

(c)	to the Junior Mortgagee:	Credit Suisse
St. Alban-Graben 1-3
P.O. Box CH-4002
Basel
Switzerland

Attn: Meike Rubin / Carla Vogel-Sforzini
Fax No: +41 61 266 7939

or to such other address as the relevant party may notify the other.

8.3                               Effective date of notices.  Subject to Clauses 8.4 and 8.5:

(a)                                 a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered;

(b)                                 a notice which is sent by fax shall be deemed to be served, and shall take effect, 2 hours after its transmission is completed.

8.4                               Service outside business hours.  However, if under Clause 8.3 a notice would be deemed to be served:

(a)                                 on a day which is not a business day in the place of receipt; or

(b)                                 on such a business day, but after 5 p.m. local time;

the notice shall (subject to Clause 8.5) be deemed to be served, and shall take effect, at 9 a.m. on the next day which is such a business day.

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8.5                               Illegible notices.  Clauses 8.3 and 8.4 do not apply if the recipient of a notice notifies the sender within one hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

8.6                               Valid notices.  A notice under or in connection with this Deed shall not be invalid by reason that its contents or the manner of serving it does not comply with the requirements of this Deed if the failure to serve it in accordance with the requirements of this Deed has not caused any party to suffer any significant loss or prejudice.

8.7                               English language.  Any notice under or in connection with this Deed shall be in English.

8.8                               Meaning of “notice”.  In this Clause “notice” includes any demand, consent, authorisation, approval, instruction, waiver or other communication.

9                                         MISCELLANEOUS

9.1                               Consents of Senior Mortgagee etc.  Any consent or approval given by the Senior Mortgagee under this Deed may be given subject to such conditions or requirements as it considers fit; any right or power which this Deed confers on the Senior Mortgagee may be exercised whenever the Senior Mortgagee considers appropriate;  and a certificate or determination of the Senior Mortgagee as to any matter provided for in this Deed shall, in the absence of manifest error, be conclusive and binding on the Owner and the Junior Mortgagee.

9.2                               Rights cumulative, non-exclusive.  The rights and powers of the Senior Mortgagee under this Deed are cumulative;  and nothing in this Deed shall have the effect of excluding or limiting any right or remedy which the Senior Mortgagee would, apart from this Deed, have under any applicable English or other law.

9.3                               Severability.  If any provision of this Deed is invalid, that shall not affect the validity of any other provision; and, if this Deed, or any of its provisions, is invalid as regards the Owner, any liquidator or administrator of the Owner or the Senior Mortgaged Property, the Junior Mortgagee shall nevertheless remain in all respects bound by this Deed.

9.4                               Counterparty.  This Deed may be executed in several counterparts, each of which shall be an original, but which together shall constitute but one and the same document.

9.5                               Third party rights.  A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

10                                  LAW AND JURISDICTION

10.1                        English law.  This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

10.2                       Exclusive English jurisdiction.  Subject to Clause 10.3, the courts of England shall have exclusive jurisdiction to settle any Dispute.

10.3                        Choice of forum for the exclusive benefit of the Senior Mortgagee.  Clause 10.2 is for the exclusive benefit of the Senior Mortgagee, which reserves the right:

(a)                                 to commence proceedings in relation to any Dispute in the courts of any country other than England and which have or claim jurisdiction to that Dispute; and

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(b)                                 to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

Neither the Owner nor the Junior Mortgagee shall commence any proceedings in any country other than England in relation to a Dispute.

10.4                        Process agent for Owner. The Owner irrevocably appoints Globe Maritime Limited at its registered office for the time being, presently at 8 The Shrubberies, George Lane, South Woodford, London E18 1BD, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with a Dispute.

10.5                        Process agent for Junior Mortgagee.  The Junior Mortgagee irrevocably appoints [WFW Legal Services Ltd] at its registered office for the time being, presently at [15 Appold Street, London EC2A 2HB], to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with a Dispute.

10.6                        Senior Morgagee’s rights unaffected.  Nothing in this Clause 10 shall exclude or limit any right which the Senior Mortgagee may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

10.7                        Meaning of “proceedings”.  In this Clause 10, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure and a “Dispute” means any dispute arising out of or in connection with this Deed (including a dispute relating to the existence, validity or termination of this Deed) or any non-contractual obligation arising out of or in connection with this Deed.

THIS DEED has been duly executed as a deed on the date stated at the beginning of this Deed.

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EXECUTION PAGE

OWNER

EXECUTED AS A DEED	)
by	)
for and on behalf of	)
DYKER MARITIME CORP.	)
in the presence of:	)

SENIOR MORTGAGEE

EXECUTED AS A DEED	)
by	)
for and on behalf of	)
COMMERZBANK AG	)
in the presence of:	)

JUNIOR MORTGAGEE

EXECUTED AS A DEED	)
by	)
for and on behalf of	)
CREDIT SUISSE AG	)
in the presence of:	)

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SUPPLEMENTAL LETTER TO THE SUPPLEMENTAL AGREEMENT AND LOAN AGREEMENT

To:	Credit Suisse AG

St. Alban-Graben 1-3

P O Box CH-4002

Basel

Switzerland

Attn: Carla Vogel-Sforzini / Meike Rubin

(as Lender and Swap Bank)

28 January 2011

Dear Sirs

Supplemental agreement dated 27 January 2011 (the “Supplemental Agreement”) made between (i) Claremont Shipping Corp. and Yorkshire Shipping Corp. as joint and several Borrowers, (ii) TBS International Limited as Guarantor, (iii) TBS International Public Limited Company as New Guarantor and (iv) Credit Suisse AG as Lender and Swap Bank relating to a term loan facility of US$40,000,000 made pursuant to a loan agreement dated 7 December 2007 (the “Loan Agreement”) and made between the Borrowers and the Lender

We refer to the Supplemental Agreement and the Loan Agreement.  Words and expressions defined therein shall have the same meaning when used herein except as expressly provided in this side letter.

We hereby agree that, notwithstanding the provisions of Clause 8.1(a) and paragraph 6 (c)(vii) of Schedule 2 of the Supplemental Agreement, the definition of “Consolidated Interest Charges” in Schedule 3 (Financial Covenants) of the Loan Agreement shall be amended with effect from the Effective Date in the manner set out in the Appendix to this letter.

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TBS International Limited, TBS International Public Limited Company and Dyker Maritime Corp., by signature of this letter, confirm their approval to the amendment to the Supplemental Agreement and the Loan Agreement set out herein and each confirms that the Guarantee, the New Guarantee or the Collateral Guarantee (as relevant) shall remain in full force and effect.

The provisions of clause 30 (Law and Jurisdiction) of the Loan Agreement shall apply to this Letter.  All remaining provisions of the Supplemental Agreement, the Loan Agreement and the Finance Documents shall remain in full force and effect.

Yours faithfully

/s/ Keith Krut		/s/ Keith Krut

duly authorised for		duly authorised for

Claremont Shipping Corp.		Yorkshire Shipping Corp.

By:	Keith Krut	By:	Keith Krut

Attorney-in-Fact		Attorney-in-Fact

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Accepted and agreed this 28th day of January 2011 by:

/s/ Patrick Smith
Attorney-in-Fact
duly authorised for
CREDIT SUISSE AG
(as Lender and Swap Bank)

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above letter and agree in all respects to the same and confirm that the Guarantee to which we are a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Loan Agreement.

/s/ Keith Krut
TBS INTERNATIONAL LIMITED
(as Guarantor)
By:	Keith Krut
Attorney-in-Fact

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above letter and agree in all respects to the same and confirm that the New Guarantee to which we are a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Loan Agreement.

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/s/ Keith Krut
TBS INTERNATIONAL
PUBLIC LIMITED COMPANY
(as New Guarantor)
By:	Keith Krut
Attorney-in-Fact

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above letter and agree in all respects to the same and confirm that the Collateral Guarantee to which we are a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Loan Agreement.

/s/ Keith Krut
DYKER MARITIME CORP.
(as Collateral Guarantor)
By:	Keith Krut
Attorney-in-Fact

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APPENDIX

AMENDMENTS TO THE LOAN AGREEMENT

1.     The definition of “Consolidated Interest Charges” shall be amended to read:

““Consolidated Interest Charges” means, for any Measurement Period, the sum of:

(a)   all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalised interest but excluding capitalised interest on Permitted New Vessel Construction Indebtedness) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP;

(b)   all interest paid or payable with respect to discontinued operations; and

(c)   the portion of rent expense under Capitalised Leases that is treated as interest in accordance with GAAP, in each case, of or by Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period;

provided that, to the extent characterized as interest on the income statements of Holdings and its Subsidiaries for such Measurement Period pursuant to FASB Interpretation No. 133 — Accounting for Derivative Instruments and Hedging Activities (June 1998), noncash adjustments in connection with any interest rate Swap Contract entered into by Holdings or any of its Subsidiaries, shall be excluded, and provided further that, for the purposes of calculating Consolidated Interest Charges pursuant to part (b) of the definition of the Consolidated Interest Charges Coverage Ratio, noncash charges associated with the write-off of deferred financing fees and expenses, incurred in connection with the transactions contemplated by the Global Restructuring Term Sheet, in an aggregate amount not to exceed $6,500,000 shall be excluded from the calculation of Consolidated Interest Charges, and notwithstanding the foregoing, to the extent that fees associated with the Global Restructuring Term Sheet are treated under GAAP as “Loss on Extinguishment of Debt”, such fees will be characterised and treated for covenant calculation purposes hereunder as if they were amortised through to 30 June 2014.”

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APPENDIX F

SCHEDULE OF CAPITAL EXPENDITURE

TBS INTERNATIONAL, PLC

Drydock and Capex Schedule - FY 2011 - 2014

(in $ thousands)

FY 2011					FY 2012					FY 2013					FY 2014
Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total

Drydock	$3,757	$4,960	$4,527	$6,674	$19,918	$4,925	$4,225	$4,225	$3,525	$16,900	$4,200	$4,925	$4,225	$3,525	$16,875	$3,700	$5,100	$3,000	$5,100	$16,900
Improvements and New Equipment	3,131	3,131	3,131	3,131	12,522	4,225	4,225	4,225	4,225	16,900	5,550	5,550	5,550	5,550	22,200	5,550	5,550	5,550	5,550	22,200
Vessel Acquisition	8,484	8,298	7,966	—	24,749	—	—	—	—	—	—	—	—	—	—	13,500	—	—	—	13,500

	$15,372	$16,389	$15,624	$9,804	$57,189	$9,150	$8,450	$8,450	$7,750	$33,800	$9,750	$10,475	$9,775	$9,075	$39,075	$22,750	$10,650	$8,550	$10,650	$52,600

Roymar - 2011 Drydock Cost Report - Updated as of

Updated on 12/21/2010

										Dock Yard Cost
					Actual/Budget/Current Estimate					Steel Budget			Dock Yard Cost	Dock Yard	All Other		Original Budget
NO	Vessel Name	Fleet	Staff Acct	Drop Dead Drydock Date	Start Date	End Date	Days	Upcoming DD	Amort mos	Quantity (kg)	$/kg	Cost	Excluding Steel	Cost Summary	Cost Summary	Savings	Cost Summary

1	ARAPAHO BELLE	C	TW	1/16/2011	1/8/2011	1/28/2011	20	11/15/12	22	10,000	1.85	18,500	329,000	347,500	415,100	(69,416)	693,184
2	LA JOLLA BELLE	D	EL	3/10/2011	1/8/2011	2/12/2011	35	10/1/12	20	200,000	2.00	400,000	627,000	1,027,000	443,000	(115,581)	1,354,419
3	WICHITA BELLE	B	MCW	3/26/2011	3/15/2011	4/9/2011	25	1/11/14	33	50,000	2.00	100,000	427,500	527,500	493,000	(80,239)	940,261
4	ONEIDA PRINCESS	B	MPB	3/26/2011	3/23/2011	4/13/2011	21	1/30/13	22	30,000	2.00	60,000	351,500	411,500	423,000	(65,614)	768,886

First Quarter - Sub Total							101		96	290,000	1.99	578,500	1,735,000	2,313,500	1,774,100	(330,849)	3,756,751

5	ALABAMA BELLE	B	JC	6/26/2011	4/1/2011	5/1/2011	30	3/24/14	35	125,000	2.00	250,000	484,500	734,500	460,000	(93,920)	1,100,580
6	MOHAWK PRINCESS	A	CAO	3/30/2011	3/15/2011	4/19/2011	35	3/26/14	35	350,000	2.00	700,000	560,000	1,260,000	430,000	(132,879)	1,557,121
7	TAMOYO MAIDEN	C	TW	8/4/2011	5/10/2011	6/4/2011	25	10/21/14	41	50,000	2.00	100,000	608,000	708,000	400,000	(87,118)	1,020,882
8	AZTEC MAIDEN	D	MPB	1/5/2011	6/15/2011	7/20/2011	35	10/5/13	27	175,000	2.00	350,000	608,000	958,000	433,000	(109,370)	1,281,630

Second Quarter - Sub Total							125		137	700,000	2.00	1,400,000	2,260,500	3,660,500	1,723,000	(423,287)	4,960,213

9	INCA MAIDEN	C	MPB	8/10/2011	8/10/2011	9/4/2011	25	4/24/14	32	50,000	2.00	100,000	608,500	708,500	400,000	(87,158)	1,021,342
10	ZUNI PRINCESS	A	DG	10/27/2011	7/27/2011	8/21/2011	25	10/27/13	26	150,000	2.00	300,000	515,000	815,000	450,000	(99,463)	1,165,537
11	OTTAWA PRINCESS	C	EL	2/20/2011	8/2/2011	9/6/2011	35	8/20/13	23	200,000	2.00	400,000	631,750	1,031,750	400,000	(112,574)	1,319,176
12	CARIBE MAIDEN	B	MCW	11/11/2011	8/11/2011	9/10/2011	30	9/11/13	24	80,000	2.00	160,000	484,500	644,500	464,000	(87,158)	1,021,342

Third Quarter - Sub Total							115		105	480,000	2.00	960,000	2,239,750	3,199,750	1,714,000	(386,352)	4,527,398

13	HOPI PRINCESS	D	MCW	10/15/2011	10/15/2011	11/4/2011	20	7/15/13	20	125,000	2.00	250,000	636,500	886,500	435,000	(103,905)	1,217,595
14	MAORI MAIDEN	D	CAO	1/24/2012	10/24/2011	11/18/2011	25	4/24/14	29	50000	2.00	100,000	631,750	731,750	425,000	(90,951)	1,065,799
15	MANHATTAN PRINCESS	B	MCW	12/30/2011	10/1/2011	11/6/2011	36	10/1/14	35	225,000	2.00	450,000	498,750	948,750	463,000	(111,001)	1,300,749
16	NANTICOKE BELLE	B	JC	2/11/2012	11/1/2011	11/28/2011	27	1/20/14	26	50,000	2.00	100,000	427,500	527,500	478,000	(79,059)	926,441
17	SEMINOLE PRINCESS	A	DG	1/30/2012	10/30/2011	11/19/2011	20	11/19/14	36	20,000	2.00	40,000	580,000	620,000	450,000	(84,131)	985,869
18	TAYRONA PRINCESS	D	TW	3/25/2012	11/25/2011	12/25/2011	30	3/1/14	26	130,000	2.00	260,000	612,750	872,750	405,000	(100,465)	1,177,285

Fourth Quarter - Sub Total							158		172	600,000	2.00	1,200,000	3,387,250	4,587,250	2,656,000	(569,513)	6,673,737

Grand Total							499		511	2,070,000	2.00	4,138,500	9,622,500	13,761,000	7,867,100	(1,710,000)	19,918,100

Fleet A = Ajoy, Fleet B = Tarun, Fleet C = PK and Fleet D = Calvern

APPENDIX G

SCHEDULE OF INVESTMENT IN LOGSTAR JV AND JAMAICAN JV

TBS International PLC

January 2011 Restructuring

Permitted Investments

1.                                 Log- Star Brazil $3.5 Million

•                  Funds to be used for outstanding Accounts payable MACAU repairs, funding January Operating Loss.

•                  Funds will be incremented by $1.5 million from our partner (70% TBS 30% Log-In).

•                  To be disbursed as necessary in $1 million increments during February 2011.

•                  Funds from TBS and our partner will initially be classified as a loan but may subsequently be re-characterized as equity.

2.                                 Jamaica Mine Joint Venture $3.0 million for 50% ownership in the mine

•                  Funds to be used for various repairs to sheds, conveyor belts and crushing plant upgrades.

•                  Disbursements to the Joint Venture to be made at the rate of $1 million per year in 2011, 2012 and 2013.

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